Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EF JOHNSON TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1440 Corporate Drive
Irving, Texas 75038

July 6, 2010

Dear Stockholder:

        The board of directors of EF Johnson Technologies, Inc., a Delaware corporation, has unanimously approved a merger agreement providing for the acquisition of EF Johnson Technologies, Inc. by FP-EF Holding Corporation, a Delaware corporation and affiliate of Francisco Partners II, L.P., a Delaware limited partnership, as amended. If the merger contemplated by the merger agreement is completed, you will be entitled to receive $1.50 in cash, without interest and less any applicable withholding tax, for each share of EF Johnson Technologies, Inc. common stock owned by you immediately prior to completion of the merger (unless you have properly and validly perfected your statutory rights of appraisal with respect to the merger).

        At a special meeting of our stockholders, you will be asked to consider and vote on a proposal to adopt the merger agreement. After careful consideration, the board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is advisable and in the best interests of and fair to EF Johnson Technologies, Inc. and its stockholders. The board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

        The special meeting will be held on August 11, 2010 at 10:00 a.m. local time, at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039. Notice of the special meeting and the related proxy statement are enclosed. You should read the enclosed documents carefully (and any amendments or supplements thereto).

        The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement and the amendment thereto are attached as Annex A and B, respectively, to the proxy statement. We encourage you to read the entire proxy statement and the merger agreement carefully. You may also obtain more information about EF Johnson Technologies, Inc. from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important regardless of the number of shares you own.    We cannot complete the merger unless the holders of a majority of outstanding shares of common stock that are entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. The failure of any stockholder to vote on the proposal to adopt the merger agreement will have the same effect as a vote against the proposal to adopt the merger agreement.

        Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the attached proxy in the accompanying reply envelope, or submit your proxy by telephone or the Internet.    If you have Internet access, we encourage you to record your vote via the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

        Thank you in advance for your cooperation and continued support.

Sincerely,
Michael E. Jalbert Chairman of the Board

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The proxy statement is dated July 6, 2010, and is first being mailed to stockholders on or about July 8, 2010.

EF Johnson Technologies, Inc.
1440 Corporate Drive
Irving, Texas 75038

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 11, 2010

To the Stockholders of EF Johnson Technologies, Inc.:

        A special meeting of stockholders of EF Johnson Technologies, Inc., a Delaware corporation ("EFJ" or the "Company"), will be held on August 11, 2010 at 10:00 a.m. local time, at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039, for the following purposes:

        1.    Adoption of the Merger Agreement.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the "Original Merger Agreement"), dated as of May 15, 2010, by and among FP-EF Holding Corporation ("Parent"), a Delaware corporation and affiliate of Francisco Partners II, L.P. ("Francisco Partners"), FP-EF Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, as amended by that Amendment to Agreement and Plan of Merger, dated June 19, 2010 (the "Amendment" and together with the Original Merger Agreement, the "Merger Agreement"). A copy of the Original Merger Agreement and the Amendment are attached as Annex A and B, respectively, to the proxy statement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger") and each issued and outstanding share of the Company's common stock, par value $0.01 per share (the "Common Stock") (other than shares owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly-owned subsidiary of Parent or Merger Sub, in each case immediately prior to the effective time of the Merger, and shares held by stockholders, if any, who have properly and validly perfected their statutory rights of appraisal with respect to the Merger), will be converted into the right to receive $1.50 in cash, without interest and less any applicable withholding tax; and

        2.    Adjournment of the Special Meeting.     To approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Only stockholders of record of Common Stock as of the close of business on July 1, 2010 are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

        Your vote is very important, regardless of the number of shares of Common Stock you own. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date of the special meeting. Even if you plan to attend the special meeting in person, we request that you mark, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote "FOR" the adoption of the Merger Agreement.

        If you fail to vote by proxy or in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote against the adoption of the Merger Agreement. If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the special meeting. If your shares are held by a bank or broker, please bring your statement evidencing your beneficial ownership of Common Stock and photo identification to the special meeting.

        Stockholders of EFJ who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if the Merger is completed, but only if they properly and validly perfect statutory rights of appraisal before the vote is taken on the Merger Agreement and comply with all requirements of Delaware law, which are summarized in the attached proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE VIA THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,

Elaine Flud Rodriguez Secretary

Irving, Texas
July 6, 2010

Page
Conditions of the Merger	74
Termination	76
Termination Fees and Expenses	77
Limited Guarantee	77
Effect of Termination	78
Amendment	78
Extension; Waiver	78
MARKET PRICE OF COMMON STOCK	79
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	80
DISSENTERS' RIGHTS OF APPRAISAL	82
SUBMISSION OF STOCKHOLDER PROPOSALS	85
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	85
WHERE YOU CAN FIND MORE INFORMATION	85
Annex A Agreement and Plan of Merger, dated May 15, 2010, by and among FP-EF Holding Corporation, FP-EF Corporation and EF Johnson Technologies, Inc.	A
Annex B Amendment to Agreement and Plan of Merger, dated June 19, 2010, by and among FP-EF Holding Corporation, FP-EF Corporation and EF Johnson Technologies, Inc.	B-1
Annex C Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.	C-1
Annex D Section 262 of the Delaware General Corporation Law	D-1

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting of
Stockholders to be held on August 11, 2010. The proxy statement is available at
www.efjohnsontechnologies.com/investor.

PROXY STATEMENT

        References to "EFJ," the "Company," "we," "our" or "us" in this proxy statement refer to EF Johnson Technologies, Inc. and its subsidiaries unless otherwise indicated by context.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information" beginning on page 85.

Proposals

        You are being asked to vote on a proposal to adopt the Agreement and Plan of Merger (the "Original Merger Agreement"), dated as of May 15, 2010, by and among FP-EF Holding Corporation ("Parent"), a Delaware corporation and affiliate of Francisco Partners II, L.P. ("Francisco Partners"), FP-EF Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, as amended by that Amendment to Agreement and Plan of Merger, dated June 19, 2010 (the "Amendment" and together with the Original Merger Agreement, the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into EFJ and EFJ will be the surviving corporation and a wholly-owned subsidiary of Parent (the "Merger"). In the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, the stockholders may be asked to vote on a proposal to adjourn the special meeting to solicit additional proxies. See "The Special Meeting" beginning on page 16.

The Parties to the Merger (Page 15)

  EF Johnson Technologies, Inc.

        EF Johnson Technologies, Inc. is an innovator, developer and marketer of the highest quality secure communications solutions to organizations whose mission is to protect and save lives. We design, develop, market and support wireless communications, including wireless radios and wireless communications infrastructure and systems for digital and analog platforms, and secure wireless networking solutions that include Wi-Fi products, mesh networking, access points, bridges and client products. In addition, we offer encryption technologies for wireless voice, video and data communications. We provide our products and services to (i) domestic and foreign public safety/public service entities, (ii) federal, state and local governmental agencies, including the Departments of Homeland Security and Defense, and (iii) domestic and foreign commercial customers.

        EFJ was incorporated in Delaware on December 13, 1995. Our corporate headquarters and principal executive offices are located at 1440 Corporate Drive, Irving, Texas 75038, and our telephone number is (972) 819-0700.

  Francisco Partners

        Francisco Partners II, L.P. is a global technology-focused private equity fund that provides transformational growth capital to technology businesses. The firm is one of the largest technology-focused private equity funds in the world and has invested in excess of $4 billion of equity capital in over 50 technology companies since its founding in 1999. Francisco Partners maintains its principal executive offices at One Letterman Drive, Building C, Suite 410, San Francisco, California 94129, and its telephone number is 415-418-2900.

  Parent

        FP-EF Holding Corporation, a Delaware corporation and affiliate of Francisco Partners, was formed solely for the purpose of consummating the Merger. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Parent's principal executive offices are located at c/o Francisco Partners, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129, and its telephone number is (415) 418-2900.

  Merger Sub

        FP-EF Corporation, a Delaware corporation and wholly-owned subsidiary of Parent, was formed solely for the purpose of consummating the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Merger Sub's principal executive offices are located at c/o Francisco Partners, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129, and its telephone number is (415) 418-2900.

The Merger (Page 19)

        The Merger Agreement provides that Merger Sub will merge with and into EFJ. In the Merger, each outstanding share of EFJ common stock, par value $0.01 per share (the "Common Stock"), that is outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares owned by Parent, Merger Sub or EFJ, or by any direct or indirect wholly-owned subsidiary of Francisco Partners, Parent or Merger Sub, and shares held by stockholders, if any, who have properly and validly perfected their statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $1.50 in cash, without interest and less any applicable withholding tax, which we refer to in this proxy statement as the merger consideration.

Effects of the Merger (Page 61)

        If the Merger is completed, you will be entitled to receive $1.50 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own immediately prior to the completion of the Merger, unless you have properly and validly perfected your statutory rights of appraisal with respect to the Merger. As a result of the Merger, EFJ will cease to be an independent, publicly-traded company. You will not own any shares of the surviving corporation or Parent and will not have any rights as a stockholder.

The Special Meeting (Page 16)

  Time, Place and Date (Page 16)

        The special meeting will be held on August 11, 2010 at 10:00 a.m. local time, at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039.

  Purpose (Page 16)

        You will be asked to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into EFJ, and to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

  Record Date and Quorum (Page 16)

        You are entitled to vote at the special meeting if you owned shares of Common Stock at the close of business on July 1, 2010, the record date for the special meeting. You will have one vote for each share of Common Stock that you owned as of the close of business on the record date. As of the close of business on the record date, there were 26,524,765 shares of Common Stock outstanding and entitled to vote. A majority of the shares of Common Stock issued and outstanding on the record date represented at the special meeting in person or by a duly authorized and properly completed proxy constitutes a quorum for the purpose of considering the proposals.

  Vote Required (Page 16)

        Completion of the Merger requires the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of shares of Common Stock issued and outstanding on the record date for the special meeting. Failure to vote your shares of Common Stock by proxy or in person or an abstention will have the same effect as voting against adoption of the Merger Agreement. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast by the holders of all Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Failure to vote your shares of Common Stock or an abstention will have no effect on the approval of the proposal to adjourn the special meeting.

  Common Stock Ownership of Directors and Executive Officers (Page 17)

        As of the close of business on the record date, the directors and executive officers of EFJ held in the aggregate 490,421 shares of Common Stock, representing approximately 1.8% of the shares of Common Stock entitled to be voted at the special meeting.

  Voting and Proxies (Page 17)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by any of the following ways:

  •
  Via the Internet:  Go to www.eproxy.com/efji and follow the instructions outlined on the secure website. Use the Internet to vote your proxy until 12:00 p.m. (Noon) (CDT) on August 10, 2010.

  •
  By telephone:  Call toll free 1-800-560-1965 and follow the instructions provided on the recorded message. Use a touch-tone telephone to vote your proxy until 12:00 p.m. (Noon) (CDT) on August 10, 2010.

  •
  In writing:  Complete, sign and date your proxy card and return your proxy card in the enclosed envelope.

        If you vote via the Internet or by telephone, your vote must be received by 12:00 p.m. (Noon) Central Daylight Time on August 10, 2010.

        If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions provided to you by such broker, brokerage firm, bank or other nominee regarding voting by Internet, telephone or mail. If you do not provide your broker with instructions, your shares of Common Stock will not be voted and that will have the same effect as a vote against the proposal to adopt the Merger Agreement. The persons named in the attached proxy will also have discretionary authority to vote on any proposals to adjourn the special meeting.

  Revocability of Proxy (Page 17)

        Any stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted at the special meeting in any one of the following ways:

  •
  by notifying our Secretary, Elaine Flud Rodriguez, at EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038;

  •
  by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

  •
  by submitting a later-dated proxy card; or

  •
  if you voted by telephone or the Internet, by voting a second time by telephone or the Internet.

        If you hold your shares through a broker, bank or other nominee and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, follow the directions received from your broker, bank or other nominee to change your vote.

Treatment of Options and Other Awards (Page 62)

        The Merger Agreement provides that each award of restricted stock units granted by the Company (the "Restricted Stock Awards"), including awards with respect to which the restrictions have not lapsed, that is outstanding as of the closing date of the Merger (the "Closing Date") will have its forfeiture provisions lapse, or shall become fully vested, as the case may be, immediately prior to the Closing Date, and the shares of Common Stock, as applicable, underlying such Restricted Stock Award will be treated in the same manner as the other outstanding shares of Common Stock in connection with the Merger. The Merger Agreement also provides that each then-outstanding stock option and stock settled stock appreciation right ("SSAR") not previously exercised, whether or not then vested and exercisable, will be converted into the right to receive a cash payment equal to (A) the excess, if any, of $1.50 (without interest) over the option exercise price or the specified reference price of the SSAR, multiplied by (B) the number of shares of Common Stock subject to such stock option or SSAR award, less (C) any applicable withholding tax.

Recommendation of the Board of Directors (Page 36)

        The board of directors of the Company (the "Board of Directors" or the "Board") has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of and fair to EFJ and our stockholders, (ii) authorized and approved in all respects the Merger Agreement and any other ancillary agreements contemplated thereby to which EFJ is a party, and authorized and directed the execution of the Merger Agreement and any other ancillary agreements contemplated thereby to which EFJ is a party and (iii) resolved to recommend that the stockholders of EFJ adopt the Merger Agreement at a special meeting of the stockholders. The Board of Directors unanimously recommends that our stockholders vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        In reaching its decision, the Board of Directors evaluated a variety of business, financial and market factors and consulted with our management team and legal and financial advisors. See "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 36.

Procedure for Receiving Merger Consideration (Page 62)

        Promptly following the Effective Time, a paying agent will mail a letter of transmittal and instructions to you and the other EFJ stockholders. The letter of transmittal will tell you how to surrender your stock certificates in exchange for the merger consideration. You should not return your stock certificates with the proxy card, and you should follow the instructions in the letter of transmittal for the return of your stock certificates or the book entry transfer of any uncertificated shares.

Interests of EFJ's Directors and Executive Officers in the Merger (Page 53)

        In considering the recommendation of the Board of Directors, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest, including the following:

  •
  three of our current executive officers have employment agreements with the Company that provide certain severance payments and benefits in the case of the executive officer's termination of employment under certain circumstances on or following a change of control;

  •
  the Merger Agreement provides for indemnification arrangements for each of our current and former directors and executive officers that will continue for six (6) years following the Effective Time, as well as insurance coverage covering such director's or executive officer's service to EFJ as a director or executive officer; and

  •
  although no agreements have been entered into as of the date of this proxy statement, Parent may request some of our executive officers to remain after the Merger is completed, and such executive officers may, prior to the closing of the Merger, enter into new arrangements with Parent or its affiliates regarding employment with Parent or the surviving corporation.

        The Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Merger and the recommendation that our stockholders vote in favor of the proposal to adopt the Merger Agreement.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (Page 40)

        Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") delivered its opinion to the Board of Directors that, as of June 19, 2010 and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth therein, the $1.50 per share in cash, without interest, to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view.

        The full text of the written opinion of Houlihan Lokey, dated June 19, 2010, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing such opinion, is attached as Annex C. Houlihan Lokey provided its opinion for the use and benefit of the Board of Directors in connection with its consideration of the Merger. Houlihan Lokey's opinion is not a recommendation as to how any holder of shares of Common Stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between Houlihan Lokey and us, we agreed to pay Houlihan Lokey a fee in the amount of $280,000, plus expenses incurred in connection with its engagement.

Regulatory Approvals (Page 60)

        Except for the filing of a certificate of merger in Delaware at or before the Effective Time, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

 Litigation Relating to the Merger (Page 60)

        In connection with the Merger, two putative stockholder class action lawsuits have been filed in the District Court of Dallas County, State of Texas. The plaintiffs in both lawsuits have filed a consolidated amended petition, which asserts that the members of the Board of Directors breached their fiduciary duties by, among other things, failing to maximize stockholder value in the Merger and by failing to provide adequate disclosures in the Company's June 23, 2010 preliminary proxy statement. The consolidated petition further asserts that the Company, Parent and Merger Sub aided and abetted those alleged breaches of fiduciary duties. The Company, Francisco Partners, Parent and Merger Sub believe that these lawsuits are without merit and intend to defend them vigorously.

Material Accounting Treatment (Page 57)

        The merger will be accounted for as a purchase under generally accepted accounting principles. The purchase price will be assigned to the fair value of the net tangible and intangible assets acquired, with any amounts in excess thereof being assigned to goodwill. Goodwill will be capitalized unless and until it is deemed to be impaired, in which case the impairment will be measured and any such amount will be charged against current earnings.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders (Page 57)

        The exchange of shares of Common Stock for cash pursuant to the Merger Agreement generally will be a taxable transaction for U.S. federal income tax purposes. U.S. persons that exchange their shares of Common Stock in the Merger will recognize gain or loss in an amount equal to the difference, if any, between the cash received in the Merger and their adjusted tax basis in their shares of Common Stock surrendered. Because individual circumstances may differ, we urge you to consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and non-U.S. taxes.

Conditions of the Merger (Page 74)

        A number of conditions must be satisfied or waived before the Merger can be completed, including the following conditions:

  •
  adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date for the special meeting;

  •
  the indebtedness of the Company at the time of closing of the Merger must not exceed $7,000,000 plus any transaction expenses paid after May 15, 2010 and prior to the closing of the Merger;

  •
  the Company must have a minimum cash of $0, prior to payment of any transaction expenses to be paid at the closing of the Merger;

  •
  the transaction expenses incurred by the Company or its subsidiaries and not paid for prior to May 15, 2010, exclusive of any legal fees paid in connection with the defense of any action filed by a stockholder against the Company or its Board arising from the Merger Agreement or the transactions contemplated therein, must not exceed $3,250,000;

  •
  no person will have instituted an action (other than with respect to a claim of breach of fiduciary duty by our Board of Directors) against the Company that in the Parent's good faith judgment has a reasonable likelihood of success on the merits and could (i) prevent or restrain the consummation of the transactions contemplated by the Merger Agreement or (ii) cause any such transactions to be rescinded following the consummation thereof;

  •
  absence of certain legal restraints or prohibitions preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

  •
  accuracy as of May 15, 2010 and as of the closing of the Merger of the representations and warranties made by each of the parties in the Merger Agreement to the extent specified therein;

  •
  performance of or compliance with the pre-closing covenants and agreements by each of the parties to the Merger Agreement to the extent specified therein;

  •
  absence of certain events, circumstances, changes, occurrences, states of fact or effects prior to the Effective Time that have had or would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company; and

  •
  holders of not more than ten percent (10%) of the outstanding shares of the Company will have made demand for appraisal rights with respect to their shares in accordance with the Delaware General Corporation Law (the "DGCL").

        Neither Parent nor the Company can offer any assurance that all of the conditions will be satisfied or waived or that the Merger will occur, or if it occurs, as to its timing.

Termination of the Merger Agreement and Termination Fees (Page 76)

        The Merger Agreement may be terminated by the mutual written consent of the Company, Parent and Merger Sub, or under certain specified circumstances by either the Company or Parent. Upon termination of the Merger Agreement under certain specified circumstances, we may be required to pay a termination fee of $1,500,000 to Parent, plus reimburse Parent for reasonable expenses (including fees and expenses of counsel, accountants, consultants, financial advisors and financing sources) incurred in connection with the Merger up to $1,000,000 in the aggregate (depending on when the termination occurs). The Merger Agreement also provides that, if the Merger Agreement is terminated by the Company due to (i) the outside date having passed without the closing of the Merger occurring even though all of the closing conditions have been satisfied (except for any closing conditions the failure of which is the result of Parent or Merger Sub's breach of any provision of the Merger Agreement) or (ii) Parent or Merger Sub having breached or failed to perform certain representations, warranties, covenants or other agreements specified in the Merger Agreement, Parent may be required to pay the Company a reverse termination fee of $3,500,0000 (the "Parent Termination Fee"), plus reimburse the Company for reasonable expenses (including fees and expenses of counsel, accountants, consultants and financial advisors) incurred in connection with the Merger up to $1,000,000 in the aggregate (depending on when the termination occurs).

Restrictions on Solicitations of Other Offers and Adverse Recommendation Changes (Page 69)

        The Merger Agreement restricts our ability to solicit, initiate, propose or enter into or engage in discussions or negotiations with third parties regarding a proposal to acquire a significant interest in us or a substantial portion of our assets, including a substantial subsidiary. However, under certain circumstances, if we receive a bona fide unsolicited written Acquisition Proposal (as defined in the section entitled "The Merger Agreement—No Solicitation; Board Recommendation") from a third party that our Board of Directors determines in good faith (after consultation with outside counsel and financial advisors) constitutes a Superior Proposal (as defined in the section entitled "The Merger Agreement—No Solicitation; Board Recommendation") or would reasonably be expected to lead to a Superior Proposal, we may furnish information to that third party and engage in negotiations regarding an Acquisition Proposal with that third party, subject to specified conditions.

 Appraisal Rights (Page 82)

        Under the DGCL, holders of Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of the DGCL, which are summarized in this proxy statement. The judicially determined appraisal amount could be more than, the same as or less than the merger consideration. Any holder of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the proposal to adopt the Merger Agreement, must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement and must otherwise strictly comply with all of the procedures required by the DGCL. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. A copy of the relevant Section 262 of the DGCL is attached hereto as Annex D.

Market Price of Common Stock (Page 79)

        Our Common Stock is listed on the NASDAQ Global Market under the trading symbol "EFJI." The closing sale price of Common Stock on the NASDAQ Global Market on June 18, 2010, the last trading day prior to the execution of the Amendment to the Merger Agreement, and on May 14, 2010, the last trading day prior to the announcement of the Original Merger Agreement, was $1.03. The $1.50 per share to be paid for each share of Common Stock in the Merger represents:

  •
  a premium of approximately 45.6% to the closing share price on June 18, 2010 and May 14, 2010;

  •
  a premium of approximately 48.2% to the average closing share price for the one-month period ending June 18, 2010;

  •
  a premium of approximately 48.0% to the average closing share price for the three-month period ending June 18, 2010;

  •
  a premium of approximately 45.8% to the average closing share price for the one-year period ending June 18, 2010;

  •
  a premium of approximately 42.9% to the average closing share price for the one-month period ending May 14, 2010;

  •
  a premium of approximately 48.5% to the average closing share price for the three-month period ending May 14, 2010; and

  •
  a premium of approximately 50% to the average closing share price for the one-year period ending May 14, 2010.

        The closing sale price of Common Stock on the NASDAQ Global Market on July 2, 2010, the last trading day before the filing of this proxy statement, was $1.42.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as an EFJ stockholder. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See "Where You Can Find More Information" beginning on page 85.

Q.    What is the proposed transaction?

A.
The proposed transaction is the acquisition of EFJ by Parent pursuant to the Merger Agreement. After the Merger Agreement has been adopted by the stockholders and other closing conditions under the Merger Agreement have been satisfied or waived, at the Effective Time, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into EFJ. EFJ will be the surviving corporation and a wholly-owned subsidiary of Parent.

Q.    What will I receive in the Merger?

A.
Upon completion of the Merger, you will be entitled to receive $1.50 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own immediately prior to completion of the Merger, unless you have properly and validly perfected your statutory rights of appraisal with respect to the Merger. For example, if you own 100 shares of Common Stock, you will receive $150.00 in cash in exchange for your shares of Common Stock, less any applicable withholding taxes. You will not own any shares in the surviving corporation or Parent.

Q.    When and where is the special meeting?

A.
The special meeting of stockholders of EFJ will be held on August 11, 2010 at 10:00 a.m. local time, at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039.

Q.    What vote of our stockholders is required to approve the proposal to adopt the Merger Agreement?

A.
The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the special meeting is required to approve the proposal to adopt the Merger Agreement. Accordingly, failure to vote in person or by proxy or an abstention will have the same effect as a vote against the Merger Agreement.

Q.    What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A.
Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast by the holders of all Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Q.    How does EFJ's Board of Directors recommend that I vote?

A.
The Board of Directors unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. You should read "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 36 for a discussion of the factors that the Board of Directors considered in deciding to recommend the adoption of the Merger Agreement.

Q.    What effects will the proposed Merger have on EFJ?

A.
As a result of the proposed Merger, EFJ will cease to be a publicly-traded company and will be wholly-owned by Parent. You will no longer have any interest in our future earnings or growth. Following consummation of the Merger, the registration of the Common Stock and our reporting obligations with respect to the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated upon application to the Securities and Exchange Commission (the "SEC"). In addition, upon completion of the proposed Merger, shares of Common Stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market.

Q.    What happens if the Merger is not consummated?

A.
If the proposal to adopt the Merger Agreement is not approved by the stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, EFJ will remain an independent public company and the Common Stock will continue to be listed and traded on the NASDAQ Global Market. Under specified circumstances, EFJ may be required to pay a termination fee or reimburse Parent for its out-of-pocket expenses, as described under the caption "The Merger Agreement—Covenants and Agreements—Termination Fees and Expenses" beginning on page 77. You should also read "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 36 for a discussion of the factors that the Board of Directors considered in deciding to recommend the adoption of the Merger Agreement.

Q.    What do I need to do now?

A.
We urge you to read the proxy statement carefully, including the annexes, and to consider how the Merger affects you. If you are a stockholder of record, you can ensure your shares of Common Stock are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card or voting by telephone or the Internet. Even if you plan to attend the special meeting, we encourage you to return the enclosed proxy card. If you hold your shares in "street" name, you can ensure that your shares are voted at the special meeting by instructing your broker or nominee how to vote, as discussed below. Do NOT return your stock certificate(s) with your proxy.

Q.    How do I cast my vote?

A.
You may vote:

•
Via the Internet:  Go to www.eproxy.com/efji and follow the instructions outlined on the secure website. Use the Internet to vote your proxy until 12:00 p.m. (Noon) (CDT) on August 10, 2010.

•
By telephone:  Call toll free 1-800-560-1965 and follow the instructions provided on the recorded message. Use a touch-tone telephone to vote your proxy until 12:00 p.m. (Noon) (CDT) on August 10, 2010.

•
By marking, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•
If you hold your shares in "street name," by following the procedures provided by your broker, bank or other nominee; or attending the special meeting and voting in person.

  If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.    If my shares are held in "street name" by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.
Yes, but only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote against the proposal to adopt the Merger Agreement, but will not have an effect on the proposal to adjourn the special meeting.

Q.    How can I change or revoke my vote?

A.
You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

•
by notifying our Secretary, Elaine Flud Rodriguez, at EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038;

•
by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

•
by submitting a later-dated proxy card; or

•
if you voted by telephone or the Internet, by voting a second time by telephone or the Internet.

  If you have instructed a broker, bank or other nominee to vote your shares, the above instructions do not apply and instead you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q.    What do I do if I receive more than one proxy or set of voting instructions?

A.
If your shares are registered differently or are in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. Each such proxy or set of voting instructions should be completed, signed and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q.    What happens if I sell my shares before the special meeting or before the completion of the Merger?

A.
The record date of the special meeting is July 1, 2010, which is prior to the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of Common Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $1.50 per share in cash to be received by our stockholders in the Merger. In order to receive the $1.50 per share, you must hold your shares through completion of the Merger.

Q.    Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A.
Yes. As a holder of Common Stock, you are entitled to appraisal rights under the DGCL in connection with the Merger if you meet certain conditions. See "Dissenters' Rights of Appraisal" beginning on page 82.

Q.    When is the Merger expected to be completed?

A.
We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed in the third quarter of calendar year 2010. However, the exact timing of the completion of the Merger cannot be predicted. In order to complete the Merger, we must obtain stockholder approval and the other closing conditions under the Merger Agreement must be satisfied or waived (as permitted by law). See "The Merger Agreement—Effective Time" and "The Merger Agreement—Covenants and Agreements—Conditions of the Merger" beginning on pages 61 and 74, respectively.

Q:    Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Additional solicitation may be made by telephone, facsimile or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation for their solicitation efforts. Parent, directly or through one or more affiliates or representatives, may, at its own cost, also make additional solicitation by mail, telephone, facsimile or other contact in connection with the Merger.

Q.    Will a proxy solicitor be used?

A.
Yes. EFJ has engaged D.F. King and Company, Inc. ("D.F. King") to assist in the solicitation of proxies for the special meeting, and EFJ estimates it will pay D.F. King a fee of approximately $8,500. EFJ has also agreed to reimburse D.F. King for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify D.F. King against certain losses, costs and expenses.

Q.    Should I send in my stock certificates now?

A.
No. After the Merger is completed, a paying agent will send you a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock (whether certificated or uncertificated) for the merger consideration. If your shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effectuate the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now.

Q.    What are the U.S. federal income tax consequences of the Merger?

A.
The receipt of cash by you in exchange for your shares of Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes, and also generally will be a taxable transaction under applicable state, local and non-U.S. tax laws. If you are a U.S. person (as defined herein), you will recognize, for U.S. federal income tax purposes, gain or loss equal to the difference, if any, between the amount of cash received and your adjusted tax basis in the shares of Common Stock exchanged for cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss. Capital gains recognized by an individual stockholder are eligible for preferential rates of U.S. federal income tax if the shares of Common Stock were held for more than one year. If the shares are held for one year or less, such capital gains recognized by an individual stockholder will be subject to tax at ordinary income tax rates. We recommend that you consult your own tax advisors as to the particular tax consequences to you of the Merger, including the effect of U.S. federal, state and local tax laws or non-U.S. laws. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders" beginning on page 57 for a more detailed description of the U.S. federal income tax consequences of the Merger.

Q.    Who can help answer my other questions?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Common Stock or need additional copies of the proxy statement or the enclosed proxy card, please (1) mail your request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attn: Investor Relations, (2) call our Investor Relations department at (972) 819-0700, or (3) call our proxy solicitor, D.F. King, toll free at 1-800-769-7666; banks and brokers, call collect at 1-212-269-5550. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents to which we refer you in this proxy statement include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings "Questions and Answers about the Special Meeting and the Merger," "Summary," "The Merger," "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.," and "Projected Financial Information" and in statements containing words such as "believes," "estimates," "anticipates," "continues," "contemplates," "expects," "may," "will," "could," "should" or "would" or other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement that could require us to pay a $1,500,0000 termination fee, plus up to an aggregate of $1,000,000 of the Parent's expenses in connection with the Merger Agreement and the Merger;

  •
  the outcome of any legal proceedings that have been or may be instituted against EFJ and others relating to the Merger Agreement;

  •
  the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

  •
  the failure of the Merger to close for any other reason;

  •
  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

  •
  the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

  •
  the ability to recognize the benefits of the Merger;

  •
  the amount of the costs, fees, expenses and charges related to the Merger; and

  •
  other risks detailed in our current filings with the SEC, including our most recent filings on Forms 8-K, 10-Q and 10-K, including but not limited to, the risks detailed in the sections entitled "Risk Factors." See "Where You Can Find More Information" beginning on page 85.

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

 THE PARTIES TO THE MERGER

EF Johnson Technologies, Inc.

        EF Johnson Technologies, Inc. is an innovator, developer and marketer of the highest quality secure communications solutions to organizations whose mission is to protect and save lives. We design, develop, market and support wireless communications, including wireless radios and wireless communications infrastructure and systems for digital and analog platforms, and secure wireless networking solutions that include Wi-Fi products, mesh networking, access points, bridges and client products. In addition, we offer encryption technologies for wireless voice, video and data communications. We provide our products and services to (i) domestic and foreign public safety/public service entities, (ii) federal, state and local governmental agencies, including the Departments of Homeland Security and Defense, and (iii) domestic and foreign commercial customers.

        EFJ was incorporated in Delaware on December 13, 1995. Our corporate headquarters and principal executive offices are located at 1440 Corporate Drive, Irving, Texas 75038, and our telephone number is (972) 819-0700.

        For more information about EFJ, please visit our website at www.efjohnsontechnologies.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference. See also "Where You Can Find More Information" beginning on page 85. Our Common Stock is publicly-traded on the NASDAQ Global Market under the symbol "EFJI."

Francisco Partners

        Francisco Partners II, L.P. is a global technology-focused private equity fund that provides transformational growth capital to technology businesses. The firm is one of the largest technology-focused private equity funds in the world and has invested in excess of $4 billion of equity capital in over 50 technology companies since its founding in 1999. Francisco Partners maintains its principal executive offices at One Letterman Drive, Building C, Suite 410, San Francisco, California 94129, and its telephone number is 415-418-2900.

Parent

        FP-EF Holding Corporation, a Delaware corporation and affiliate of Francisco Partners, was formed solely for the purpose of consummating the Merger. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Parent's principal executive offices are located at c/o Francisco Partners, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129, and its telephone number is (415) 418-2900.

Merger Sub

        FP-EF Corporation, a Delaware corporation and wholly-owned subsidiary of Parent, was formed solely for the purpose of consummating the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Merger Sub's principal executive offices are located at c/o Francisco Partners, One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129, and its telephone number is (415) 418-2900.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting to be held on August 11, 2010 at 10:00 a.m. local time, at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039, or at any adjournment or postponement thereof. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the Merger Agreement (and to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies). Our stockholders must adopt the Merger Agreement in order for the Merger to occur. If the stockholders fail to adopt the Merger Agreement, the Merger will not occur. A copy of the Original Merger Agreement and the Amendment are attached to this proxy statement as Annex A and B, respectively. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about July 8, 2010.

Record Date and Quorum

        We have fixed the close of business on July 1, 2010 as the record date for the special meeting, and only holders of record of Common Stock on the record date are entitled to receive notice of and vote at the special meeting. As of the close of business on the record date, there were 26,524,765 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A majority of the shares of Common Stock issued and outstanding on the record date represented at the special meeting in person or by a duly authorized and properly completed proxy constitutes a quorum for the purpose of considering the proposals. Shares of Common Stock represented at the special meeting but not voted, including shares of Common Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining whether a quorum is present. Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will be counted for the purpose of determining whether a quorum is present. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies.

Vote Required for Approval

        Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of shares of Common Stock outstanding that are entitled to vote at the special meeting. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast by the holders of all Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. If you do not submit a proxy by telephone or the Internet or return a signed proxy card by mail or vote your shares in person, it will have the same effect as a vote against the proposal to adopt the Merger Agreement but it will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you do not instruct your broker to vote your shares, it will have the same effect as a vote against the proposal to adopt the Merger Agreement. As of the close of business on the record date, the directors and executive officers of EFJ held and are entitled to vote, in the aggregate, 490,421 shares of Common Stock, representing approximately 1.8% of the outstanding Common Stock.

Proxies and Revocation

        If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

  •
  by notifying our Secretary, Elaine Flud Rodriguez, at EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038;

  •
  by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

  •
  by submitting a later-dated proxy card; or

  •
  if you voted by telephone or the Internet, by voting a second time by telephone or the Internet.

        If you hold your shares through a broker, bank or other nominee and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, the above instructions do not apply and, instead, you must follow the directions received from your broker, bank or other nominee to change those instructions.

        Please do not send in your stock certificates with your proxy card.    When the Merger is completed, a paying agent will mail to you a separate letter of transmittal that will enable you to receive the merger consideration in exchange for your shares of Common Stock (whether held in certificated or uncertificated form).

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if EFJ has not received sufficient votes to approve the Merger Agreement proposal at the special meeting. Any adjournments may be made without notice (if such adjournment is not for more than thirty (30) days), other than an announcement at the special meeting, by approval of the affirmative vote of holders of at least a majority of shares of Common Stock who are present in person or represented by proxy at the special meeting. Any signed proxies received by EFJ in which no voting instructions are provided on such matter will be voted "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow EFJ's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

        At any time prior to convening the special meeting, our Board of Directors may postpone the special meeting for any reason without the approval of EFJ stockholders. If postponed, EFJ will provide notice of the new meeting date as required by law. Although it is not currently expected, the Board of Directors may postpone the special meeting for the purpose of soliciting additional proxies if EFJ has not received sufficient proxies to constitute a quorum or sufficient votes for adoption of the

Merger Agreement. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Rights of Stockholders Who Object to the Merger

        Stockholders are entitled to statutory appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to EFJ before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See "Dissenters' Rights of Appraisal" beginning on page 82 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by EFJ on behalf of its Board of Directors. In addition, we have retained D.F. King to assist in the solicitation. We will pay D.F. King approximately $8,500 plus reasonable out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, electronic mail, telephone, facsimile or other means of communication. These persons will not be paid additional or special remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock that the brokers and fiduciaries hold of record and obtain such holders' voting instructions. Upon request, we will reimburse such brokers and fiduciaries for their reasonable out-of-pocket expenses. In addition, we will indemnify D.F. King against any losses arising out of that firm's proxy soliciting services on our behalf.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please (1) mail your request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attn: Investor Relations, (2) call our Investor Relations department at (972) 819-0700, or (3) call our proxy solicitor, D.F. King, toll free at 1-800-769-7666; banks and brokers call collect at 1-212-269-5550.

Availability of Documents

        The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of EFJ during its regular business hours by any interested holder of Common Stock.

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Original Merger Agreement and the Amendment, which are attached to this proxy statement as Annex A and B, respectively. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

 Background of the Merger

        The Board has periodically met with senior management and legal and financial advisors of the Company to review and discuss potential strategic directions for the Company in light of the Company's financial and operating performance, developments in the industry and the competitive landscape in the markets in which it operates. These meetings have also addressed, from time to time, hypothetical acquisitions or business combinations involving various other parties.

        In January 2008, the Company received an unsolicited offer from a potential strategic buyer (the "First Potential Strategic Buyer") to acquire the Company through a tender offer. On January 30, 2008, the Strategy and Corporate Development Committee of the Board (formerly known as the Mergers and Acquisition Committee) (the "Committee") met to consider the offer. The Committee reviewed the Company's financial condition, prospects and budgeted expectations, and the terms of the offer, including the price range, issues surrounding the feasibility of the First Potential Strategic Buyer being able to consummate the offer, the impact of tail coverage from the Company's previous engagement of A.G. Edwards & Sons, Inc. and the Company's stock performance. Based on that review, the Committee unanimously resolved not to accept the proposal from the First Potential Strategic Buyer and made such recommendation to the full Board. On January 31, 2008, the Board convened a meeting and reviewed the proposal and the recommendation of the Committee. Following a thorough review and discussion, the Board determined that the proposal from the First Potential Strategic Buyer was not in the best interests of the Company's stockholders and rejected such proposal.

        As a result of losses in 2006 and 2007, the Company had been forced to obtain waivers of default under the Company's loan agreement (the "Loan Agreement") with Bank of America, N.A. (the "Bank") for failure to meet certain of its financial covenants for the quarters ended December 31, 2006, March 31, 2007, September 30, 2007 and December 31, 2007. The Company had no assurances that its lender would continue to grant such waivers and, if so, under what terms. As more and more state and local agencies began to require substantial performance bonds in connection with the submission of bids, the number of systems business opportunities available to the Company was significantly reduced.

        In early 2008, the Company undertook a consolidation and expense reduction plan in an effort to improve efficiencies and reduce infrastructure costs. In mid-2008, the Company began to face issues in submitting bids for systems projects in its land mobile radio ("LMR") business. The Company's poor financial performance, coupled with the deteriorating economy, negatively impacted its ability to obtain performance bonds. The Company began exploring its options to raise additional capital to fund on-going research and development and provide performance bonding capacity. Beginning in August 2008, the Company began to evaluate its ability to raise additional capital through a possible private placement of equity or equity-linked securities (a private investment in public equity or "PIPE" transaction).

        On September 2, 2008, the Board convened a telephonic meeting to discuss the status of the Company's business. During that meeting, the Board and management discussed various issues facing the Company that could impact revenue and profitability for the second half of the year. The Board and management further discussed the potential impact of those issues on the Company's projected cash requirements over the next few months, particularly as it related to expenditures required to bring the Company's portfolio of LMR products designed for the federal market into compliance with federally updated information assurance guidelines, as well as costs required to fund on-going research and development associated with developing the next generation of Project 25 compliant Phase II radios. Management also discussed the need for additional cash to post performance bonds in connection with systems projects. In light of the uncertainty regarding the Company's performance for the second half of the year, management had begun taking steps to reduce costs, collect outstanding receivables, and explore potential sources of funding for the Company, including partnering arrangements, PIPE transactions and asset maximization efforts.

        The Company had discussions with two investment banking firms regarding a possible transaction, but determined that the Company's poor financial performance, coupled with the deteriorating capital markets and the Company's declining stock price, would cause such a PIPE transaction to be highly dilutive to its stockholders.

        In August 2008, the Company was first contacted by financial advisors for a potential strategic buyer (the "Second Potential Strategic Buyer"), which indicated that it was interested in entering into the LMR market in the United States, and wished to discuss a potential business combination, investment, and/or a strategic joint venture with the Company. On August 15, 2008, the Company and the Second Potential Strategic Buyer entered into a non-disclosure agreement and began discussions regarding the possibility of such party making an investment in the Company. On September 26, 2008, Mr. Michael E. Jalbert, our Chairman of the Board, Chief Executive Officer and President, and Jana Ahlfinger Bell, our Executive Vice President and Chief Financial Officer, met with representatives of the Second Potential Strategic Buyer at its headquarters. The purpose of the meeting was to become acquainted with the Second Potential Strategic Buyer and its business (including its product and technology portfolio, market approach, financial position and strategy), and explore the possibility for a business combination, investment, and/or a strategic joint venture with the Company. On October 15, 16 and 17, 2008, representatives of the Second Potential Strategic Buyer traveled to the Company's headquarters in Irving, Texas, and the parties continued their discussions regarding a strategic business relationship and investment. Other key members of the Company's management team participated in such meetings.

        During a regularly-scheduled two-day Board meeting held on October 22 and 23, 2008, the Board reviewed and approved the fiscal 2009 strategic plan presented by management. The Board also discussed cash/liquidity issues facing the Company that could impact the Company's strategic plan. Management updated the Board on the status of discussions with investment banking firms regarding potential sources of funding for the Company.

        From October through December 2008, the Company and the Second Potential Strategic Buyer continued discussions via teleconferences. The parties also began due diligence reviews of each party's business operations.

        At a telephonic Board meeting on January 9, 2009, the Board discussed the Company's preliminary financial performance for the fourth quarter of 2008, including the expectation that the Company would have an operating loss due to lower than expected LMR and customs solutions orders. The Board also discussed key issues facing the Company in 2009 and beyond, including ensuring that the Company would have sufficient liquidity to run and grow its business. Management noted that it was having discussions with the Bank regarding the Company's ability to meet financial covenants for the fourth quarter of 2008 and into 2009. Management also updated the Board on its discussions with two investment banking firms with a view toward engaging one of them to assist the Company in identifying and assessing possible strategic alternatives for providing necessary liquidity for the Company, including a possible strategic investment from the Second Potential Strategic Buyer.

        On January 12, 2009, the Company engaged Raymond James & Associates, Inc. ("Raymond James") to act as its investment banking advisor in connection with the possible transaction with the Second Potential Strategic Buyer and also to explore and advise the Company on various other potential financing alternatives. Also, during the week of January 12, Messrs. Massoud Safavi, Ed Kelly and John Szpak, the Company's former Chief Operating Officer, Vice President—Marketing and former Vice President—Engineering, respectively, traveled to the headquarters of the Second Potential Strategic Buyer to conduct due diligence reviews of such party's operations and explore synergistic opportunities including products, research and development, distribution, and marketing. On January 19, 20 and 21, 2009, Messrs. Jalbert, Safavi and Kelly and Ms. Bell and Elaine Flud Rodriguez, the Company's Senior Vice President and General Counsel, along with its advisors from Raymond James, met with representatives of the Second Potential Strategic Buyer in New York to continue discussions regarding the possible investment and strategic business relationship. On January 19, 2009, the Company received a non-binding proposed term sheet from the Second Potential Strategic Buyer which proposed a $10.0 million strategic PIPE investment in the Company in exchange for shares of convertible preferred stock at a significant discount to the volume weighted average price per share, and contained a number of additional proposed terms including dividend payments, warrants, board seats, rights of first refusal with respect to future equity offerings, and significant restrictions on the Company's ability to conduct business. The proposed investment was further conditioned upon the parties entering into mutually acceptable strategic agreements regarding manufacturing, sales and marketing, and research and development. The Company and its financial advisors concluded that the investment, as proposed, would have been highly dilutive to stockholders based on the Company's then current stock price and would have negatively impacted the Company's ability to conduct business. From January through April 2009, the parties continued to negotiate in an attempt to reach an arrangement that would be more favorable to the Company and its stockholders.

        At the regularly-scheduled February 27, 2009, Board meeting, management discussed the challenges facing the Company in 2009 and the short-term and long-term risks impacting the Company's business. Management also discussed the need for capital to fund research and development, comply with bonding requirements for systems bids, and upgrade the Company's information technology ("IT") systems. Management also discussed the Company's then current financial situation and the Loan Agreement, which consisted of a $15.0 million revolving line of credit ("Line of Credit"), which was subsequently reduced to $10.0 million, and a $15.0 million term loan that would mature on June 30, 2010 (the "Term Loan"). Management discussed the Company's prospects for repaying outstanding balances under the Term Loan and Line of Credit upon maturity or refinancing the debt, particularly in light of the Company's recent financial performance. Management informed the Board that the Company had retained Raymond James to advise the Company in connection with the possible transaction with the Second Potential Strategic Buyer and also to explore other potential financing transactions and strategies. Management then updated the Board on the status of negotiations with the Second Potential Strategic Buyer.

        On March 16, 2009, the Company executed an amendment to the Loan Agreement whereby the Bank waived the Company's financial covenant defaults for the quarter ended December 31, 2008, on a one-time basis and amended the Loan Agreement to, among other things, lower the Line of Credit from $15.0 million to $10.0 million, revise certain financial covenants, add additional covenants, and modify the advance and borrowing provisions under the credit facility. In order to maintain compliance with the terms of the amendment, the Company was required to pledge $3.0 million as additional cash collateral for the remaining term of the Term Loan.

        At the same time the Company was engaging in discussions with the Second Potential Strategic Buyer, the Company was also working with Raymond James to explore various financing alternatives designed to raise sufficient capital to allow the Company to repay the $15.0 million outstanding under its Term Loan at its maturity, and to provide adequate capital to fund research and development for new products and technologies. Also, in early 2009, the Company was contacted by representatives of four separate private equity firms regarding the possible sale of assets and/or business segments, in particular the Company's wholly-owned subsidiary, 3e Technologies International, Inc. ("3eTI"). After

extensive analysis and discussions with Raymond James, the Company determined that the sale of 3eTI would not generate sufficient cash to retire the debt and fund the required research and development.

        At the regularly-scheduled April 23, 2009, Board meeting, management reviewed the preliminary financial results for the Company's first quarter, noting that revenues were below the Company's internal plan for the quarter and that current projections indicated that revenues for the second half of 2009 would be below plan. Management discussed its concerns regarding the Company's ability to meet financial covenants under the Loan Agreement in the second half of the year. The Board discussed the recently announced acquisition of Tyco Electronics Wireless Systems (M/A-COM) by Harris Corporation, and the potential impact of that acquisition on the industry and the Company's competitive position within the industry. The Board also discussed the status of negotiations with the Second Potential Strategic Buyer. Mr. Jalbert informed the Board that, due to the Company's declining stock price, the PIPE would only allow the Company to bring in approximately $6.0 million without the requirement of a stockholder vote, and even with that small investment, the Second Potential Strategic Buyer was requiring too much control over the Company, including special voting rights and a board seat. As a result, Mr. Jalbert informed the Board that he had discontinued discussions with the Second Potential Strategic Buyer on April 21, 2009 due to the parties' inability to reach a mutually acceptable investment and partnership framework.

        On April 30, 2009, the Committee discussed strategic alternatives for the Company, including a possible sale transaction. The Committee discussed potential strategic buyers and strategy for determining the level of interest of such parties.

        In early May 2009, based on conversations with the Board and Raymond James, management determined the time was appropriate to evaluate the level of potential interest in an acquisition of the Company and engage a financial advisor to assist it in running a formal process. Subsequently, on May 5, 2009, the Company amended its engagement letter with Raymond James to provide advice and assistance in connection with a potential sale or merger of the Company.

        At the May 26, 2009, meeting of the Board, the Board and management discussed the Company's current financial situation and outlook. Ms. Bell noted that the Company's lower revenue in the fourth quarter 2008 and first quarter 2009 was creating liquidity issues. She also discussed the current forecast that continued to project weakness in the federal LMR market. She discussed the impact of these issues on the Company's banking relationships. She discussed cost reductions taken in the second quarter, including reductions in workforce, termination of certain research and development programs and implementation of voluntary and temporary executive salary reductions. She also discussed other challenges facing the Company, including lack of economies of scale for a public company, undercapitalization as compared to major competitors, the need for significant and continued investment in product development, and changes in the competitive landscape with the acquisition of MA/COM by Harris Corporation. She discussed management's recommendation that the Company consider the sale of all or a portion of its business. She noted that the Company retained Raymond James to assist the Company in exploring strategic alternatives.

        At the May 27, 2009 meeting of the Board following the annual stockholders' meeting, the Board discussed changes to committee assignments for the Board's standing committees. Mr. Newman noted that, in light of the Company's need to explore strategic alternatives, he may have a conflict in serving as Chair of the Committee. Following discussion, the Board determined that Mr. Newman should not continue to serve on the Committee and, instead, named Mr. Robert L. Barnett as chairman of the Committee and Bernard C. Bailey, Edward H. Bersoff and Michael E. Jalbert, as members. On June 5, 2009, Mr. Newman resigned from the Board, citing the potential conflict due to his position as Chairman and CEO of DRS Technologies, Inc. ("DRS"), which was a customer of the Company, and the fact that he recently discovered that DRS and the Company are potential competitors on some U.S. Department of Defense ("DOD") programs. He also noted that, if the Company intended to seek strategic alternatives, DRS or its parent, Finmeccanica—Societa per azioni, could become involved, and he would have to recuse himself from deliberations. As a result, he believed that the best course of action would be for him to resign from the Board.

        On June 9, 2009, the Committee met telephonically with management and representatives of Raymond James to discuss strategic alternatives for the Company, including a possible sale. Raymond James discussed the status of the Company's business, recent results, outlook, capitalization, liquidity and relationship with the Bank. Raymond James then discussed the Company's decision not to pursue the operational joint venture and strategic PIPE investment with the Second Potential Strategic Buyer, noting that the proposed investment would have been highly dilutive to existing stockholders and would have placed significant restrictions on the Company's ability to conduct its business. Furthermore, based on discussions with management, the size of the investment did not appear sufficient to address the Company's capital needs.

        The Committee, Raymond James and management then discussed the Company's strategic alternatives, including maintaining the status quo, seeking new capital, a possible sale of a business division and the sale of the entire business. With respect to the first alternative, Raymond James noted that, although the Company had already gone through extensive cost cutting, it still faced significant on-going capital needs in order to compete in the marketplace. That option would also not address tightening liquidity and the coming maturity of the $15.0 million Term Loan. With respect to the possibility of raising new capital through the issuance of debt or equity, Raymond James noted that, due to the economic environment, it would be very difficult for the Company to access the capital markets, especially given the Company's recent financial performance. The issuance of debt or equity would likely require a significant dilution for the Company's stockholders. Raymond James then discussed the possibility of raising cash through the sale of a business unit, noting that, although this might be an alternative, the Bank would have to consent to the sale, and would undoubtedly require that some or all of the proceeds be used to pay down the maturing $15.0 million Term Loan, leaving little cash to solve the Company's on-going capital needs. The Company also still would have all of the costs associated with being a public company, spread across a smaller revenue base. Raymond James and the Committee then discussed the alternative of selling the entire business in either one or two separate transactions. They also discussed the challenges to being able to close a potential sale, including limitations on changes in control or assignment of certain of the Company's license agreements, the Company's difficulty in accurately forecasting financial results, budget pressures at local, state and federal agencies, and required investments in information and accounting systems and research and development. The Committee and Raymond James then reviewed a list of potential strategic buyers and private equity firms that Raymond James, management and the Board of Directors had identified, and discussed the process and timetable.

        On June 22, 2009, the Committee met via telephone with management and representatives of Raymond James and Haynes and Boone, LLP, the Company's outside legal advisors ("Haynes and Boone"). Management updated the Committee on the Company's financial performance for the second quarter and year-to-date, the Company's current cash situation, and the impact of a possible breach of financial covenants under the Loan Agreement for the second quarter. Mr. Jalbert discussed the need to invest in research and development to maintain the Company's competitive position, noting that the failure to do so could cause the Company's value to deteriorate. The Committee and management then discussed the need to preserve value for stockholders. At this meeting, the Committee decided to recommend to the full Board that the Company pursue a possible sale of the Company. The Committee also discussed whether it was appropriate or necessary to continue to discuss these matters at the Committee level since none of the directors are aligned or affiliated with any of the potential buyers to be targeted by Raymond James. The Committee agreed to recommend that the full Board handle all matters relating to the potential sale of the Company.

        Later on June 22, 2009, following the conclusion of the Committee meeting, the full Board convened a special telephonic meeting to discuss the proposed sale of the Company. Mr. Barnett, the Chairman of the Committee, delivered the recommendation of the Committee that the Company move forward with Raymond James to market the Company to potential purchasers. The Board and management then discussed the list of potential strategic buyers and private equity firms, and Raymond James' plan for contacting them. They also reviewed the sale process to be followed. While the Board had not, at that time, determined to sell the Company, the Board decided to solicit bids for the acquisition of the Company to evaluate whether such a transaction could enhance stockholder value as opposed to alternative strategic transactions. The Board also discussed and agreed with the Committee's recommendation that the full Board, rather than the Committee, review and handle all matters regarding the potential sale of the Company.

        Beginning in late June 2009, in accordance with the Board's authorization, Raymond James began contacting potential strategic buyers and private equity firms in order to determine whether any of those entities would be interested in considering an acquisition of the Company. During this period, Raymond James contacted or had initial discussions with 119 parties potentially interested in a transaction involving the Company, roughly equally split between potential strategic buyers and private equity firms. Fifty-three of those parties indicated an interest in receiving additional information and received from Raymond James the Company's form of nondisclosure agreement for consideration. Thirty-four of those parties, including 11 strategic and 23 private equity firms, executed nondisclosure agreements, and received certain summary non-public information regarding the Company. The entities selected to be contacted were chosen based on factors including perceived interest in the businesses in which the Company operates, familiarity with the LMR and wireless broadband solutions markets, financial position and ability to consummate an acquisition of the Company. Interested parties were requested to provide non-binding, preliminary indications of interest by July 29, 2009. On that date, five private equity bidders provided conditional preliminary indications of interest at per share prices ranging from $0.71 to $1.65. No bids were received from strategic buyers.

        On July 30, 2009, the Board held its regularly-scheduled quarterly meeting and was updated by Raymond James as to the status of the process. Raymond James discussed the written bids received from the five private equity bidders. Raymond James also discussed the reasons given by potential buyers who had passed on the opportunity to bid, including (i) the Company's financial profile and volatility in revenues and profitability, (ii) lack of a strategic fit, (iii) lack of interest in LMR, (iv) the Company's product focus rather than services orientation, and (v) concerns regarding the transferability of certain license agreements.

        After extensive discussions between Raymond James and management, the four highest bidders were invited to continue in the sale process. Subsequently, one of the four highest bidders dropped out of the process due to timing issues and other priorities.

        Throughout August and September, the three remaining bidders continued their financial and legal due diligence review of the Company, which included discussions and meetings with Company management and review of certain non-public information pursuant to the terms of non-disclosure agreements between the bidders and the Company.

        Also, from July 29 through September 24, 2009, Raymond James contacted additional strategic and private equity firms, and had multiple conversations with the bidders remaining in the process to encourage them to submit preliminary indications of interest. However, no additional preliminary bids were received. Among those contacted was the Second Bidder (defined below), which executed a non-disclosure agreement on August 11, 2009, and received certain summary non-public information regarding the Company. The Second Bidder declined to pursue the opportunity at that time, citing timing issues.

        On August 5, 2009, a final bid instruction letter was distributed to the remaining three bidders, requesting the bidders to submit their best and final bids by September 23, 2009, along with a mark-up of the draft agreement. One of the remaining three bidders declined to submit a final offer after conducting significant due diligence.

        On September 23, 2009, a private equity group (the "First Potential Private Equity Buyer") submitted an offer of $1.44 per share to purchase 100% of the outstanding equity of the Company, and the other remaining bidder (the "Second Potential Private Equity Buyer"), submitted an offer of $1.25 per share to purchase 100% of the outstanding equity of the Company. Both bidders also submitted a mark-up of the draft merger agreement.

        On September 27, 2009, the Board held a telephonic meeting to review the proposals received. The Company's management and legal and financial advisors also participated in this meeting. Raymond James again reviewed the process it had followed, and then reviewed the bids received. Both parties were requesting a 30-day exclusivity period during which they could perform confirmatory due diligence and negotiate the definitive merger agreement. The Board, management and its legal and financial advisors then discussed next steps, including attempting to cause both parties to improve their offers, then negotiating a 30-day exclusivity period with the highest bidder. Raymond James also indicated that it was still in conversations with two possible strategic buyers, but noted that, although both parties were aware of the timing and process, neither had indicated an interest in submitting an offer to date. Once again, the Board discussed the reasons for pursuing a possible sale. Mr. Jalbert noted that management strongly supported moving the process forward with the highest bidder. He noted that the Company required a meaningful investment in research and development to remain competitive in the marketplace. Although management had worked to reduce costs as much as possible, he did not believe there were significant additional costs that could then be eliminated without hurting the Company's business. He also noted that the volatility of the business put the Company at risk for being in default of the Loan Agreement. Ms. Bell also noted that the Company had obtained multiple waivers from the Bank over the past couple of years, and it was not certain whether the Company would be able to meet its financial covenants for the third and fourth quarters of 2009. She noted that the last time the Company required a waiver, the Bank reduced the Line of Credit from $15.0 million to $10.0 million, and required the Company to post $3.0 million as collateral to secure the repayment of the $15.0 million Term Loan. She stated that there was no assurance that the Bank would continue to work with the Company. Ms. Bell also discussed the need for capital to invest in research and development to maintain the Company's competitive position, and IT infrastructure to enable the Company to continue to grow its business. Additional investments would need to be made as the Company moved to P25 Phase II technology, to replace testing equipment. She also discussed the on-going issue regarding bonding, noting that the Company had been forced to decline bid opportunities on systems projects due to its inability to post the required performance bonds. Ms. Bell concluded that the volatility of the Company's business continued to hamper the Company's ability to obtain financing and/or investment to enable it to continue as a successful public company. Following a thorough discussion, the Board instructed Raymond James to contact the two remaining bidders and any other parties still pending, and obtain their best and final offers.

        Between the receipt of the two bids and October 1, 2009, representatives of Raymond James had multiple conversations with representatives of the First Potential Private Equity Buyer and the Second Potential Private Equity Buyer concerning price and various due diligence matters. During these conversations, both bidders were requested to provide their best and final offers. Raymond James also went back to two strategic buyers, including the Second Potential Strategic Buyer, to determine whether they might be interested in submitting a bid. Both strategic buyers declined to submit a bid. On October 1, 2009, the First Potential Private Equity Buyer raised its bid to $1.55 per share, and requested that the parties enter into a 30-day exclusivity period during which it could conduct confirmatory due diligence and negotiate a definitive merger agreement. The Second Potential Private Equity Buyer declined to improve its prior bid of $1.25 per share.

        On October 1, 2009, the Board convened a telephonic meeting to review with management and its legal and financial advisors the best and final offer received from the First Potential Private Equity Buyer. Following such discussion, the Board authorized management to enter into a 30-day exclusivity agreement with the First Potential Private Equity Buyer and begin negotiations of the definitive agreement. That same day, the Company entered into an exclusivity agreement for a period of thirty (30) days with the First Potential Private Equity Buyer.

        During a telephonic meeting of the Board on October 30, 2009, Raymond James reported that representatives of the First Potential Private Equity Buyer expressed concerns regarding the Company's continuing inability to project revenue, as demonstrated by the recent third quarter results that were significantly below internal forecasts. The First Potential Private Equity Buyer believed that the inability to forecast would negatively impact its ability to obtain financing for the business following the closing of the transaction. Based on the results of its due diligence, the First Potential Private Equity Buyer was also concerned about the state of the Company's IT systems and the number of manual systems used to run the business. It believed that, in addition to significant research and development investments, the Company would require a significant up-front investment in IT systems. As a result, the First Potential Private Equity Buyer indicated that it would not be able to proceed with the transaction at the $1.55 per share price as previously indicated, and it believed it would need to lower the offering price to approximately $1.30 to $1.35 per share. The First Potential Private Equity Buyer would also require the Company to have at least $10 million in cash at closing. Raymond James also informed the Board that, in addition to completing its due diligence review, the First Potential Private Equity Buyer now required a third party appraisal of the Company's inventory and accounts receivable in connection with its efforts to acquire financing for the business following the close of the merger transaction. Following discussion with management and its financial and legal advisors, the Board authorized management to cooperate with the First Potential Private Equity Buyer's requests, but to continue to try to keep the purchase price as high as possible.

        On November 3, 2009, the Board convened a telephonic meeting, during which Raymond James informed the Board that the First Potential Private Equity Buyer had confirmed that it was lowering its offer to a range between $1.30 and $1.35 per share, and would also insist on closing conditions related to the amount of cash on hand at closing and certain consents to the change of control. The Board agreed to extend the exclusivity period until November 17, 2009, to allow the First Potential Private Equity Buyer to complete its due diligence review, including the third party appraisal. Over the next two weeks, the parties continued to negotiate the terms of the merger agreement. The Company also prepared disclosure schedules and continued to respond to due diligence requests from the First Potential Private Equity Buyer and the third party appraisers. Also during this time period, the Board decided to retain Houlihan Lokey to provide the fairness opinion in connection with the transaction. Houlihan Lokey began its due diligence review of the Company.

        On November 9, 2009, the Bank granted a one-time waiver of the Company's default under the Loan Agreement for the Company's failure to meet its financial covenants for the quarter ended September 30, 2009.

        On November 20, 2009, the Board met at the Company's Irving, Texas headquarters with management and its financial and legal advisors. Raymond James reported to the Board that the First Potential Private Equity Buyer's investment committee had met the preceding day to review the results of its due diligence review, including the third party appraisal and, although Raymond James had not heard the final results of that meeting, the First Potential Private Equity Buyer had expressed concerns about the Company's failure to meet the third quarter projections, and whether the Company would be able to meet its revenue projections for the fourth quarter. The First Potential Private Equity Buyer had also reported that the independent appraiser had expressed concerns about the Company's inventory. Based on this information, the First Potential Private Equity Buyer had indicated that the price range previously discussed was too high and that it would be proposing a further price reduction.

        During a telephonic Board meeting on November 24, 2009, Raymond James reported that the First Potential Private Equity Buyer had lowered its offer to $1.05 per share with an additional downward adjustment to the price based on the amount of net debt at the time of closing, which was expected to reduce the effective amount of the offer based on the Company's forecast. The Board, management and its financial and legal advisors discussed the Company's forecast for the amount of net debt that would be outstanding at the time of closing and the impact of such debt on the ultimate stock price under the proposed price structure. Following extensive discussion, the Board instructed Raymond James to attempt to negotiate a floor of the possible price adjustment of $0.85 per share. The Board also instructed Raymond James to contact the Second Potential Private Equity Buyer and see if there would be any interest in re-engaging, since the exclusivity arrangement with the First Potential Private Equity Buyer had expired.

        During the last two weeks of November and first week of December, the parties and their advisors had multiple teleconferences to negotiate a definitive acquisition agreement, disclosure letter and other transaction documents.

        On December 1, 2009, Raymond James informed the Board that the First Potential Private Equity Buyer had lowered its price to a flat price per share of $0.75 per share, regardless of the amount of net debt at closing. Raymond James also informed the Board that it had contacted the Second Potential Private Equity Buyer to determine whether it would be interested in coming back into the process. The Second Potential Private Equity Buyer indicated that it would be interested. However, it would require a thirty (30)-day exclusivity period to conduct its due diligence. Following discussion with management and its financial and legal advisors, the Board instructed Raymond James to go back to the First Potential Private Equity Buyer and attempt to get the price back up to $1.05, with an adjustment for net debt, but not below $0.85 per share.

        On December 4, 2009, the Board met at 3eTI's offices in Rockville, Maryland. Raymond James reported that, as requested by the Board at the last meeting, it had gone back to the First Potential Private Equity Buyer to attempt to negotiate a price of $1.05 subject to an adjustment for net debt, but with a floor of $0.85 per share. The First Potential Private Equity Buyer responded with an offer of $0.85 per share, regardless of the amount of net debt, but retaining the right to terminate the transaction in the event net debt at closing exceeded $12 million.

        During the December 4, 2009 Board meeting, representatives from Houlihan Lokey met with the Board to discuss the process and analysis used in determining whether a transaction is fair. Haynes and Boone reviewed with the Board members their fiduciary duties in the context of the proposed transaction. Haynes and Boone also discussed with the Board the material terms and conditions of the merger agreement, as reflected in the then current draft of the merger agreement. The Board also reviewed the reasons why it was considering the merger. Management reviewed its forecast for the fourth quarter, with Ms. Bell informing the Board that, based on those forecasts, she did not believe that the Company would be able to meet certain financial covenants under the Loan Agreement. Management also reviewed its revised plan for 2010. Management reviewed its risk assessment of the various options available to the Company, including (i) accepting the current offer, (ii) rejecting the current offer and remaining independent (assuming the Company was able to find adequate financing), (iii) partial liquidation/disposition of designated business operations, and (iv) liquidation. Following extensive discussion with management and its financial and legal advisors, the Board authorized management and its advisors to move forward as quickly as possible to resolve any outstanding issues with the merger agreement and disclosure schedules.

        Over the next two weeks, the parties continued to negotiate the terms of the merger agreement. In the first half of December 2009, it became apparent to management that the Company would not be able to meet its internal projections for the Company's fourth quarter. On December 17, 2009, the Company issued a press release stating that the fourth quarter revenue and gross margins would be lower than previously anticipated, and that the Company did not expect to be profitable for the fourth quarter or for the year. The Company also stated that it may be unable to meet the fourth quarter minimum EBITDA covenant under the Loan Agreement. On December 21, 2009, the Company provided a revised fourth quarter forecast to the First Potential Private Equity Buyer, which was substantially lower than previous forecasts for the quarter. On December 23, 2009, the Company was informed that a large state customer had issued a stop ship order with respect to a large order set to ship before the end of the fourth quarter, due to certain variances in their testing results. On December 26, 2009, the First Potential Private Equity Buyer notified Raymond James that it had decided to indefinitely postpone its offer to purchase the Company. On December 28, 2009, Mr. Jalbert instructed Raymond James to contact the Second Potential Private Equity Buyer to determine its interest in re-engaging.

        On January 11, 2010, Ms. Bell received a telephone call from the Bank informing her that the Company's account had been transferred to the Special Asset Group due to the Company's continued failure to meet financial covenants. The Bank requested detailed cash flow projections, and indicated that it would be conducting the annual bank audit in February. The Bank also informed the Company that it would be sending a letter to the Company declaring an event of default under the terms of the Loan Agreement, reserving the Bank's rights to take any and all actions under the terms of the Loan Agreement, including accelerating the payment of all amounts outstanding under the Loan Agreement, and notifying the Company that it would not be able to draw down on the Line of Credit without the Bank's specific approval. The Company received the letter, dated January 12, 2010, on January 15, 2010.

        On January 12, 2010, the Company revised its engagement of Raymond James to include restructuring advice and assistance with any recapitalization, reorganization or restructuring transaction.

        In early January 2010, representatives of the Second Potential Private Equity Buyer contacted Mr. Jalbert inquiring as to the status of the Company's sale process. On January 12, 2010, Mr. Jalbert, Ms. Bell and representatives of Raymond James conducted a telephonic meeting with representatives of the Second Potential Private Equity Buyer, updating such party on the Company's preliminary results for the fourth quarter. Following such meeting, management provided additional financial information to the Second Potential Private Equity Buyer.

        On January 13, 2010, the First Potential Private Equity Buyer informed the Company that it would not move forward with the proposed purchase at that time.

        On January 14, 2010, Mr. Jalbert, Ms. Bell and representatives of Raymond James conducted a telephonic meeting with representatives of the Second Potential Private Equity Buyer, updating it on the Company's preliminary results for the fourth quarter. Following such meeting, on January 16, 2010, the Second Potential Private Equity Buyer submitted a revised offer to purchase the outstanding shares of Common Stock of the Company at a price per share in a range of $0.60 to $0.75 per share, assuming validation of the Company's 2010 forecast, delivery of net working capital (inclusive of cash) at the time of closing of not less than $45.8 million, and bank debt at closing in an amount not greater than $15.5 million. On January 22, 2010, the Company signed a 30-day exclusivity agreement with the Second Potential Private Equity Buyer.

        During a telephonic Board meeting January 25, 2010, the Board, its financial advisors and management discussed the Company's liquidity situation. Ms. Bell updated the Board on her conversations with the Bank, noting that the Bank was requiring on-going 13-week cash flow projections. She noted that based on her current projections, the Company would not have sufficient cash to allow the Company to repay the Term Loan when due. Management and Raymond James discussed various scenarios for repaying the Term Loan, including continuing to try to sell the Company, selling 3eTI, attempting to refinance the debt, and liquidating the Company.

        On February 3, 2010, Ms. Bell and representatives of Raymond James met with representatives of the Bank to discuss obtaining a waiver of the default under the Loan Agreement. Representatives of the Bank stated clearly that the Bank's desire was to be repaid in full as quickly as possible and, in any event, no later than the June 30, 2010 maturity date.

        On February 13, 2010, the Second Potential Private Equity Buyer informed the Company that it was no longer interested in purchasing the entire Company, citing, among other things, the Company's uneven revenue stream and the need for significant ongoing capital investment for research and development. The Second Potential Private Equity Buyer continued to be interested in pursuing a purchase of the 3eTI subsidiary, and the Company allowed the Second Potential Private Equity Buyer to conduct due diligence of the 3eTI subsidiary. On February 19, 2010, the Second Potential Private Equity Buyer informed the Company that it was no longer interested in pursuing a purchase of the 3eTI subsidiary.

        During telephonic Board meetings on February 16 and 18, 2010, the Board, management and Raymond James discussed the need to explore a variety of options to solve the Company's liquidity issues. Those options included re-marketing the entire Company for sale, marketing just the 3eTI subsidiary for sale and pursuing financing alternatives. They also discussed restructuring the LMR business to attempt to cut expenses, noting that the Company had already dramatically reduced expenses, so that any additional expense cuts would be at the expense of the business. They also discussed exiting the LMR systems business in an attempt to cut expenses. Management shared with the Board its analysis that showed that exiting the systems business would expose the Company to large potential damage claims under existing contracts. Management informed the Board that it had begun work with Raymond James to update the confidential information memorandum for the Company and also to prepare a separate confidential information memorandum solely for the 3eTI subsidiary.

        Throughout February 2010, management and Raymond James worked with the Bank to obtain a waiver of the default under the Loan Agreement. Effective March 1, 2010, the Company entered into an amendment to the Loan Agreement under the terms of which the Bank waived, on a one time basis, the Company's failure to comply with certain financial covenants contained in the Loan Agreement for the quarter ended December 31, 2009. In exchange for the default waiver, the amendment (i) reduced the revolving line of credit from $10.0 million to $3.75 million, (ii) made all future advances under the Loan Agreement subject to the Bank's discretion, (iii) limited the Company's ability to obtain letters of credit unless it provided the Bank with cash collateral for such letters of credit in an amount equal to 102% of the face amount of the letter of credit, (iv) required the Company to pledge additional cash collateral totaling $3.5 million for the remaining term of the Loan Agreement no later than June 15, 2010, and (v) required the Company to provide additional financial reporting to the Bank on a monthly basis. The Bank also agreed to waive compliance by the Company with the financial covenants set forth in the Loan Agreement for the Company's first quarter ending March 31, 2010. The amendment also increased the interest rate on the Line of Credit and the Term Note governed by the Loan Agreement to a floating rate equal to LIBOR plus 500 basis points through the term of the Loan Agreement. In connection with the amendment, the Company agreed to pay the Bank (i) a one time fee in the amount of $109,968.74 upon execution of the sixth amendment to the Loan Agreement, (ii) additional fees based on the amounts outstanding under the Loan Agreement on each of April 19 and June 18, 2010, and (iii) certain unused line fees.

        Beginning in early March 2010, Raymond James began contacting potential strategic and private equity buyers in order to determine whether any of those entities would be interested in considering an acquisition of the entire Company or the 3eTI subsidiary. Raymond James also approached a number of the strategic and private equity buyers previously contacted during the first phase of the process in the second half of 2009. During this period Raymond James contacted or had initial discussions with 55 prospective private equity buyers and one prospective strategic buyer for the entire Company; and 38 prospective private equity buyers and 22 prospective strategic buyers for the sale of 3eTI. In addition,

Raymond James contacted 28 prospective financing sources, including commercial banks, factorers and other alternative financing sources.

        Of those contacted with respect to the sale of the entire Company, 35 of the prospective private equity buyers expressed an interest in receiving additional information and obtained from Raymond James the Company's form of nondisclosure agreement for consideration. Twenty-six of those parties executed nondisclosure agreements and received certain summary non-public information regarding the Company. They were requested to provide non-binding, preliminary indications of interest by March 31, 2010. As of that date, two prospective private equity buyers, including Francisco Partners, provided conditional preliminary indications of interest. No bids were received from strategic buyers. The proposed purchase price in Francisco Partners' indication of interest was $1.15 per share of Common Stock, and the other bidder's indication of interest was in a range of $0.57 to $0.83 per share.

        Of those contacted with respect to the sale of the 3eTI subsidiary, 28 of the prospective private equity buyers and 17 of the prospective strategic buyers expressed an interest in receiving additional information and received from Raymond James the Company's form of nondisclosure agreement for consideration. Eighteen prospective private equity buyers, including Francisco Partners, and four prospective strategic buyers executed nondisclosure agreements, and received certain summary non-public information regarding the 3eTI subsidiary. They were also requested to provide non-binding, preliminary indications of interest by March 31, 2010. As of that date, five prospective private equity buyers and two prospective strategic buyers provided conditional preliminary indications of interest at prices ranging from $12.0 million to $25.0 million for 3eTI.

        Of those contacted with respect to a potential refinancing of the Company's debt, 19 potential financing sources expressed an interest in receiving additional information and obtained from Raymond James the Company's form of nondisclosure agreement for consideration. Ten of those potential financing sources executed nondisclosure agreements, and received certain summary non-public information regarding the Company. They were also requested to provide non-binding, preliminary financing proposals by March 31, 2010. As of that date, six potential financing sources provided conditional preliminary financing proposals, which included four asset-based lending proposals and two accounts receivable factoring proposals.

        On March 7, 2010, the Board met with management and Raymond James to discuss the Company's liquidity situation. Ms. Bell informed the Board that, based on the most current cash forecasts, the Company would not have sufficient cash on hand at June 30 to pay the Term Loan in full and continue to operate the Company. The Board, management and Raymond James discussed the Company's ability to refinance the Term Loan, and its other strategic alternatives, including the possible sale of the entire Company, the sale of the LMR business or the sale of the 3eTI subsidiary. Raymond James briefed the Board on the status of the process, noting that it was going to contact (i) potential interested parties for the entire Company, (ii) select additional parties who might be interested in just the LMR business, (iii) a broad group of potential purchasers for the 3eTI business, and (iv) a variety of potential financing sources, including factorers, asset based lenders and other alternative financing sources.

        During the second week of March 2010, the Company provided Francisco Partners with access to an electronic due diligence data room.

        On March 23, 2010, the Company and Francisco Partners met in person at the Company's headquarters in Dallas for a half-day due diligence meeting.

        On March 24, 2010, Francisco Partners provided the Company with detailed follow-up due diligence requests and scheduled several upcoming due diligence conference calls with Company management. Subsequently, Francisco Partners continued its due diligence and conducted a series of due diligence conference calls with Company's management between March 25, 2010 and March 31, 2010.

        On March 31, 2010, Francisco Partners submitted a non-binding indication of interest letter to purchase the Company for a price of $1.15 per share of Common Stock in cash. The letter specified that the acquisition would be financed entirely with equity capital from Francisco Partners and that it was prepared to expeditiously complete its due diligence on the Company, noting that Francisco Partners had already advanced its progress towards completing due diligence in a number of ways as set forth above. The letter also requested that the Company proceed to negotiate with Francisco Partners on an exclusive basis.

        On March 31, 2010, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the SEC, in which it disclosed that it did not anticipate that it would have sufficient cash on hand to pay off the Term Loan when due, without dedicating all or substantially all of its cash flow from operations to the payment of the indebtedness, thereby substantially reducing the funds available for operations, working capital, capital expenditures, research and development, sales and marketing initiatives and general corporate or other purposes. The Company also disclosed that it had developed and was implementing a specific action plan to improve profitability and resolve the liquidly issue. The Company disclosed that as part of that plan, it had (i) implemented cost-cutting measures in the organizational structure and reduced employee and operational expenses; and (ii) retained the services of Raymond James to explore options available to the Company to refinance the debt, or raise additional funds through private equity or debt financing, sales of assets or other strategic alternatives. Additionally, as a result of the Company's liquidity situation and recurring losses, the Company's independent auditor issued its audit opinion for fiscal year 2009 subject to a going concern explanatory paragraph.

        On April 1, 2010, the Board held a telephonic meeting to review the proposals received. After extensive discussions between the Board, Raymond James and management, the Company invited Francisco Partners to continue in the due diligence process for the purchase of the Company, and invited the three highest bidders for the 3eTI subsidiary to continue in the due diligence process for the purchase of 3eTI. The Company also invited one asset-based lender and one accounts receivable factorer to continue in the due diligence process for possible financing arrangements. Subsequently, Francisco Partners continued its due diligence and conducted a number of due diligence conference calls with the Company's management.

        On April 7, 2010, the Company entered into an exclusivity agreement with Francisco Partners, which restricted the Company from soliciting any competing offers and from providing any non-public information regarding the Company or its subsidiaries to any third party, or continuing any negotiations or discussions with any third parties regarding any competing offers. The exclusivity agreement provided that it could be terminated (i) at any time by mutual agreement of the parties, (ii) at any time by Francisco Partners, and (iii) at any time after April 26, 2010 by written notice from the Company to Francisco Partners. The exclusivity agreement excepted out any of the Company's ongoing discussions with other parties regarding the possible sale of 3eTI and possible debt and/or non-controlling equity financing arrangements for the Company and its subsidiaries to refinance the Company's existing debt financing arrangements.

        On April 9, 2010, Francisco Partners provided the Company with detailed follow-up due diligence requests and continued its business, financial and legal due diligence on the Company. On April 14, 2010, the Company and Francisco Partners held a full day due diligence meeting at the Company's headquarters in Dallas, Texas. During the week beginning April 19, 2010, Francisco Partners continued its due diligence and conducted a number of additional due diligence conference calls with the Company's management. On April 26, 2010, Francisco Partner re-iterated its continuing interest in the

Company and the need to conduct further due diligence. The next day, Francisco Partners provided the Company with detailed follow-up due diligence requests.

        Over the course of April 2010, in addition to the detailed due diligence conducted by Francisco Partners, the Company also held subsequent meetings and conference calls and responded to detailed due diligence requests from the three highest bidders for the purchase of 3eTI and the two remaining financing sources.

        On April 29, 2010, the Board held a telephonic meeting to review the status of the process and discuss the relative merits of each of the strategic options. Raymond James reported that, on April 26, 2010, Francisco Partners had met with its internal investment committee and reaffirmed its offer at $1.15 per share. Francisco Partners had also expressed its desire to finalize its due diligence, and targeted May 10, 2010 to execute a definitive purchase agreement.

        With respect to the 3eTI sale process, management and Raymond James reported that the three potential buyers of the 3eTI business were still conducting due diligence. One of the potential 3eTI buyers (the "First Potential 3eTI Buyer") submitted a revised offer on April 12, 2010, increasing its original offer from $15.0 million to $19.0 million, but then reduced the offer to $17.5 million on April 20, 2010. Then on April 27, 2010, the First Potential 3eTI Buyer submitted a further revised offer of $18.0 million, and proposed a break up fee of $2.0 million. The First Potential 3eTI Buyer indicated that it would be able to close a transaction on an accelerated timeframe and that financing was not a condition to closing. The other two potential 3eTI buyers remained interested but were not as far along in the due diligence process as the First Potential 3eTI Buyer. One of them also had informed Raymond James that, because it was a non-U.S. legal entity, it would be required to obtain certain governmental approvals prior to purchase, which could further delay a potential closing. Therefore, there was significant risk of being unable to negotiate a definitive agreement and reach a closing with either of those two parties in the time frame required to repay the Term Loan by June 30, 2010.

        Management and Raymond James also updated the Board on the status of the two potential financing sources. Raymond James reported that the asset based lender had conducted some due diligence and obtained initial credit committee approval for a $25 million facility subject to additional due diligence, successful completion of a field audit, and a satisfactory third-party appraisal of the Company's inventory and accounts receivable. Raymond James estimated that it would take two to three months to close on the proposed asset based facility. Therefore, even assuming that the asset-based lender was still willing to make the facility available to the Company following the completion of its due diligence, there was significant risk that the amount of such facility would be reduced and the Company would not be able to close on the financing in the time frame required to repay the Term Loan.

        Raymond James also reported that the accounts receivable factorer was completing its due diligence and preparing to submit the proposed $10 million factoring facility to its credit committee for approval. The Board, its financial advisors and management then discussed the Company's liquidity situation, assuming that the Company obtained the $10 million accounts receivable factoring facility. Ms. Bell noted that, although such a facility would provide liquidity to pay off the Bank and some liquidity to operate, the Company would still be in a very tight liquidity situation, which could negatively impact operations and the Company's ability to execute its business plan. The Board, management and Raymond James also discussed the Company's historical liquidity swings. Following extensive discussions with its financial advisors and management, the Board concluded that, although getting the $10 million factoring facility in place would be useful in the short term, it would not be a good medium or long-term solution to the Company's liquidity issues.

        Raymond James then reviewed with the Board an analysis comparing the proposed Francisco Partners transaction to the proposed transaction with the First Potential 3eTI Buyer. The Board, management and Raymond James discussed valuations of the entire company and of the 3eTI business, and the implied multiples of EBITDA and revenues for each proposed transaction. They also discussed the premium over the Company's share price at different points in time. Following extensive discussions with its financial advisors and management, the Board authorized management and its advisors to move forward as quickly as possible to negotiate a definitive agreement with Francisco Partners and prepare the necessary disclosure schedules.

        Over the next week, the parties continued to negotiate the terms of the Merger Agreement, and Francisco Partners continued its due diligence. From April 28 to May 3, 2010, a number of due diligence conference calls took place between Francisco Partners and the Company's management.

        On May 4 and May 5, 2010, a series of due diligence meetings between the Company's management and Francisco Partners took place at the Company's headquarters in Dallas. These in-person meetings were followed by a series of due diligence conference calls between Francisco Partners and the Company's management that took place on May 6 and May 7, 2010.

        On May 7, 2010, the Board met at the offices of 3eTI in Rockville, Maryland. During the meeting, Management reported that Francisco Partners was nearing completion of its due diligence, but it still needed to finish its diligence calls with some of the Company's customers. Management also reported that the parties had made significant progress in the negotiation of the Merger Agreement. Raymond James reported that Francisco Partners would be going back to its investment committee for final approval early the following week. Raymond James and management also discussed timing issues, noting that the closing of the transaction would not occur before the maturity date of the Loan Agreement. Raymond James then reported on recent discussions with the Bank, regarding an extension of the Loan Agreement to allow for the closing of the merger transaction. During the meeting, Houlihan Lokey met with the Board to discuss the process and analysis used in determining whether a transaction is fair. Haynes and Boone reviewed the material terms and conditions of the Merger Agreement, as reflected in the then current draft of the Merger Agreement. Haynes and Boone also summarized certain contractual obligations, conditions and termination rights, and payment of a break up fee by EFJ in certain specified circumstances involving receipt by EFJ of competitive bids from third parties or in which the Board withdrew its recommendation of the Merger. Following extensive discussion with management and its financial and legal advisors, the Board authorized management and its advisors to move forward as quickly as possible to resolve any outstanding issues with the Merger Agreement and disclosure schedules.

        On May 10, 2010, Francisco Partners informed the Company through its financial advisor, Raymond James, of its continued interest in the Company, subject to the satisfactory resolution of certain open due diligence items, but that it would likely be willing to pay in the range of $1.00 to $1.05 per share rather than the $1.15 price per share indicated in the indication of interest letter based on lower than expected post-merger cost savings and the projected debt and cash balances of the Company at closing. Raymond James had numerous discussions with Francisco Partners in an attempt to get Francisco Partners to increase the offer.

        On May 13, 2010, Francisco Partners informed Raymond James that it had completed its due diligence and its investment committee had approved a purchase price of $1.05 per share of Common Stock, and authorized the finalization and execution of the Merger Agreement.

        Also during the week beginning May 10, 2010, Raymond James and management had discussions with the Bank regarding extending the maturity date of the Loan Agreement. The Bank indicated that it would be willing to extend the maturity date of the Loan Agreement for two months to allow the Company to close the merger transaction; however, it would require the Company to make a significant pay down on the outstanding principal balance of the $15 million Term Loan to decrease the Bank's exposure. The Company and the Bank began to exchange drafts of a proposed amendment to the Loan Agreement to accommodate such extension. The Bank's agreement to extend the maturity date until August 31, 2010, was conditioned upon the execution of the Merger Agreement.

        On May 15, 2010, the Board held a telephonic meeting to review the final draft of the Merger Agreement, subject to non-substantive corrections. Raymond James recapped the process through which the Company had arrived at the proposed Merger Agreement. Raymond James reminded the Board that it had conducted a broad process over the past 10 months, contacting over 260 parties, consisting of potential strategic and private equity buyers, and potential financing sources, including commercial banks, factoring houses and other financial institutions. The Company had conducted serious negotiations with several potential purchasers of the entire Company and for just the 3eTI subsidiary, and, after many months of effort, arrived at the current offer. Mr. Jalbert discussed the proposed transaction, noting that it was management's recommendation that the Board approve the transaction. Haynes and Boone reviewed the material terms and conditions of the Merger Agreement, as reflected in the then final draft of the Merger Agreement. Haynes and Boone also summarized certain contractual obligations, conditions and termination rights, and payment of a break up fee by the Company in certain specified circumstances. Representatives of Houlihan Lokey then reviewed the financial aspects of the proposed Merger. At the conclusion of its presentation, Houlihan Lokey delivered its opinion to the Board to the effect that, as of May 15, 2010, based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view. Following a thorough discussion, the Board unanimously determined that the Merger is advisable to, and in the best interests of, the Company and its stockholders, and approved and adopted the Merger and the Merger Agreement, resolved to recommend that the Company's stockholders vote to adopt the Merger Agreement, and authorized its executive officers to execute and deliver the Merger Agreement.

        On May 15, 2010, the parties executed and delivered the Merger Agreement, and on May 17, 2010, the parties announced the signing of the Merger Agreement.

        On May 19, 2010, the Board of Directors received an unsolicited, non-binding written proposal from a private equity firm (the "Second Bidder") to acquire the Company for $1.50 per share, subject to the satisfactory completion of confirmatory due diligence (the "Acquisition Offer"). During a telephonic Board meeting on May 19, 2010, the Board, management, Raymond James and Haynes and Boone discussed the proposal. Following extensive discussion, the Board determined, after consultation with Haynes and Boone and Raymond James, that the Acquisition Offer constitutes, or would reasonably be expected to lead to, a Superior Proposal. The Board further determined in good faith, after consultation with Haynes and Boone, that the failure to enter into discussions and provide non-public information to the Second Bidder would be inconsistent with its fiduciary duties under Delaware law. Following a thorough discussion, the Board authorized management to notify Francisco Partners of its desire to enter into and initiate discussions with the Second Bidder to see if those discussions could lead to a superior proposal. On the same day, Raymond James called a representative of Francisco Partners and communicated that the Board had received the Acquisition Offer and that the Board would be discussing such Acquisition Offer.

        On May 20, 2010, the Company formally notified Francisco Partners that the Board had determined that the Acquisition Offer had a reasonable likelihood of resulting in a Superior Proposal and that the Company would be providing the Second Bidder due diligence access.

        On May 22, 2010, the Second Bidder and the Company entered into an Amended and Restated Confidentiality and Standstill Agreement, and thereafter the Company provided the Second Bidder access to the electronic due diligence data room. On May 25, 2010, the Company and the Second Bidder met in person at the offices of Haynes and Boone for a full day due diligence meeting. On May 26, 2010, one representative of the Second Bidder continued face to face meetings with the Company at the Company's headquarters offices in Irving, Texas. On May 27, 2010, the Second Bidder provided the Company with follow-up due diligence requests and scheduled several upcoming due diligence meetings with management of the Company.

        From June 1 through 4, 2010, representatives of the Second Bidder again met in person with the Company at the Company's headquarters offices in Irving, Texas and also at the offices of 3eTI in Rockville, Maryland for full day due diligence meetings. On June 4, 2010, the Company received a draft merger agreement from the Second Bidder. Between June 4, 2010 and June 11, 2010, the Second Bidder continued its due diligence, submitting additional follow-up due diligence requests and conducting a series of due diligence conference calls with the Company's management. The parties also continued to negotiate the terms of the merger agreement during that time.

        During the weeks beginning on May 24, June 1, and June 7, 2010, the Company and Francisco Partners had at least one brief call per week to discuss the status of due diligence by the Second Bidder.

        On June 13, 2010, the Company received a definitive proposal from the Second Bidder, informing the Company that it had completed its due diligence and re-iterating its offer to acquire the Company for $1.50 per share with a draft of the proposed definitive merger agreement and limited guarantee. The Second Bidder also informed the Company that it was prepared to enter into such definitive merger agreement following the termination of the existing Merger Agreement with Francisco Partners.

        On June 13, 2010, the Board of Directors met telephonically to review the proposal from the Second Bidder and the draft definitive merger agreement. The Board reviewed the terms and conditions of the merger agreement from the Second Bidder, and the expected timing and likelihood of consummation of the Second Bidder transaction. Following a thorough discussion, the Board unanimously determined that the Acquisition Offer constituted a Superior Proposal, and instructed the officers of the Company to deliver the required notices to Francisco Partners. Following the conclusion of the Board meeting, management delivered notice to Francisco Partners, informing it that (i) that the Company's Board had determined that the Acquisition Offer constituted a Superior Proposal, (ii) that the Company intended to make an Adverse Recommendation Change and to terminate the Merger Agreement on Friday, June 18, 2010 in connection with such Superior Proposal, and (iii) that, promptly thereafter, the Company intended to enter into the merger agreement with the Second Bidder.

        Following receipt of the notice, Francisco Partners requested that the Company meet telephonically with Francisco Partners to review the Company's most current financial results for the year to date and receive an update on the Company's forecast for 2010. The Company and Francisco Partners held a conference call on June 14, 2010 to discuss these matters.

        On June 17, 2010, Francisco Partners informed Raymond James that it intended to make amendments to the Original Merger Agreement such that the Acquisition Offer from the Second Bidder would no longer continue to constitute a Superior Proposal. Later that evening, Francisco Partners submitted a written offer to enter into an amendment to the Original Merger Agreement, to (i) increase the acquisition price from $1.05 to $1.50 per share, (ii) amend certain of the representations and warranties contained in the Merger Agreement to conform such sections to changes made in the draft merger agreement from the Second Bidder, and (iii) to increase the Parent Termination Fee to $3.5 million and the Termination Fee to $1.5 million. Along with the written offer, Francisco Partners submitted a draft of the Amendment to the Original Merger Agreement and an amendment to the limited guarantee reflecting those amendments.

        During a telephonic Board meeting on June 18, 2010, management informed the Board that it had received and was reviewing the written offer from Francisco Partners. The Board, its financial and legal advisors and management discussed next steps. Following receipt of the offer to amend the Original Merger Agreement and the limited guarantee, the Company and Francisco Partners negotiated certain terms of the proposed amendment, and exchanged revised drafts.

        On June 19, 2010, the Board met telephonically to review the final draft of the proposed amendments to the Original Merger Agreement and the limited guarantee. Haynes and Boone reviewed the changes from the Original Merger Agreement and the differences from the offer received from the Second Bidder. Houlihan Lokey reviewed with the Board the financial aspects of the proposed Amendment, and, at the conclusion of its presentation, Houlihan Lokey delivered its opinion to the Board to the effect that, as of June 19, 2010, and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view. Following a thorough discussion with management and its legal and financial advisors, the Board unanimously determined that the proposal from the Second Bidder no longer constituted a Superior Proposal within the terms of the Merger Agreement. The Board also unanimously determined that the Merger was advisable to, and in the best interests of, the Company and its stockholders, and approved and adopted the Amendment, resolved to recommend that the Company's stockholders vote to adopt the Merger Agreement, and authorized its executive officers to execute and deliver the Amendment and the amendment to the limited guarantee.

        On June 19, 2010, the parties executed and delivered the Amendment and the amendment to the limited guarantee, and on June 21, 2010, the parties announced the signing of the Amendment.

Reasons for the Merger; Recommendation of the Board of Directors

        In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with the Company's senior management, legal counsel and financial advisors and, in recommending that the Company's stockholders vote their shares of Common Stock in favor of the adoption of the Merger Agreement, considered the following factors, each of which the Board believed supported its recommendation:

  •
  Financial Condition and Prospects of the Company.  The Board considered its familiarity with the current and historical financial condition, results of operations, business and prospects of the Company as well as the Company's financial plan and prospects if the Company were to remain an independent company and the potential impact on the trading price of its Common Stock. The Board considered:

  •
  the Company's current financial plan, including the risks associated with achieving and executing the Company's business plan;

  •
  the Company's history of losses;

  •
  the Company's limited access to capital needed to refinance its $15 million Term Loan due in June 2010, fund on-going research and development, and provide bonding capacity due to the Company's historical financial performance, size, and the positioning and conditions of the capital markets;

  •
  its assessment that the Company's prospects for growth are diminished compared to its competitors due to its current financial condition;

  •
  current conditions and evolving trends in the markets in which the Company competes, including increased competition from larger companies that are able to compete aggressively in the sector, the risks associated with possible changes in spending levels in federal, state and local governmental agencies, and the likely effects of these factors on EFJ's potential growth, development and strategic options; and

  •
  the Company's intrinsic value and how this value is constrained by its current financial condition and the state of the capital markets.

  •
  Risks of Remaining Independent.  The Board's assessment, after discussions with the Company's management and advisors, of the risks of remaining an independent company and pursuing the Company's strategic plan, including risks relating to:

  •
  the uncertainty of the ability to pay the Term Loan when due or refinance the obligation in a timely manner;

  •
  the uncertainty associated with the Company's ability to refinance the Loan Agreement, including the uncertainty of the Company's ability to maintain compliance with the financial covenants under any replacement loan agreement;

  •
  the uncertainty of the ability to obtain a new or extended credit facility upon the termination of the Loan Agreement at its current August 31, 2010 deadline;

  •
  the potential impact of significant dilution to the Company's existing stockholders caused by an equity or convertible debt issuance by the Company in the current financial market environment;

  •
  the potential inability to obtain additional debt or equity capital on an economically viable basis to fund the operations of the Company;

  •
  the inability to fund significant on-going research and development at a level that would ensure that the Company could keep pace with ever-changing technology, and have products and services that are competitive in the marketplace;

  •
  the unprecedented volatility of the credit and equity capital markets;

  •
  the potential impact of the unpredictability of the Company's order pipeline on revenues and cash flows;

  •
  increased competition in the markets in which the Company participates; and

  •
  the risks of retaining current management in light of the fact that most of management's equity incentive options and other benefits are out-of-the-money based on recent stock prices.

  •
  Assessment of EFJ's Business.  Based on its knowledge and discussions with management regarding EFJ's business, financial condition, results of operations, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of the Company's business and the industry in which it competes, and current industry, economic and market conditions, both on a historical and on a prospective basis, EFJ's Board of Directors believed that the Merger presented an opportunity for EFJ's stockholders to realize greater value than the value likely to be realized by EFJ's stockholders in the event EFJ remained independent or pursued other alternatives considered in the review process, particularly in light of increased competition from larger companies and EFJ's current financial condition.

  •
  Certainty of Value.  The Board considered the form of consideration to be paid to the stockholders in the Merger and the certainty of the value of the cash consideration compared to the potential risks to the Company of continuing to operate as a going concern. After conducting an extensive review of our financial condition, results of operations and business prospects, management and the Board determined that continuing to operate independently was not reasonably likely to create greater value for our stockholders for the foreseeable future.

  •
  Strategic Alternatives.  The Board considered and discussed with the Company's management and advisors several potential alternatives to the acquisition by Parent, including the possibility of continuing to operate the Company as an independent entity and combinations with other merger partners, the possibility of issuing additional equity or debt in a private offering, the possibility of restructuring the indebtedness underlying the Term Loan, the possibility of certain asset sales, including the sale of 3eTI, and the desirability and perceived risks of these and other alternatives, as well as the range of potential benefits to the Company's stockholders of each of these alternatives. The Board's belief, after a review of potential strategic alternatives and based on, among other things, the Company's liquidity, cash flow, the ability to satisfy its obligations under the Term Loan, and the ability to continue to fund research and development, that the value offered to stockholders in the Merger was more favorable to the stockholders of the Company than the potential value that might have resulted from other strategic opportunities reasonably available to the Company, including remaining an independent company.

  •
  Transaction Financial Terms.  The Board considered the relationship of the merger consideration to the current and historical market prices of the Company's Common Stock and the fact that the merger consideration was to be paid in cash, which would provide stockholders with the opportunity for liquidity and to receive a premium over the current and recent prices of the Common Stock. The Board reviewed historical market prices, volatility and trading information with respect to the Common Stock, including the fact that the merger consideration represented a premium of 48.2% over the average closing price per share of Common Stock on the NASDAQ Global Market over the 30 trading days prior to June 18, 2010, 48.0% over the average closing price per share of Common Stock over the 90 trading days prior to June 18, 2010, 46.7% over the average closing price per share of Common Stock over the 180 trading days prior to June 18, 2010 and 45.8% over the average closing price per share of Common Stock for the one year prior to June 18, 2010.

  •
  Auction Process.  The Board considered that the Merger was agreed to only after a lengthy auction process pursuant to which a total of 127 potential purchasers were contacted during the first phase of the process, which process included, for certain parties, management presentations, due diligence sessions, the submission of four non-binding preliminary indications of interest, and the submission of two final bids. During the second phase of the process, 35 of the potential purchasers from the first phase were re-contacted and an additional 109 potential purchasers were contacted, as well. The second phase of the process included management presentations, due diligence sessions, the submission of seven offers for 3eTI only and one offer for the whole Company.

  •
  Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.  The Board considered the opinion and financial presentation of Houlihan Lokey, dated June 19, 2010, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received in the Merger by holders of shares of Common Stock, as more fully described below in the section entitled "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

  •
  Advice of Raymond James.  The Board considered the analysis of Raymond James, its financial advisor.

  •
  Continued Operation at a Loss.  The Board considered the Company's continuing operations and the likelihood that without entering into a transaction, the Company would continue to operate at a loss.

  •
  Terms of the Merger Agreement.  The Board considered the terms of the Merger Agreement, including the ability of Company, under certain circumstances specified in the Merger Agreement and prior to stockholder approval, to furnish information to and engage in discussions or negotiations with a third party that makes an unsolicited bona fide Acquisition Proposal.

  •
  Ability to Withdraw or Change Recommendation.  The Board considered its ability under the Merger Agreement to withdraw or modify its recommendation in favor of the Merger under certain circumstances, including its ability to terminate the Merger Agreement in connection with a Superior Proposal (as defined in the section entitled "The Merger Agreement—No Solicitation; Board Recommendation") or an intervening event, subject, in certain circumstances, to payment of a termination fee of $1,500,000 and reimbursement of reasonable expenses incurred in connection with the transaction up to $1,000,000.

  •
  Parent Termination Fee.  The Board considered the Company's right under the Merger Agreement to receive payment of a Parent Termination Fee in the amount of $3,500,000, plus reimbursement of reasonable expenses incurred in connection with the transaction up to $1,000,000 in the event that the Merger is not effectuated due to the Parent's or Merger Sub's breach of or failure to perform its obligations under the terms of the Merger Agreement.

  •
  Reasonableness of Termination Fee.  The Board considered the termination fee payable by the Company to Parent in the event of certain termination events under the Merger Agreement and the Board of Directors' determination that the termination fee of $1,500,000 is within the reasonable range of termination fees for transactions of this type.

  •
  Limited Guarantee.  The Company's rights under the limited guarantee, as amended on June 19, 2010, to enforce the Parent Termination Fee and its reasonable expenses (together with any costs and expenses involved in collection) against Francisco Partners and its affiliate, Francisco Partners Parallel Fund II, L.P.

  •
  Availability of Appraisal Rights.  The Board considered the availability of statutory appraisal rights in connection with the Merger to the Company's stockholders who vote against the Merger and who otherwise comply with all the required procedures under the DGCL, which allows such stockholders to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery in connection with the Merger.

        The Board also considered and discussed a number of risks, uncertainties and other countervailing factors in its deliberations relating to entering into the Merger Agreement and the transactions contemplated thereby, including:

  •
  Impact on the Company's Stockholders.  The Board considered the fact that, subsequent to the completion of the Merger, the Company would no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent the Company's stockholders from participating in future earnings or growth of the Company and from benefiting from any appreciation in value of the combined company.

  •
  Operating Covenants.  The Board considered the potential limitations on the Company's pursuit of business opportunities due to pre-closing covenants in the Merger Agreement whereby the Company agreed that it will carry on its business in the ordinary course in substantially the same manner as previously conducted and, subject to specified exceptions, will not take a number of actions related to certain assets or the conduct of its business without the prior written consent of Parent.

  •
  Taxable Consideration.  The Board considered that the gains, if any, from the contemplated transactions generally would be taxable to the Company's stockholders for federal income tax purposes.

  •
  Effect of Public Announcement.  The Board considered the effect of a public announcement of the Merger Agreement on the Company's operations, stock price, customers and employees and its ability to attract and retain key management and employees.

  •
  Termination Fee.  The Board considered that the Company would have to pay a termination fee of $1,500,000 (plus reimburse expenses up to $1,000,000) if it terminated the Merger Agreement in accordance with its terms to enter into a Superior Proposal.

  •
  Potential Conflicts of Interest.  The Board was aware of the potential conflicts of interest between the Company, on the one hand, and certain of the Company's executive officers and directors, on the other hand, as a result of the transactions contemplated by the Merger.

  •
  Possible Disruption.  The Board considered the effect of disruption that may be caused by unexpected bidders or the failure to complete the Merger.

  •
  Closing Conditions.  The Board considered that the Merger is subject to certain conditions to closing that are beyond the Company's control.

  •
  Sole Remedy.  The Board considered the fact that the Company's sole and exclusive remedy for any damages it incurs in connection with the Merger Agreement, including any failure by Parent to close the Merger, would be the Parent Termination Fee, plus the Company's reasonable expenses up to an aggregate of $1,000,000 and its costs and expenses in collecting such amounts, and that the Company does not have the right to specific performance.

        The Board believed that, overall, the potential benefits to the Company's stockholders of entering into the Merger Agreement outweighed the contemplated risks and therefore would provide the maximum value to the Company's stockholders.

        The foregoing discussion summarizes the material factors considered by the Board of Directors in its consideration of the Merger. After considering these factors, as well as others, the Board of Directors concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors. In view of the wide variety of factors considered by the Board of Directors and the complexity of these matters, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors but conducted an overall analysis of the transaction. In addition, individual members of the Board of Directors may have assigned different weights to various factors. The Board of Directors unanimously approved and recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

        The Board of Directors recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

 Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

        On June 19, 2010, Houlihan Lokey rendered its written opinion to the Board of Directors, to the effect that, as of June 19, 2010, and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view.

        The full text of the written opinion of Houlihan Lokey, dated June 19, 2010, which sets forth procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, is attached as Annex C. Houlihan Lokey provided its opinion for the use and benefit of the Board of Directors in connection with the Board's consideration of the Merger. The Houlihan Lokey opinion is not a recommendation as to how any holder of shares of Common Stock should vote with respect to the proposal to adopt the Merger Agreement or any other matter.

        Houlihan Lokey's opinion was directed to the Board of Directors and only addressed the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Common Stock in the Merger pursuant to the Merger Agreement, and it did not address any other aspect or implication of the Merger. The summary of Houlihan Lokey's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors or any stockholder as to how to act or vote with respect to any matter relating to the Merger.

        In arriving at its opinion, Houlihan Lokey, among other things:

          1.     reviewed the Original Merger Agreement and the draft of the Amendment received from the Company on June 19, 2010;

          2.     reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

          3.     reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including (a) financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal year ending 2010 (the "Financial Projections"), (b) a liquidity analysis prepared by management of the Company (the "Liquidity Analysis") and (c) a contingency analysis prepared by management of the Company (the "Contingency Analysis");

          4.     spoke with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters, including such management's views of the operational and financial risks and uncertainties attendant with not pursuing the Merger;

          5.     compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

          6.     considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

          7.     reviewed the current and historical market prices and trading volume for certain of the Company's publicly-traded securities, and the historical market prices and certain financial data of the publicly-traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

          8.     reviewed a certificate addressed to Houlihan Lokey from senior management of the Company that contained, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Houlihan Lokey by or on behalf of the Company; and

          9.     conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

        Management of the Company advised Houlihan Lokey that (i) the Financial Projections assumed, among other things, that the Company would be able to refinance its outstanding indebtedness under the Loan Agreement, which expires on August 31, 2010, or to otherwise obtain sufficient financing to enable it to achieve the results projected therein and that management believed that, absent such additional financing, it was highly unlikely that the Company could realize such Financial Projections, (ii) it believed that the Bank would not renew the Loan Agreement with the Company, (iii) the Company anticipated that it would not have sufficient cash on hand to pay amounts when due under the Loan Agreement without dedicating all or substantially all of its cash flows from operations to the payment of such indebtedness, thereby substantially reducing the funds available for operations, working capital, capital expenditures, research and development, sales and marketing materials and general corporate or other purposes, and (iv) if the Company was unable to consummate the Merger, the Company's financial and operational viability would be uncertain, and there was substantial doubt about the Company's ability to continue as a going concern.

        Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or publicly available, and Houlihan Lokey did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that (i) the Financial Projections and Liquidity Analysis reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and (ii) the Contingency Analysis reviewed by Houlihan Lokey reflected such management's best good faith judgment of expected conditions and the Company's expected course of action if the Merger were not consummated, and Houlihan Lokey expressed no opinion with respect to such projections, analyses or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to it that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

        Houlihan Lokey relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (iv) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Company that would be material to its analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Amendment would not differ in any respect from the draft of the Amendment identified above.

        Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may be a party or was or may be subject.

        Houlihan Lokey was not requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Merger. Houlihan Lokey's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion.

        Houlihan Lokey's opinion was furnished for the use and benefit of the Board of Directors in connection with its consideration of the Merger and may not be used for any other purpose without Houlihan Lokey's prior written consent. Houlihan Lokey's opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. Houlihan Lokey's opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger.

        Houlihan Lokey was not requested to opine to, and the opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise (other than the merger consideration to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the Board's consent, on the assessments by the Company and its respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger. The issuance of Houlihan Lokey's opinion was approved by a committee of Houlihan Lokey authorized to approve opinions of such nature.

        In preparing its opinion to the Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey's analyses described below is not a complete description of the analyses underlying Houlihan Lokey's opinion. The preparation of a fairness opinion is a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

        In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. No company transaction or business used in Houlihan Lokey's analyses for comparative purposes is identical to the Company or the Merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by Houlihan Lokey's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company's control. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        Houlihan Lokey's opinion was provided to the Board of Directors in connection with its consideration of the Merger and Houlihan Lokey's analyses were among many factors considered by the Board of Directors in evaluating the proposed Merger. Neither Houlihan Lokey's opinion nor its analyses were determinative of the aggregate consideration or of the views of the Board of Directors or the Company's management with respect to the Merger. The type and amount of consideration payable in the Merger were determined through negotiation between the Company and Parent, and the decision to enter into the Merger was solely that of the Board of Directors.

        The following is a summary of the material analyses performed in connection with the preparation of Houlihan Lokey's opinion rendered to the Board of Directors on June 19, 2010. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Houlihan Lokey's analyses.

        For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics including:

  Enterprise Value—generally the value as of a specified date of the relevant company's outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness and preferred stock less the amount of cash and cash equivalents on its balance sheet).

  EBITDA—generally the amount of the relevant company's earnings before interest, taxes, depreciation, and amortization for a specified time period.

        Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of June 17, 2010. Estimates of EBITDA for the Company were based on estimates provided by the Company's management, adjusted for expenses associated with stock-based compensation and certain non-recurring and pro forma items, which we refer to as Adjusted EBITDA. Estimates of Adjusted EBITDA for the selected companies listed below for the fiscal year ending December 31, 2010 were based on publicly available research analyst estimates for those companies, adjusted for certain non-recurring items including stock-based compensation expense.

  Selected Companies Analysis

        Houlihan Lokey calculated the multiples of Enterprise Value to Adjusted EBITDA for the selected companies. The calculated multiples included Enterprise Value as a multiple of last twelve months (LTM) Adjusted EBITDA and Enterprise Value as a multiple of next fiscal year (NFY) Adjusted EBITDA.

        The selected companies were selected because they were deemed to be similar to the Company in one or more respects which included nature of business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Houlihan Lokey identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company. The following companies were selected:

	Enterprise Value as a Multiple of Adjusted EBITDA
	LTM		NFY
Motorola Inc.	6.4x		6.5x
Harris Corp.	6.7x		6.5x
Aruba Networks, Inc.	NMF	(1)	NMF	(1)
Applied Signal Technology, Inc.	7.3x		8.0x
EMS Technologies Inc.	5.3x		5.2x
CalAmp Corp.	NMF	(1)	20.2x
RELM Wireless Corp.	6.5x		NA	(2)
Alvarion Ltd.	17.7x		NMF	(1)

(1)
NMF refers to not meaningful.

(2)
NA refers to not available.

        The selected companies analysis indicated the following:

Multiple Description	High	Low	Median	Mean
Enterprise Value as a multiple of:
LTM Adjusted EBITDA	17.7x	5.3x	6.6x	8.3x
NFY Adjusted EBITDA	20.2x	5.2x	6.5x	9.3x

        Houlihan Lokey applied a multiple range of 4.0x to 5.0x NFY Adjusted EBITDA based on the selected companies analysis to the NFY 2010 Adjusted EBITDA for the Company based on financial information and projections provided by the Company's management. The selected companies analysis indicated an implied reference range of $0.86 to $1.05 per share of Common Stock based on the Company's NFY 2010 Adjusted EBITDA as compared to the proposed merger consideration of $1.50 per share of Common Stock. Houlihan Lokey performed a selected companies analysis for the LTM Adjusted EBITDA, but the results of such analysis were not meaningful due to the Company's negative operating results for such period.

  Selected Transactions Analysis

        Houlihan Lokey calculated multiples of transaction value to LTM EBITDA based on the purchase prices paid in selected publicly-announced transactions involving target companies that it deemed relevant, but the results of such analysis were not meaningful due to Company's negative operating results for such period.

  Discounted Cash Flow Analysis

        The Company informed Houlihan Lokey that financial projections provided to Houlihan reflected the best currently available estimates and judgments of the management of the Company as to the future financial results and condition of the Company and that absent the refinancing of the Loan Agreement or sufficient financing from other sources it was highly unlikely that the Company could realize results in its projected financial forecast beyond 2010. As a result, in reaching its conclusions in its opinion, Houlihan Lokey did not perform a discounted cash flow analysis.

  Liquidity Analysis

        Management of the Company advised Houlihan Lokey that (i) the Financial Projections assumed, among other things, that the Company would be able to refinance its outstanding indebtedness under its Loan Agreement, which expires on August 31, 2010, or to otherwise obtain sufficient financing to enable it to achieve the results projected therein and that management believed that, absent such additional financing, it was highly unlikely that the Company could realize such Financial Projections, (ii) it believed that the Bank would not renew the Loan Agreement with the Company, (iii) the Company anticipated that it would not have sufficient cash on hand to pay amounts when due under the Loan Agreement without dedicating all or substantially all of its cash flows from operations to the payment of such indebtedness, thereby substantially reducing the funds available for operations, working capital, capital expenditures, research and development, sales and marketing materials and general corporate or other purposes, and (iv) if the Company was unable to consummate the Merger, the Company's financial and operational viability would be uncertain, and there was substantial doubt about the Company's ability to continue as a going concern. Houlihan Lokey reviewed and considered the Liquidity Analysis prepared by management of the Company which indicated that based on the Company's thirteen (13)-week cash flow analysis dated June 12, 2010, and assuming that the Merger was not consummated, the Company would not have adequate cash or liquidity to repay the Loan Agreement and continue to operate as a going concern.

  Contingency Analysis

        Houlihan Lokey reviewed and considered the Contingency Analysis prepared by management of the Company and noted that if the Company is unable to consummate the Merger, the Company anticipates that it will (i) seek to enter into a $10 million account receivable factoring facility to pay amounts due under the Loan Agreement when due on August 31, 2010, and (ii) conduct negotiations for the disposition of a division of the Company to provide funds for the operation of the Company's remaining division as a stand-alone business as described in the Contingency Analysis. Houlihan Lokey also considered the belief of management of the Company that, while such management had not prepared financial projections for the operations of the Company's remaining division as a stand-alone business, such projections would be materially lower than the financial projections which relate to the entire Company. Houlihan Lokey has informed the Company that it did not perform any analyses other than those described herein.

  Other Matters

        Houlihan Lokey was engaged by the Company to provide an opinion to the Board of Directors regarding the fairness from a financial point of view of the merger consideration to be received by the holders of shares of Common Stock in the Merger. The Company engaged Houlihan Lokey based on Houlihan Lokey's experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. Pursuant to the engagement letter, the Company has agreed to pay Houlihan Lokey a customary fee for its services, a portion of which became payable upon the execution of Houlihan Lokey's engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey's opinion, regardless of the conclusion reached therein. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the Merger. Houlihan Lokey previously received a fee for rendering its opinion dated May 15, 2010 in connection with the Original Merger Agreement. The Company also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey's engagement.

        In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

        Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to certain affiliates of Francisco Partners Management LLC, an affiliate of Parent ("Francisco Partners LLC"), for which Houlihan Lokey and such affiliates have received compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey's and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Francisco Partners LLC or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Francisco Partners LLC or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may have been adverse to, Francisco Partners LLC, other participants in the Merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

        The merger consideration was determined through arm's-length negotiations between EFJ and Parent and was approved by the Board of Directors. Houlihan Lokey did not recommend any specific amount of consideration to us or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

        As described above, Houlihan Lokey's opinion to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Houlihan Lokey in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Houlihan Lokey attached as Annex C.

        The Board of Directors selected Houlihan Lokey to render an opinion to the Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by stockholders under the Merger Agreement. The Company has agreed to pay Houlihan Lokey for its services a fee in the amount of $280,000. The Company also has agreed to reimburse Houlihan Lokey for its expenses incurred in connection with its engagement and to indemnify Houlihan Lokey, any controlling person of Houlihan Lokey and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Houlihan Lokey, which are customary in transactions of this nature, were negotiated at arm's length between the Company and Houlihan Lokey.

        The Company engaged Raymond James to provide financial and restructuring advisory services, and to act as its financial advisor in connection with the Merger. The Board of Directors engaged Raymond James because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. For financial and restructuring advisory services, the Company has paid Raymond James retainers and monthly advisory fees of approximately $635,000 and will continue to pay monthly fees of $75,000 through the completion of the Merger. In addition, the Company will pay Raymond James a transaction fee of $500,000 for its services as financial advisor to the Company in connection with the Merger upon completion of the Merger. The Company also agreed to reimburse Raymond James for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Raymond James against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Raymond James, which are customary in transactions of this nature, were negotiated at arm's-length between the Company and Raymond James.

Projected Financial Information

        We do not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, in the course of the sale process described under "—Background of the Merger," we provided Francisco Partners and certain other potential purchasers who signed confidentiality agreements, selected, non-public prospective financial information, which we refer to as the Projected Financial Data, prepared by management. Such information was also made available to Houlihan prior to the execution and delivery of the Merger Agreement. In addition, certain other prospective financial information, which we refer to as the Liquidity Analysis, was prepared by our management based on the Company's 13-week cash flow analysis, and made available to Houlihan Lokey prior to the execution and delivery of the Merger Agreement. We have included the material portions of the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis below in order to give our stockholders access to this information as well. The prospective financial information included in the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis and set forth below was prepared for purposes of the Board of Directors' consideration and evaluation of the Merger and to facilitate Houlihan Lokey's financial analyses in connection with the Merger. In addition, the prospective financial information included in the Projected Financial Data and set forth below was made available to Parent to facilitate the due diligence review by Parent and its advisors. The inclusion of the prospective financial information below should not be regarded as an indication that our management team, the Board of Directors, Houlihan Lokey, or Parent considered, or now considers, any of the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis to be predictive of actual future results.

        Our senior management team advised the Board of Directors, Houlihan Lokey, and Parent that its internal financial forecasts, upon which the following prospective financial information was based, were subjective in many respects. The prospective financial information set forth below reflects numerous assumptions with respect to industry performance, general business, economic, geo-political, market and financial conditions and other matters, all of which are difficult to predict and beyond the Company's control. The prospective financial information set forth below also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

        The prospective financial information set forth below was not prepared with a view toward public disclosure. Accordingly, the prospective financial information set forth below was not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles ("GAAP"), and some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither the Company's independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of our business, changes in general business, geo-political or economic conditions or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future. The prospective financial information consists of forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, geo-political, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under "Cautionary Note Concerning Forward-Looking Statements" beginning on page 14, that could cause actual results to differ materially from those shown below. Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year. In addition, the projections do not take into account any of the transactions contemplated by the Merger Agreement, including the Merger, which might also cause actual results to differ materially.

        We have made publicly available our actual results for the fiscal year ended December 31, 2009. You should review our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 to obtain this information. See "Where You Can Find More Information" beginning on page 85. You are cautioned not to place undue reliance on the specific portions of the prospective financial information set forth in the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis. No one has made or makes any representation to any stockholder regarding the information included in the prospective financial information set forth in the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis.

        For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth in the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis was compiled, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such. Except as required by applicable securities laws, we have not updated nor do we intend to update or otherwise revise the prospective financial information set forth below, including, without limitation, to reflect circumstances existing after the date such information was prepared or to reflect the occurrence of future events, including, without limitation, changes in general economic, geo-political or industry conditions, even in the event that any or all of the assumptions underlying the prospective financial information is shown to be in error.

        The Projected Financial Data included the following estimates of the Company's future financial performance for fiscal year 2010:

        (dollars in millions)

FYE Dec. 31,
2010E
Revenue	$111.5
Revenue Growth %	20.7%
Less: Cost of Goods Sold	69.9

Gross Profit	$41.6
Gross Margin %	37.3%
Less: Selling, General & Administrative Expenses	41.6
Less: Other Operating Expenses	0.0
Add: Depreciation & Amortization	3.7
Add: Total Adjustments(1)	1.3
Adjusted EBITDA	$5.0
EBITDA Margin %	4.5%
Less: Depreciation & Amortization	3.7
Adjusted EBIT	$1.3
EBIT Margin %	1.2%

Footnotes:

(1)
Total Adjustments:

Restructuring Expenses	0.6
Stock-Based Compensation	0.7

Total Adjustments	$1.3

EF Johnson Technologies, Inc.(1)
13 Week CF Forecast For Week Ending 6/12/2010

($'s in 000s)	1 6/12/2010	2 6/19/2010	3 6/26/2010	4 7/3/2010	5 7/10/2010	6 7/17/2010	7 7/24/2010	8 7/31/2010	9 8/7/2010	10 8/14/2010	11 8/21/2010	12 8/28/2010	13 9/4/2010	Total 13-Wk
Net Cash Flow From Operations	$(914)	$(1,456)	$(1,641)	$(1,029)	$(963)	$(1,431)	$(363)	$(1,448)	$(1,069)	$864	$490	$542	$(1,772)	$(10,190)

Total Debt Service (Interest, Fees, & Hedge)	$—	$6,789	$—	$366	$—	$—	$—	$30	$—	$—	$—	$—	$30	$7,215

Net Cash Flow	$(914)	$(8,245)	$(1,641)	$(1,395)	$(963)	$(1,431)	$(363)	$(1,478)	$(1,069)	$864	$490	$542	$(1,802)	$(17,405)

Beginning Cash Balance	$14,766	$13,852	$5,607	$3,966	$2,571	$1,608	$178	$(185)	$(1,663)	$(2,733)	$(1,869)	$(1,379)	$(837)	$14,766
Silicon Valley Cash Balance	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804	2,804

Total Cash Balance	$17,570	$16,656	$8,411	$6,770	$5,375	$4,412	$2,982	$2,619	$1,141	$71	$935	$1,425	$1,967	$17,570
Net Cash Flow	(914)	(8,245)	(1,641)	(1,395)	(963)	(1,431)	(363)	(1,478)	(1,069)	864	490	542	(1,802)	(17,405)
Plus: Restricted Cash Returned	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Ending Cash Balance	$16,656	$8,411	$6,770	$5,375	$4,412	$2,982	$2,619	$1,141	$71	$935	$1,425	$1,967	$165	$165

BoA Term Loan	$15,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
Less: Restricted Cash—BofA	(4,007)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)	(750)
Less: Ending Cash Balance	(16,656)	(8,411)	(6,770)	(5,375)	(4,412)	(2,982)	(2,619)	(1,141)	(71)	(935)	(1,425)	(1,967)	(165)	(165)

Net Debt—BofA	$(5,662)	$(4,160)	$(2,520)	$(1,125)	$(162)	$1,269	$1,632	$3,110	$4,179	$3,315	$2,826	$2,283	$4,086	$4,086

Notes:

(1)
Based on Management's estimates and assumptions and is subject to material change

        The Contingency Analysis included management's strategic analysis of the Company's options if the Merger is not consummated:

  •
  If the Merger is unsuccessful, management would recommend to the Board that the Company take the following immediate steps:

  •
  Secure a $10 million factoring line, the proceeds of which would be used to repay the indebtedness to the Bank under the Loan Agreement.

  •
  Negotiate a sale of 3eTI, the proceeds of which would be used to operate the remaining LMR business as a stand-alone company.

  •
  Initial indications of interest range from $15 million-$25 million.

  •
  Restructure the LMR business and corporate model, including employees, capital expenditures, and research and development, which would have a material impact on the Company's long term financial projections.

  •
  Using current projections for the LMR business and current estimates of corporate overhead, this entity would have an operating loss and negative EBITDA in the second half of fiscal year 2010 and would not begin to be profitable until the second quarter of 2011 or beyond.

  •
  Additional modeling would be required to fully develop the LMR plus corporate stand-alone view.

  •
  Given the long-term nature of the customer contracts in the LMR business (systems contracts with ongoing maintenance, service and upgrade requirements), financial stability and longevity of relationships are important. As such, the Company's ability to retain existing customers and secure new customers could potentially be negatively impacted. Additionally, if the Company were to fail to complete any of its current system developments and implementation contracts on a timely basis, the Company would be subject to damages claims, which may not be capped under certain such agreements.

        In developing the prospective financial information for fiscal year 2010 included in the Projected Financial Data, the Liquidity Analysis and the Contingency Analysis, we made numerous assumptions about our industry, markets, products and services and ability to execute on our business plans.

        In particular, with respect to the Projected Financial Data we have assumed:

  •
  that the Company would be able to refinance its outstanding indebtedness under the Loan Agreement or otherwise obtain sufficient financing to enable the Company to achieve the projected results;

  •
  a revenue forecast comprised of a combination of contracted backlog and a forecast of new orders expectations;

  •
  Cost of Goods Sold (COGS) assumptions are based on margin % and estimates derived from specific contract information, historic trends and forecasted estimates;

  •
  sales, marketing, research & development and other general and administrative expense assumptions are based on historical trends, forecasted sales levels, projects currently in process, existing headcount and assumptions on specific costs expected to be incurred over the forecast period;

  •
  working capital accounts are forecasted based on existing terms with customers and vendors as well as forecasted reductions in inventory levels as a result of the Company reducing its stock of portable radios; and

  •
  the terms of existing debt obligations based on the seventh amendment to the Loan Agreement; however, a new capital structure as of the maturity of the loan under the Loan Agreement on August 31, 2010 is not contemplated and the debt balance is held constant through the remainder of Fiscal Year ending December 31, 2010.

        With respect to the Liquidity Analysis, we have assumed that:

  •
  absent the refinancing of the Loan Agreement or sufficient financing from other sources, it was highly unlikely that the Company could realize the results set forth in the Projected Financial Data;

  •
  the Bank would not renew the Loan Agreement;

  •
  the Company would not have sufficient cash on hand to pay amounts when due under the Loan Agreement without dedicating all or substantially all of its cash flows from operations to the payment of such indebtedness and would thus substantially reduce the funds available for operations, working capital, capital expenditures, research and development, sales and marketing and other general corporate purposes; and

  •
  if the Company does not consummate the Merger, the financial and operational viability of the Company as a going concern was uncertain.

        With respect to the Contingency Analysis, we have assumed that, if the Company does not consummate the Merger, we would:

  •
  seek to enter into a $10.0 million account receivable factoring facility to pay indebtedness under the Loan Agreement;

  •
  seek buyers to negotiate the disposition of a division of the Company in order to provide funds for the operation of the remaining stand-alone business; and

  •
  any financial projections of the remaining stand-alone business would be materially lower than the Projected Financial Data.

Financing of the Merger

        The Merger Agreement does not contain any financing-related closing condition, and Parent has represented that it will have sufficient funds at the closing of the Merger to fund the payment of the merger consideration.

Interests of EFJ's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board of Directors to vote "FOR" the proposal to adopt the Merger Agreement, EFJ's stockholders should be aware that certain of EFJ's directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of EFJ's stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Merger and to recommend that our stockholders vote in favor of the proposal to adopt the Merger Agreement.

  Treatment of Restricted Stock Awards; Cash Payable for Outstanding Shares Pursuant to the Merger

        The Merger Agreement provides that each Restricted Stock Award granted by the Company, including awards with respect to which the restrictions have not lapsed that is outstanding as of the Effective Time, will have its forfeiture provisions lapse, or shall become fully vested, as the case may be, immediately prior to the Effective Time and the shares of Common Stock, as applicable, underlying such Restricted Stock Award will be treated in the same manner as the other outstanding shares of Common Stock in the Merger. Therefore, Company directors and executive officers who hold Restricted Stock Awards, including shares of Common Stock underlying their Restricted Stock Awards, will no longer be subject to forfeiture provisions or vesting requirements and will receive the same cash consideration with respect to such shares of Common Stock on the same terms and conditions as the other stockholders of the Company.

        If the Company's directors and executive officers own shares of Common Stock, they will receive the same cash consideration per share on the same terms and conditions as the other stockholders of the Company in the Merger. As of July 2, 2010, the Company's directors and executive officers beneficially owned in the aggregate 741,033 shares of Common Stock (excluding shares of Common Stock issuable upon the exercise of options to purchase Common Stock but including 250,612 shares of Common Stock underlying their Restricted Stock Awards). As a result, the directors and executive officers holding such shares of Common Stock would be entitled to an aggregate cash amount equal to $1,111,551.

        The following table sets forth, as of July 2, 2010, the cash consideration that each director and executive officer would be entitled to receive for such person's shares of Common Stock in the Merger (including shares of Common Stock underlying Restricted Stock Awards but excluding shares of Common Stock issuable upon the exercise of options to purchase Common Stock).

Director/Executive Officer	Number of Shares Owned Including Shares Underlying Restricted Stock Awards	Aggregate Amount Payable for Shares
Michael E. Jalbert	272,765	$409,148
Bernard C. Bailey	0	$0
Robert L. Barnett	67,239	$100,859
Edward H. Bersoff	60,158	$90,237
Veronica A. Haggart	67,272	$100,908
Thomas R. Thomsen	66,858	$100,287
Jana Ahlfinger Bell	118,910	$178,365
James S. Hoover	3,809	$5,714
Elaine Flud Rodriguez	84,022	$126,033

  Treatment of Options and Stock Settled Stock Appreciation Rights

        Under the terms of the Merger Agreement, each outstanding stock option and SSAR held by our employees (including our executive officers) and directors that is outstanding and unexercised as of immediately prior to the Effective Time (whether or not such stock option or SSAR is vested and exercisable prior to the Effective Time) will be canceled and converted into the right to receive a cash payment equal to the number of shares underlying the option or SSAR multiplied by the amount (if any) by which $1.50 exceeds the option exercise price or the specified reference price of the SSAR, less any applicable withholding taxes, and without interest.

        As of July 2, 2010, the directors and executive officers of the Company held, in the aggregate, options to purchase 440,750 shares of Common Stock, including unvested options to purchase 32,937 shares of Common Stock, and 92,500 SSARs, including 69,375 unvested SSARs. Assuming the Effective Time occurs on July 31, 2010, the directors and executive officers holding such options and SSARs would be entitled to an aggregate cash amount equal to $60,625.

        The following table shows, for our directors and executive officers, the aggregate number of shares subject to outstanding options and SSARs, whether vested or unvested and the cash-out value of all outstanding options and SSARs with a per share exercise price or reference price less than $1.50

(without taking into account any applicable tax withholdings). The information in the table is as of July 2, 2010.

	Vested Options/SSARs			Unvested Options/SSARs
Name	Number of Shares Underlying Vested Options/SSARs	Weighted Average Exercise Price Per Share	Consideration from Vested Options/SSARs	Number of Shares Underlying Unvested Options/SSARs	Weighted Average Exercise Price Per Share	Consideration from Unvested Options/SSARs	Total Consideration
Michael E. Jalbert	225,000	$6.120	$14,550	30,000	$1.035	$13,950	$28,500	(1)
Bernard C. Bailey	2,000	$0.670	$1,660	8,000	$0.670	$6,640	$8,300	(2)
Robert L. Barnett	5,000	$1.210	$1,450	5,000	$1.210	$1,450	$2,900	(3)
Edward H. Bersoff	28,000	$5.092	$0	2,000	$7.260	$0	$0
Veronica A. Haggart	28,000	$5.156	$0	2,000	$7.260	$0	$0
Thomas R. Thomsen	28,000	$5.092	$0	2,000	$7.260	$0	$0
Jana Ahlfinger Bell	100,563	$8.493	$2,906	30,187	$3.973	$8,719	$11,625	(4)
James S. Hoover	11,875	$4.929	$1,163	15,625	$2.260	$3,488	$4,650	(5)
Elaine Flud Rodriguez	2,500	$1.035	$1,163	7,500	$1.035	$3,488	$4,650	(6)

(1)
Consists of 10,000 options at an exercise price of $0.51 per share and 40,000 SSARs at a strike price of $1.035 per share. All other options/SSARs are at exercise/strike prices in excess of $1.50 per share.

(2)
Consists of 10,000 options at an exercise price of $0.67 per share.

(3)
Consists of 10,000 options at an exercise price of $1.21 per share.

(4)
Consists of 25,000 SSARs at a strike price of $1.035 per share. All other options/SSARs are at exercise/strike prices in excess of $1.50 per share.

(5)
Consists of 10,000 SSARs at a strike price of $1.035 per share. All other options/SSARs are at exercise/strike prices in excess of $1.50 per share.

(6)
Consists of 10,000 SSARs at a strike price of $1.035 per share.

  Payments Due Executives Under Employment Agreements

        The Company maintains employment agreements (collectively, the "Employment Agreements" or individually, an "Employment Agreement") with Mr. Jalbert, Ms. Bell and Ms. Rodriguez, which are described below. These agreements provide for payments to be made to the executives under certain circumstances following the Effective Time, which are summarized below:

  •
  Pursuant to his Amended and Restated Employment Agreement effective as of November 1, 2008, by and among the Company and Mr. Jalbert, if following a change of control, as that term is defined in his Employment Agreement, Mr. Jalbert is terminated or he terminates his employment due to a material diminishment in his position, duties or responsibilities that is not mutually agreed to among the parties, Mr. Jalbert is entitled to a lump-sum payment equal to (i) that portion of his base salary on the date of termination that would have been paid had his employment continued for the remaining term of the Employment Agreement, which is December 31, 2010, plus (ii) a $500,000 transaction bonus. Such severance payment and bonus is payable within thirty (30) days following the earliest to occur of the six-month anniversary of Mr. Jalbert's termination or his death. In addition, for three (3) years following termination, the Company is required to provide health and dental insurance for Mr. Jalbert and his dependents and pay premiums on a $1.0 million term-life insurance policy naming Mr. Jalbert as the insured for the benefit of Mr. Jalbert's named beneficiaries.

  •
  Pursuant to her Employment Agreement dated as of February 1, 2005, as amended on December 4, 2008, by and among the Company and Ms. Bell, if following a change of control, as that term is defined in her agreement, Ms. Bell's employment terminates because of the change of control, she is entitled to a lump-sum payment in an amount equal to one year's salary, based on her salary at the time of termination, payable on the 60th day following her termination of employment, subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

  •
  Pursuant to her Employment Agreement dated as of March 17, 2008, as amended on December 4, 2008, by and among the Company and Ms. Rodriguez, if within one year following a change of control, as that term is defined in her agreement, Ms. Rodriguez is terminated without cause or she terminates her employment because there has been a material diminishment in her position, duties or responsibilities that is not mutually agreed to among the parties, Ms. Rodriguez is entitled to (i) a lump-sum payment in an amount equal to one year's salary, based on her salary at the time of termination, payable on the 60th day following her termination of employment, subject to the requirements of Section 409A of the Code, and (ii) maintenance of medical benefits at the same premium rates paid by active employees of the Company for one year following such termination.

        The following table summarizes the estimated amount of the change in control payments that would be paid to our executive officers if each executive officer's employment were terminated immediately following the Merger, assuming a July 31, 2010 closing date.

Name	Change of Control Payments ($)	Benefits Continuation	Total
Michael E. Jalbert	677,083	38,008	715,091
Jana Ahlfinger Bell	275,000	0	275,000
James S. Hoover	0	0	0
Elaine Flud Rodriguez	215,000	6,715	221,715

  Directors' and Officers' Indemnification and Insurance

        The Merger Agreement provides that, for a period of six (6) years following the Effective Time, the surviving corporation will indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company and its subsidiaries against all losses, claims, damages, fines, penalties and liability in respect of acts or omissions occurring at or prior to the Effective Time. In addition, the Merger Agreement requires that the indemnification provisions of the certificate of incorporation and bylaws of the surviving corporation contain provisions with respect to indemnification no less favorable with respect to exculpation or indemnification to the current and former officers and directors than those contained in the Second Amended and Restated Certificate of Incorporation, as amended, and the Amended Bylaws of the Company in effect immediately prior to the Effective Time and that such provisions shall remain in full force and effect for at least six (6) years from the Effective Time.

        The Merger Agreement provides that, prior to the Effective Time, the Company will purchase a directors' and officers' liability "tail" insurance policy that serves to reimburse present and former officers and directors of the Company and its subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before, at or after the Effective Time, that will contain substantially the same scope and amount of coverage as the policy maintained by the Company immediately prior to the Effective Time. However, the Company will not pay a total premium in excess of 300% of the per annum rate of the aggregate annual premium currently paid by the Company to maintain its existing policies. The surviving corporation must maintain the tail insurance policy in effect for a period of not less than six (6) years from the Effective Time.

        Pursuant to the Merger Agreement, the indemnification and directors' and officers' insurance covenants described above will survive the consummation of the Merger and are intended to benefit,

and will be enforceable by, any person or entity entitled to be indemnified under this provision of the Merger Agreement (whether or not parties to the Merger Agreement).

  Section 16 Matters

        Pursuant to the Merger Agreement, the Company must take all steps as may be required to cause any dispositions of Company equity securities (including derivative securities) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

  New Employment Arrangements

        As of the date of this proxy statement, none of our executive officers nor any member of the Board of Directors has entered into or is in negotiations to enter into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the Merger, nor has any executive officer who has plans or is expected to remain with the surviving corporation entered into or is in negotiations to enter into any agreement, arrangement or understanding with Francisco Partners, Parent or their respective affiliates regarding employment with Parent or the surviving corporation. Although no such agreement, arrangement or understanding currently exists for any executive officer at this time, Francisco Partners or Parent may request some of our executive officers to remain after the Merger is completed, and such executive officers may, prior to the closing of the Merger, enter into new arrangements with Francisco Partners, Parent or its affiliates regarding employment with Parent or the surviving corporation.

  Continued Benefits

        The Parent is under no obligation to cause the surviving corporation to maintain in effect employee benefit plans which provide the employees and former employees of the Company, as of the Effective Time, benefits and compensation plans (including with respect to salary and bonus but not equity awards), which are reasonably comparable to those provided by the Company immediately prior to the Effective Time. All of EFJ's executive officers currently participate or are eligible to participate in EFJ's health and welfare benefit plans, which include medical, dental, vision, life insurance, accidental death and dismemberment insurance, short term and long term disability, employee assistance program, flexible spending accounts and other welfare benefit plans.

Material Accounting Treatment

        We expect the merger to be accounted for as a business combination for financial accounting purposes, whereby the purchase price would be allocated to our assets and liabilities based on their relative fair values as of the date of the merger in accordance with Accounting Standards Codification 805, Business Combinations.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

        CIRCULAR 230:    TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. persons (as defined below) and non-U.S. persons (as defined below) whose shares of Common Stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. person" to mean a beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        For purposes of this discussion, we use the term "non-U.S. person" to mean a beneficial owner, other than a partnership, of shares of Common Stock that is not a U.S. person (as defined above).

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Common Stock should consult its tax advisor.

        This discussion is based on current law, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners that hold shares of Common Stock as capital assets, and may not apply to shares of Common Stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders that validly exercise their rights under Delaware law to object to the Merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, stockholders subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or stockholders that hold Common Stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). This discussion does not address the assumption of or receipt of consideration in connection with restricted stock, stock appreciation rights, restricted stock units or options to purchase shares of Common Stock, or any other matters relating to equity compensation or benefit plans. This discussion also does not address any aspect of state, local or non-U.S. tax laws.

  U.S. Persons

        Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.    The exchange of shares of Common Stock for cash in the Merger by a U.S. person will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the stockholder's adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than twelve (12) months at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

        Backup Withholding and Information Reporting.    Backup withholding of tax may apply to cash payments to which a non-corporate stockholder is entitled under the Merger Agreement, unless the stockholder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Each of our stockholders should complete and sign the Form W-9 that will be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Cash received in the Merger also generally will be subject to information reporting.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against a stockholder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

  Non-U.S. Persons

        Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.    The receipt of cash in exchange for shares of Common Stock in the Merger by a non-U.S. person generally will be exempt from U.S. federal income tax, unless:

  •
  the gain on shares of Common Stock, if any, is effectively connected with the conduct by the non-U.S. person of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the non-U.S. person's permanent establishment in the United States), in which event (i) the non-U.S. person will be subject to U.S. federal income tax as described under "—U.S. Persons" above, but such non-U.S. person should provide a Form W-8ECI instead of a Form W-9, and (ii) if the non-U.S. person is a corporation, it also may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty); or

  •
  the non-U.S. person is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the non-U.S. person will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Common Stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year.

        Backup Withholding and Information Reporting.    In general, if you are a non-U.S. person, you will not be subject to backup withholding and information reporting on a payment made with respect to shares of Common Stock exchanged for cash in the Merger if you have provided an IRS Form W-8BEN (or a Form W-8ECI if your gain is effectively connected with the conduct of a U.S. trade or business) as part of the letter of transmittal. If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements may also apply to the partnership or other flow-through entity.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. person's U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult with the stockholder's own tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder's particular circumstances, the application of state, local and non-U.S. tax laws, and, if applicable, the tax consequences of the assumption of or receipt of consideration in connection with options to purchase Common Stock, restricted stock, stock appreciation rights or restricted stock units.

 Regulatory Approvals

        Except for the filing of a certificate of merger in Delaware at or before the Effective Time, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

Litigation Relating to the Merger

        Since the announcement of the Merger, two putative stockholder class action lawsuits have been filed against the Company and the members of the Board of Directors. Bruce L. Deichl and P. Elayne Wishart v. EF Johnson Technologies, Inc., et al., was filed in the District Court of Dallas County, Texas on May 21, 2010 and Edwin McKean, Raul Quino v. Michael Jalbert, et al. was filed in the District Court of Dallas County, Texas on May 26, 2010. The Plaintiffs in the Deichl and McKean lawsuits filed a consolidated amended petition on June 30, 2010. The consolidated petition names the Company, the members of the Board of Directors. Parent and Merger Sub as defendants. The consolidated petition asserts generally that the members of the Board of Directors breached their fiduciary duties by, among other things, failing to maximize stockholder value in the Merger and by failing to provide adequate disclosures in the Company's June 23, 2010 preliminary proxy statement. The consolidated petition further asserts that the Company, Parent and Merger Sub aided and abetted those alleged breaches of fiduciary duties. The consolidated petition seeks, among other relief, an order enjoining the consummation of the Merger, rescissory damages or rescission of the Merger if it is consummated, other damages in an unspecified amount, and an award of attorneys' fees and costs of litigation.

        The Company, Francisco Partners, Parent and Merger Sub believe that these lawsuits are without merit and intend to defend them vigorously.

Delisting and Deregistration of Common Stock

        If the Merger is completed, the Common Stock will be delisted from the NASDAQ Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Common Stock.

THE MERGER AGREEMENT

        The following sections describe the material provisions of the Merger Agreement but do not purport to describe all of the terms of the Merger Agreement. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by the Merger Agreement. The full text of the Original Merger Agreement and the Amendment are attached to this proxy statement as Annex A and B, respectively, and incorporated by reference into this proxy statement. This summary may not contain all of the information about the Merger that is important to you. You are urged to carefully read the Merger Agreement in its entirety because it is the legal document that governs the Merger.

        The Merger Agreement should be read in conjunction with the disclosures in EFJ's filings with the SEC available at the SEC's website, www.sec.gov. The provisions contained in the Merger Agreement are intended to govern the contractual rights and relationships, and to allocate risks, between EFJ and Parent with respect to the Merger. The representations and warranties made by EFJ, Parent and Merger Sub to one another in the Merger Agreement were negotiated between the parties, and any inaccuracies in the representations and warranties may be waived by the beneficiary of such representations and warranties. Moreover, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party and may be subject to a contractual standard of materiality different from those generally applicable to stockholders. None of the representations and warranties will survive the closing of the Merger.

The Merger

        At the Effective Time, Merger Sub will be merged with and into EFJ. The separate corporate existence of Merger Sub will cease and EFJ will continue as the surviving corporation. EFJ will become a wholly-owned subsidiary of Parent. Merger Sub was created solely for purposes of the Merger and has no material assets or operations of its own.

Closing and Effective Time

        The closing of the Merger will take place on the second business day after the satisfaction or waiver of all of the conditions described below under "—Covenants and Agreements—Conditions of the Merger" beginning on page 74 (other than any condition that by its nature cannot be satisfied until the closing of the Merger, but subject to satisfaction of any such condition), unless EFJ and Parent agree to another time in writing.

        The Merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in the certificate of merger and as is agreed to by EFJ and Parent, which is referred to as the Effective Time.

Consideration to be Received in the Merger

        The Merger Agreement provides that, at the Effective Time, each then issued and outstanding share of Common Stock (other than any shares of Common Stock (i) held in the treasury of EFJ, (ii) owned by Parent, (iii) owned by any direct or indirect wholly-owned subsidiary of Parent (including Merger Sub), and (iv) held by EFJ stockholders validly exercising and perfecting appraisal rights) will be cancelled and extinguished and converted into the right to receive $1.50 in cash, without interest, which is referred to as the merger consideration. Following the Effective Time, each holder of shares of Common Stock will cease to have any rights with respect to such shares of Common Stock, except for the right to receive the merger consideration therefore, without interest.

 Cancellation of Shares

        Each share of Common Stock held by EFJ as treasury stock and each share of Common Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time will be automatically canceled and extinguished and will not be entitled to any merger consideration.

Treatment of Stock Plans

        At the Effective Time, (i) each then outstanding Restricted Stock Award will be converted into the right to receive a cash payment equal to $1.50 (without interest) less any applicable withholding tax for each share of Common Stock subject to such award, and (ii) each then outstanding stock option and SSAR not previously exercised, whether or not then vested and exercisable, will be converted into the right to receive a cash payment equal to (A) the excess, if any, of $1.50 (without interest) over the option exercise price or the specified reference price of the SSAR, multiplied by (B) the number of shares of EFJ common stock subject to such stock option or SSAR award, less (C) any applicable withholding tax.

        We have agreed to take all such lawful action as may be necessary to provide for and give effect to the foregoing.

Appraisal Rights

        The Merger Agreement provides that any shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by those of our stockholders who have not voted in favor of or consented to the Merger and who are otherwise entitled to demand and have properly demanded and perfected their rights to be paid the fair value of such shares of Common Stock in accordance with, and who comply in all respects with Section 262 of the DGCL, will not be converted into the right to receive the merger consideration, and such EFJ stockholders will be entitled to only such rights as are granted by Section 262 of the DGCL. However, if any such EFJ stockholder fails to perfect or effectively waives, withdraws or loses his, her or its rights under Section 262 of the DGCL, his, her or its shares of Common Stock in respect of which he, she or it would otherwise be entitled to receive fair value under Section 262 of the DGCL will thereupon be deemed to have been converted, at the Effective Time, into the right to receive the merger consideration, without any interest thereon, upon surrender of the certificate(s) representing such shares of Common Stock.

Payment for Shares

        Prior to completion of the Merger, Merger Sub will appoint a bank or trust company reasonably acceptable to EFJ to act as paying agent for the payment of the merger consideration. At the Effective Time, Parent or Merger Sub will deposit, or will cause to be deposited, with the paying agent funds sufficient to pay the merger consideration.

        As soon as reasonably practicable after the Effective Time (but no later than two business days after the Effective Time), the paying agent will mail to all record holders of a certificate or certificates representing shares of Common Stock whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions on how to surrender certificates representing such shares of Common Stock or to cause the transfer of such shares of Common Stock in book entry form pursuant to an "agent's message" (or such other evidence as the paying agent may reasonably request) in exchange for the merger consideration. The certificates can be surrendered or shares of Common Stock transferred, as the case may be, to the paying agent until the first anniversary of the Effective Time. Upon delivery of a valid letter of transmittal and the surrender of Common Stock certificates or transfer of book-entry shares of Common Stock, as the case may be, on or before the first anniversary of the Effective Time, Parent will cause the paying agent to pay the holder of such shares of Common Stock, in exchange therefor, cash in an amount equal to the merger consideration multiplied by the number of shares of Common Stock surrendered or transferred, as the case may be, without interest. Each share of Common Stock that is surrendered or transferred will be cancelled. You should not send in your Common Stock certificates or transfer your book entry shares of Common Stock until you receive a letter of transmittal with instructions from the paying agent. Do not send Common Stock certificates with your proxy card.

        Payment of the merger consideration may be made to a person other than the person in whose name a surrendered share of Common Stock is registered if:

  •
  such certificate is properly endorsed or otherwise is in proper form for transfer, including book entry transfer; and

  •
  the person requesting such payment establishes to the satisfaction of Merger Sub that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered or transferred share of Common Stock have been paid or are not applicable.

        The merger consideration paid upon the surrender of certificates representing shares of Common Stock or transfer of book entry shares of Common Stock in accordance with the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock. At the Effective Time, the stock transfer books of EFJ will be closed and there will not be any further registration of transfers of any shares of EFJ's capital stock thereafter on the records of EFJ.

        If your Common Stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration by making an affidavit to that effect and, if required by the surviving corporation, posting a bond, in such reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to your lost, stolen or destroyed Common Stock certificate.

        Pursuant to the Merger Agreement, Parent, the surviving corporation and the paying agent may deduct and withhold from the merger consideration and any other amounts payable under the Merger Agreement in connection with the stock options, SSARs and Restricted Stock Awards, any amounts required to be withheld or deducted under the applicable federal, state, local or foreign tax laws with respect to the making of such payment. Any such merger consideration payable with respect to stock options, SSARs or Restricted Stock Awards will be paid as soon as practicable after the Effective Time and in any case no later than the second payroll of EFJ that follows the Effective Time.

Representations and Warranties

        The Merger Agreement contains a number of representations and warranties made by EFJ, including representations and warranties relating to:

  •
  corporate organization, good standing and similar matters;

  •
  corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

  •
  authorization of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and enforceability of the Merger Agreement;

  •
  required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

  •
  absence of conflicts with, violation or breach of, defaults under, the organizational documents of the Company and its subsidiaries and certain contracts and permits in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

  •
  the capitalization of and capital structure of the Company;

  •
  the Company's ownership of all subsidiaries

  •
  accuracy and sufficiency of SEC filings

  •
  compliance with NASDAQ Global Market rules and regulations

  •
  preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with United States GAAP on a consistent basis and in compliance with applicable SEC rules and regulations;

  •
  indebtedness;

  •
  absence of certain "off-balance sheet arrangements;"

  •
  internal controls over financial reporting;

  •
  absence of certain changes or events and the conduct of business in the ordinary course of business since January 1, 2009;

  •
  absence of undisclosed material liabilities;

  •
  compliance with applicable laws (including anti-bribery and export control laws), court orders and certain regulatory matters;

  •
  material contracts;

  •
  accuracy of the information in this proxy statement;

  •
  legal proceedings;

  •
  labor matters;

  •
  employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

  •
  real property;

  •
  intellectual property;

  •
  environmental matters and compliance with environmental laws;

  •
  tax matters;

  •
  receipt of a fairness opinion from Houlihan Lokey;

  •
  brokers', finder's and similar fees payable in connection with the Merger and the other transactions contemplated by the Merger Agreement;

  •
  the inapplicability of state takeover statutes;

  •
  insurance;

  •
  related party transactions;

  •
  accounts receivable;

  •
  significant customers;

  •
  illegal payments; and

  •
  government contracts.

        The Merger Agreement also contains a number of representations and warranties by Parent and Merger Sub, including representations and warranties relating to:

  •
  corporate organization, good standing and similar matters;

  •
  corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

  •
  authorization of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and enforceability of the Merger Agreement;

  •
  required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

  •
  absence of conflicts with, violation or breach of, defaults under, the organizational documents of Parent or Merger Sub and certain contracts and permits in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

  •
  "interested stockholder" (as defined in Section 203 of the DGCL) status and the ownership of shares of Common Stock;

  •
  accuracy of information supplied by Parent or Merger Sub for inclusion or incorporation by reference in this proxy statement;

  •
  sufficiency of funds to pay the merger consideration;

  •
  operations of Merger Sub since its formation;

  •
  the limited guarantee of the payment of the Parent Termination Fee, plus certain expenses of the Company, by affiliates of Parent;

  •
  legal proceedings; and

  •
  acknowledgment of disclaimer of express or implied representations or warranties of the Company, except as set forth in the Merger Agreement and the Company's disclosure letter.

        Significant portions of the representations and warranties of EFJ, Parent and Merger Sub are qualified as to "materiality" or "material adverse effect." Under the Merger Agreement, a material adverse effect means, when used in connection with EFJ, any event, circumstance, change, occurrence, state of facts or effect that has a material adverse effect ("material" and "materially" have correlative meanings) on (i) the business, assets, condition (financial or otherwise) or results of operations of EFJ and its subsidiaries, taken as a whole, or (ii) the ability of EFJ to consummate the Merger and or otherwise perform its obligations under the Merger Agreement, except, in the case of clause (i), any such events, circumstances, changes, occurrences or states of facts to the extent resulting from any of the following (except, in the case of the first and fourth bullets below, to the extent such event, circumstance, change, occurrence, state of facts or effect has a disproportionate effect on EFJ and its subsidiaries, taken as a whole, compared with other similarly situated companies):

  •
  changes in industries in which EFJ and its subsidiaries operate in general and not specifically relating to EFJ and its subsidiaries;

  •
  general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere (including fluctuations, in and of themselves, in the price of the shares of Common Stock);

  •
  the negotiation, execution or announcement of the Merger Agreement and the undertaking and performance or observance of the obligations contemplated by the Merger Agreement or necessary to consummate the transactions contemplated by the Merger Agreement, including adverse effects on the results of operations attributable to uncertainties associated with the period between May 15, 2010 and the Closing Date or the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees;

  •
  acts of war, insurrection, sabotage or terrorism;

  •
  changes in GAAP or the accounting rules or regulations of the SEC;

  •
  the effect of incurring out-of-pocket expenses in connection with negotiating, entering into, performing or consummating the transactions contemplated by the Merger Agreement; or

  •
  the failure, in and of itself, by EFJ to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after May 15, 2010 (it being understood that the causes underlying any such failure may be considered in determining whether a material adverse effect has occurred or would be reasonably expected to occur).

Covenants and Agreements

  Operating Covenants

        We have agreed, with certain exceptions, that during the period from the date of the Original Merger Agreement until the Effective Time:

  •
  the Company and its subsidiaries will conduct business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its subsidiaries will use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners and consultants of the Company and its subsidiaries to keep available the services of its present officers and employees and to manage its working capital;

  •
  the Company will not amend its Second Amended and Restated Certificate of Incorporation or Amended Bylaws and its subsidiaries will not amend their certificate of incorporation, bylaws or other comparable charter or organizational documents;

  •
  neither the Company nor any of its subsidiaries will (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire (or stock appreciation rights with respect to), any shares of capital stock of the Company or any of its subsidiaries (including treasury stock), other than in respect of (1) the shares of the Company's capital stock reserved for issuance on the date of the Original Merger Agreement pursuant to the exercise of stock options outstanding on the date of the Original Merger Agreement or the vesting of Restricted Stock Awards or other SSARs, (2) grants of shares of the Common Stock in lieu of director's fees pursuant to elections made prior to the date of the Original Merger Agreement, or (3) grants of stock appreciation rights to new hires pursuant to offer letters outstanding as of the date of the Original Merger Agreement, (C) split, combine or reclassify the shares of

    Common Stock or any outstanding capital stock of any of the subsidiaries of the Company or (D) redeem, purchase or otherwise acquire, directly or indirectly, any of the Company's capital stock;

  •
  except as required by applicable law or under the terms of any employee benefit plan of the Company as of the date of the Original Merger Agreement, the Company will not and will not permit its subsidiaries to (A) make any changes in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or other persons providing management services (other than increases in wages in the ordinary course of business and consistent with past practice to up to ten (10) employees of the Company or its subsidiaries who are not officers, directors or affiliates of the Company and whose annual compensation is less than $125,000 per year, provided that the Company provide notice to Parent prior to making any such increases in wages together with sufficient detail to demonstrate the consistency of such increases in wages with prior practice), (B) adopt, enter into or amend (including acceleration of vesting) any employment, severance, consulting, termination option, appreciation right, performance unit, stock equivalent, share purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund or other arrangement, including, without limitation, any employee benefit plan, except that the Company and its subsidiaries may in the ordinary course consistent with past practice enter into in any such agreement in connection with the hiring of new employees who are not executive officers or direct reports to an executive officer, or (C) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to a Company employee benefit plan or otherwise;

  •
  except as required by applicable law or under the terms of any employee benefit plan of the Company as of the date of the Original Merger Agreement, the Company will not and will not permit its subsidiaries to (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate (other than in the ordinary course consistent with past practice), (B) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, or (C) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any employee benefit plan of the Company, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any past or present director, officer, employee, agent or consultant;

  •
  neither the Company nor any of its subsidiaries will (A) incur or assume any long-term indebtedness, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice, with respect to wholly-owned subsidiaries, (C) except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person other than wholly-owned subsidiaries in excess of $250,000 in the aggregate, (D) pay any fee, remuneration or expense to the lenders under the Loan Agreement, except as currently contemplated thereby, or (E) except as otherwise permitted in the Merger Agreement, enter into any material commitment or transaction (including any borrowing, capital expenditure or purchase, sale or lease of assets or real estate), except in the ordinary course of business consistent with past practice;

  •
  neither the Company nor any of its subsidiaries will make or authorize any capital expenditure, other than capital expenditures contemplated by the Company's existing capital budget;

  •
  neither the Company nor any of its subsidiaries will pay, discharge, waive or satisfy any rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, waiver, settlement or satisfaction of any such rights, claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company's financial statements (or the notes to the Company's financial statements);

  •
  neither the Company nor any of its subsidiaries will (A) change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or law, (B) settle any material tax claim or assessment, (C) consent to any material tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment, (D) make, revoke or change any tax election, (E) request a tax ruling, (F) amend any tax return, or (G) file any tax return in a manner that is materially inconsistent with past custom and practice with respect to the Company or any of its subsidiaries unless required by applicable law;

  •
  neither the Company nor any of its subsidiaries will (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger Agreement) or (B) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets, other than in the ordinary course of business and consistent with past practice;

  •
  neither the Company nor any of its subsidiaries will acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses;

  •
  neither the Company nor any of its subsidiaries will sell, lease or otherwise transfer any of its material assets, securities, properties, interests or businesses, other than the sale of inventory in the ordinary course of business;

  •
  except in the ordinary course of business and consistent with past practice that involves only the payment of monetary damages not in excess of $100,000 individually or $250,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any subsidiary or any of their respective employees, directors or agents, neither the Company nor any of its subsidiaries will settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its subsidiaries, (B) any stockholder litigation or dispute against the Company or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;

  •
  neither the Company nor any of its subsidiaries will enter into any contract that would constitute a material contract or terminate, amend, modify or waive any material right under any material contract, other than change orders under customer contracts in the ordinary course of business consistent with past practice;

  •
  neither the Company nor any of its subsidiaries will (A) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any of the Company's intellectual property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and taxes, to maintain and protect its interest in the Company's intellectual property, (B) grant to any third party any license, or enter into any covenant not to sue, with respect to any of the Company's intellectual property, except nonexclusive licenses in the ordinary course of business consistent with past practice, and (C) disclose or allow to be disclosed any confidential information or confidential intellectual property to any person, other than persons that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof; and

  •
  neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

  No Solicitation; Board Recommendation

        We have agreed that we will not, nor will we authorize or permit any of our subsidiaries or our or their officers, directors or employees, investment bankers, attorneys, accountants or other advisors, agents or other representatives to, directly or indirectly:

  •
  solicit, initiate, facilitate or encourage (including by providing information) the submission of any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

  •
  enter into, engage in or otherwise participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, or otherwise cooperate in any way with any third party that has made, or that the Company knows is considering making, an Acquisition Proposal;

  •
  enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal, or that contradicts the Merger Agreement or requires the Company to abandon the Merger Agreement;

  •
  fail to take all action necessary to enforce, or waive or amend, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party or otherwise bound; or

  •
  resolve by action of our Board of Directors, to publicly propose or agree to do any of the foregoing.

        Additionally, neither us nor any of our subsidiaries, our Board of Directors or any representative thereof may, directly or indirectly, (i) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Merger Sub, the Board of Directors' recommendation with respect to the Merger, (ii) adopt, approve or recommend an Acquisition Proposal or subject to the exceptions set forth below, fail to reject an Acquisition Proposal, (iii) fail to publicly reaffirm the Board of Directors' recommendation within five (5) Business Days after Parent so requests in writing, or (iv) fail to include the Board of Directors' recommendation in the proxy statement. The foregoing is referred to as an "adverse recommendation change."

        The Merger Agreement provides that, notwithstanding the restrictions described above, if, at any time prior to the time that our stockholders adopt the Merger Agreement and only if the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law, the Company may engage in negotiations or discussions with respect to a bona fide, unsolicited written Acquisition Proposal that the Board of Directors reasonably believes (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and (B) thereafter furnish non-public information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with such third party with no material term less favorable to the Company than those contained in the confidentiality agreement entered into with Francisco Partners and which permits the Company to comply with the terms of the Merger Agreement; provided, that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such third party. The Company was further required to immediately cease any existing activities, discussions or negotiations with any other persons conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal, and promptly notify in writing each person or entity who has received confidential information provided by or on behalf of the Company or its subsidiaries to return or destroy all such confidential information provided.

        We have also agreed to promptly (but in no event later than one business day after receipt) advise Parent of the receipt of any Acquisition Proposal and the material terms of any such takeover proposal and of any changes thereto or of any request for information or access to the business, properties, assets, books or records of the Company in connection with, or which could reasonably lead to an Acquisition Proposal. In connection with the notice provided pursuant to the preceding sentence, the Company must include the material terms and conditions of such Acquisition Proposal, unless the Company is prohibited from disclosing such person's identity, in which case the Company is permitted to negotiate an amendment to such confidentiality agreement for three business days. In addition, we have agreed to keep Parent reasonably informed on a current basis of the status of any takeover proposal, indication, inquiry or request.

        Notwithstanding the foregoing restrictions, our Board of Directors may at any time prior to the adoption of the Merger Agreement by our stockholders, (a) in response to a bona fide written Acquisition Proposal that was not solicited by us or any of our representatives, (i) terminate the Merger Agreement and cause the Company to enter into a definitive agreement with respect to such Superior Proposal (see "—Covenants and Agreements—Termination" beginning on page 76 for applicable termination procedures), and (ii) make an adverse recommendation change or (b) in response to a material event relating to the business of the Company and its subsidiaries (other than the receipt of an Acquisition Proposal), which is (x) unknown to the Board at or prior to May 15, 2010 (or if known, the magnitude or material consequences of which were not known or understood by the Board prior to May 15, 2010) and (y) becomes known to or by the Board prior to obtaining stockholder approval (an "Intervening Event"), make an adverse recommendation change, but only:

  •
  if and to the extent that our Board of Directors determines in good faith, after consultation with outside counsel and a financial advisor of a nationally recognized reputation, that failing to take any such action would be inconsistent with the fiduciary duties of our Board of Directors (or with respect to (b) would be a breach of the Board of Directors' fiduciary duties); and

  •
  at a time that is after the fourth business day following our delivery to Parent of written notice advising it that our Board of Directors intends to take such action, specifying, in the case of the termination of the Merger Agreement for purposes of entering into a definitive agreement with respect to the Superior Proposal, the terms and conditions of such Superior Proposal, including the identity of the person making the Superior Proposal and, in the case of making the adverse recommendation change, reasonably specify the basis upon which the Board intends to effect such adverse recommendation change.

The foregoing is further subject to the following requirements:

  •
  any amendment to the financial terms or any other material term of any applicable Acquisition Proposal or Superior Proposal will require a new written notice by us and a new four business day period, and no termination of the Merger Agreement by us or adverse recommendation change may be made during any such four business day period;

  •
  we will, and we will cause our financial and legal advisors to, during such four business day period described above, if requested by Parent, negotiate with Parent in good faith to make such changes in the terms and conditions of the Merger Agreement so that, with respect to any adverse recommendation change that is not in response to an Intervening Event, such Acquisition Proposal ceases to constitute a Superior Proposal or, with respect to any adverse recommendation change in response to an Intervening Event, so that the Board no longer concludes that a failure to make such adverse recommendation change would result in a breach of its fiduciary duties to the stockholders of the Company;

  •
  our Board of Directors will take into account any changes to the financial and other terms of the Merger Agreement proposed by Parent in response to any such written notice by us or otherwise; and

  •
  the requirements for terminating the Merger Agreement and making the adverse recommendation change are still satisfied at the time the Merger Agreement is terminated or at the time such adverse recommendation change is made.

        A "Superior Proposal" as used herein means a bona fide, unsolicited written Acquisition Proposal (except that the references therein to "15%" shall be replaced by "66.666%"), which did not result from or arise in connection with a breach of the Merger Agreement and which the Board of Directors determines in good faith by a majority vote, taking into account all the terms and conditions of such Acquisition Proposal including the reasonably expected timing and likelihood of the consummation of such Acquisition Proposal, and after considering the advice of its financial advisor of nationally recognized reputation and outside legal counsel, (a) if accepted, is reasonably likely to be consummated in a timely manner, (b) for which financing, to the extent required by the third party making the Acquisition Proposal, at the time of entering into a definitive agreement with respect to such Acquisition Proposal, will then be fully committed, (c) is not with an affiliate of the Company, and (d) would result in a transaction that is more favorable to the Company's stockholders from a financial point of view than as provided under the Merger Agreement (taking into account any proposed modifications by Parent in response thereto).

        An "Acquisition Proposal" as used herein means other than the transactions contemplated by the Merger Agreement, any offer or proposal from any third party relating to (i) any acquisition, purchase, lease or license, direct or indirect, of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party's beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or (iii) any merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company.

        Nothing described above limits our ability to take and disclose to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or to make any other disclosure to our stockholders if, in our board's determination in good faith after consultation with outside counsel, such disclosure is required under applicable law (provided that the Company and our Board of Directors may not make adverse recommendation change except to the extent expressly permitted by the exceptions referenced above).

  Reasonable Best Efforts and Certain Pre-Closing Obligations

        We and Parent have agreed to use our reasonable best efforts to take, or cause to be taken, actions, and do, or cause to be done, things necessary, proper or advisable under any applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, including using reasonable best efforts in:

  •
  the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other transactions contemplated by the Merger Agreement;

  •
  the satisfaction of the other parties' conditions to consummating the Merger and the other transactions contemplated by the Merger Agreement;

  •
  obtaining (and cooperating with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any third party, including any governmental entity required to be obtained or made in connection with the Merger and the other transactions contemplated by the Merger Agreement; and

  •
  the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes thereof subject to compliance with the Merger Agreement.

        In addition, we and Parent have each agreed to coordinate and cooperate in connection with:

  •
  the preparation and filing of this proxy statement with the SEC;

  •
  determining whether any action by or in respect of, or filing with, any governmental entity is required, or any actions are required to be taken under, or consents, approvals or waivers are required to be obtained from parties to, any material contracts, in connection with the closing of the Merger; and

  •
  timely taking any such actions, seeking any such consent, approvals or waivers or making any such filings or furnishing information required in connection with the proxy statement or any other filings.

  Access to Information; Confidentiality

        We have agreed to provide Parent and its representatives, from time to time prior to the earlier of the Effective Time or the termination of the Merger Agreement, such information as Parent reasonably requests with respect to the Company and its subsidiaries and their respective businesses, financial condition and operations, and to provide Parent and its representatives access at reasonable times and upon reasonable prior notice to the officers, employees, agents, properties, offices and facilities of the Company and its subsidiaries and to their respective books and records. We have also agreed to allow Parent and its representatives, upon reasonable advance notice, to perform customary, non-invasive environmental inspections at our leased facilities. Such non-public information received from us or our affiliates or representatives will be held in confidence in accordance with the provisions of the confidentiality agreement between the Company and Francisco Partners.

  Meeting of Our Stockholders

        We have agreed to, as soon as practicable after the date of the Original Merger Agreement, duly call, give notice of, convene and hold a special meeting of our stockholders for the purpose of considering and taking action upon the adoption of the Merger Agreement, which meeting is the subject of this proxy statement. Our Board of Directors must recommend the Merger Agreement and the Merger to our stockholders, unless there has been an adverse recommendation change, and use its reasonable best efforts to obtain the stockholder approval. Notwithstanding any adverse recommendation change, unless the Merger Agreement is validly terminated in accordance with the terms thereof, the Merger Agreement must be submitted to the stockholders for approval. Without the prior written consent of Parent, the adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby must be the only matter (other than procedural matters) the Company will propose to be acted on by its stockholders at the special meeting.

  Indemnification and Insurance

        Under the Merger Agreement, from and after the Effective Time and for at least six (6) years, the surviving corporation will, and Parent will cause the surviving corporation to, to the fullest extent permitted under the DGCL, honor the Company's obligations existing as of the date of the Original Merger Agreement to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries and each such individual who served at the request of the Company or its subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise against all costs and expenses (including attorneys' and accountants' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, based on the fact that such individual is or was such a director or officer or is or was serving at the request of the Company or its subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the transactions contemplated by the Merger Agreement). The Merger Agreement also provides that the Company will, prior to the Effective Time, purchase a directors' and officers' liability "tail" insurance policy, which must be maintained in effect for at least six years after the Effective Time, which insurance will contain substantially equivalent scope and amount of coverage as provided in the existing policy maintained by the Company immediately prior to the Effective Time, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage.

  Employee Benefit Matters

        Parent has agreed that with respect to any Parent employee benefit plan in which any employee of the Company or any of its subsidiaries first becomes eligible to participate on or after the Effective Time, Parent will (i) use commercially reasonable efforts to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employee and his or her eligible dependents under such plan, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately prior to the Effective time under the analogous employee benefit plan of the Company, (ii) provide such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent employee benefit plan under the analogous Company employee benefit plan in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such Parent employee benefit plan and (iii) recognize all service of such employee with the Company and its subsidiaries and predecessors that was recognized by the Company or any such subsidiary prior to the date of the Original Merger Agreement in the ordinary course of administering its or such subsidiary's employee benefits, for purposes of eligibility to participate and vesting in benefits under such plan, to the extent that such service was recognized for that purpose under any analogous employee benefit plans of the Company.

  Additional Agreements

        The Merger Agreement contains additional agreements between us and Parent relating to, among other things:

  •
  us using reasonable best efforts to effect the transfers of any permits issued by any governmental entity if required as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

  •
  consultations regarding public announcements;

  •
  notification of certain matters;

  •
  compliance of Merger Sub with all of its obligations under or related to the Merger Agreement;

  •
  the amount of transaction expenses;

  •
  the establishment of a bonus pool by the Company for employees of the Company and its subsidiaries (except our chief executive officer) between the signing of the Merger Agreement and the closing of the Merger; and

  •
  the pay off of the Company's bank facility with the Bank immediately following the closing of the Merger.

Conditions of the Merger

        The obligation of each party to the Merger Agreement to effect the Merger is subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

  •
  adoption of the Merger Agreement by EFJ stockholders;

  •
  (i) the waiting period (including any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will have expired or been terminated; (ii) the period of time for any applicable review process under Section 721 of the Defense production Act, as amended (or any successor or replacement thereof, and including the rules and regulations thereunder) will have expired and the President of the United States will not have taken action to prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (iii) all other material filings with or permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any governmental entity required to consummate the Merger or the other transactions contemplated by the Merger Agreement will have been obtained or filed or will have occurred (collectively, (i) through (iii) are referred to as the governmental approval condition);

  •
  no order or law, entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other governmental entity, or other legal restraint or prohibition, each of which is referred to as a transaction restraint, shall be in effect preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement (provided, however, that each of the parties to the Merger Agreement will have used its reasonable best efforts to prevent the entry of any such transaction restraints and to appeal as promptly as possible any such transaction restraints that may be entered to the extent required by the Merger Agreement); and

  •
  no governmental entity will have instituted (or if instituted, will not have withdrawn) any action, suit, proceeding, claim, arbitration or investigation wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or restrain the consummation of the transactions contemplated by the Merger Agreement, or (ii) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation thereof.

        The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction, or waiver by Parent and Merger Sub, on or prior to the Closing Date, of the following conditions:

  •
  accuracy as of the date of the Original Merger Agreement and as of the closing of the Merger of the representations and warranties made by us to the extent specified in the Merger Agreement;

  •
  performance of or compliance with the covenants and agreements contained in the Merger Agreement to be performed or complied with by us prior to or on the Closing Date to the extent specified in the Merger Agreement;

  •
  delivery to Parent of a certificate signed by an executive officer certifying to the satisfaction of the two conditions above-mentioned;

  •
  absence of the occurrence of any development, change, circumstance or condition prior to the Effective Time that has had or would reasonably be expected to have a material adverse effect on the Company;

  •
  the indebtedness of the Company does not exceed $7,000,000 plus any transaction expenses that have been paid after May 15, 2010 and prior to the closing of the Merger;

  •
  the Company must have at least $0 of cash on hand prior to the payment of any transaction expenses to be paid at the closing of the Merger;

  •
  the holders of not more than ten percent (10%) of the outstanding shares of the Company will have made demand for appraisal rights with respect to their shares in accordance with Section 262 of the DGCL and not withdrawn such demand in a manner that such holder has legally lost the right to seek appraisal or otherwise, to Parent's reasonable satisfaction, legally lost the right to seek appraisal (including by voting in favor of the Merger);

  •
  no person will have instituted any action, suit, proceeding, claim, arbitration or investigation (other than with respect to a claim of breach of fiduciary duties of the Board of Directors) wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or restrain the consummation of the transactions contemplated by the Merger Agreement or (ii) cause any of such transactions to be rescinded following consummation thereof; provided that Parent has determined in good faith that such action, suit, proceeding, claim, arbitration or investigation has a reasonable likelihood of success on its merits; and

  •
  out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by the Company or its subsidiaries, or on their behalf, in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including, without limitation, in connection with any Acquisition Proposals, and not paid for prior to May 15, 2010 must not exceed $3,250,000, excluding any out-of-pocket expenses incurred in connection with the defense of any litigation filed by a stockholder of the Company against the Company or its Board arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement.

        The obligation of EFJ to effect the Merger is further subject to the satisfaction, or waiver by EFJ, on or prior to the Closing Date, of the following conditions:

  •
  accuracy as of date of the Original Merger Agreement and as of the closing of the Merger of the representations and warranties made Parent and Merger Sub to the extent specified in the Merger Agreement;

  •
  performance of or compliance with the covenants and agreements of each of Parent and Merger Sub contained in the Merger Agreement to be performed or complied with by it prior to or on the Closing Date to the extent specified in the Merger Agreement; and

  •
  delivery to us of a certificate signed by an executive officer of each of Parent and Merger Sub certifying to the satisfaction of the two conditions above-mentioned.

        We and Parent can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

 Termination

        We, Parent and Merger Sub may mutually agree in writing, at any time prior to the Effective Time, to terminate the Merger Agreement and abandon the Merger. Also, either Parent or we may terminate the Merger Agreement and abandon the Merger without the consent of the other, at any time prior to the Effective Time if:

  •
  the Merger is not consummated on or before November 15, 2010, referred to as the outside date;

  •
  a final and non-appealable restraining order, permanent injunction or other order has been issued by a governmental entity or some other legal restraint or prohibition that makes illegal or otherwise prohibits the consummation of the Merger or enjoins the Company or Parent from consummating the Merger or any of the other transactions contemplated by the Merger Agreement; or

  •
  our stockholders fail to adopt the Merger Agreement at the special meeting (including any adjournments and postponements thereof).

        Parent can terminate the Merger Agreement before the Effective Time if:

  •
  our Board of Directors, the Company or any of its subsidiaries make or authorize or permit any of their representatives to make an adverse recommendation change;

  •
  (A) a breach of, or inaccuracy in, any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement has occurred that would cause any condition to the obligations of Parent or Merger Sub to effect the Merger set forth in the Merger Agreement not to be satisfied, and such condition is incapable of being cured or, if capable of being cured, has not been cured within twenty days after written notice thereof has been received by the Company or (B) an intentional breach of, or inaccuracy in, any representation or warranty or failure to perform any covenant or agreement on the party of the Company set forth in the Merger Agreement in any material respect has occurred and would cause any condition to the obligations of Parent or Merger Sub to effect the Merger set forth in the Merger Agreement not to be satisfied, and such condition is incapable of being cured, or if capable of being cured, has not been cured, within twenty days after written notice thereof has been received by the Company; provided, however, that Parent is not entitled to terminate the Merger Agreement if such breach has been cured prior to termination, there has been a material inaccuracy in any representation or warranty of Parent or Merger Sub contained in the Merger Agreement or Parent and Merger Sub are in breach of a covenant contained in the Merger Agreement in any material respect;

  •
  there has been a material breach of the non-solicitation provision by the Company; or

  •
  (A) the Loan Agreement has been amended or supplemented after May 15, 2010 without the prior written consent of Parent, (B) the Company or any of its subsidiaries have agreed to pay to the lenders under the Loan Agreement any fee or expense (however designated) not currently provided for in such Loan Agreement as of May 15, 2010, or (C) the obligations under the Loan Agreement shall have been accelerated or become due, or an event has occurred, whether with the passage of time or notice, that would give the lenders under the Loan Agreement the right to accelerate all or a portion of the obligations thereunder.

        We can terminate the Merger Agreement:

  •
  a breach of, or inaccuracy in, any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement has occurred that would cause any condition to the obligations of the Company to effect the Merger set forth in the Merger Agreement not to be satisfied, if continuing on the Closing Date, and such condition is incapable of being cured, or if capable of being cured, has not been cured, within twenty days after written notice thereof has been received by the Company; provided, however, the Company will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination, there has been a material inaccuracy in any representation or warranty of the Company contained in the Merger Agreement or the Company has breached a covenant contained in the Merger Agreement in any material respect; or

  •
  before the Effective Time and only prior to the adoption of the Merger Agreement by our stockholders at the special meeting, in order to promptly enter into a definitive agreement with respect to a Superior Proposal subject to our compliance with the non-solicitation provisions of the Merger Agreement and payment of the related termination fee (as set forth below) and provided that we satisfy certain notice and negotiation requirements (as described in—No Solicitation; Board Recommendation above).

Termination Fees and Expenses

        Pursuant to the Merger Agreement, we will be required to pay Parent the Termination Fee equal to $1,500,000 (plus reimbursement for reasonable expenses incurred by Parent and Merger Sub in connection with or related to the Merger up to (A) $500,000 plus (B) an additional $500,000 if such termination occurs after the earlier of the thirtieth day after the filing or mailing of this proxy statement in the aggregate) (the "Expense Cap"), if the Merger Agreement is terminated:

  •
  by Parent as a result of any adverse recommendation change having occurred or there having been a material breach of the non-solicitation requirements (as described in the section entitled "The Merger Agreement—No Solicitation; Board Recommendation" above); or

  •
  by the Company in connection with entering into a binding written definitive agreement concerning a Superior Proposal.

        Additionally, if (A) Parent terminates the Merger Agreement as a result of an intentional breach or inaccuracy in a representation or warranty or failure of a covenant or agreement in the Merger Agreement and (B) there was an Acquisition Proposal publicly announced or otherwise communicated to the Board of Directors or the stockholders after June 19, 2010 and prior to such termination (provided that any new or reaffirmed Acquisition Proposal, so announced or communicated by a person who may have made an Acquisition Proposal prior to June 19, 2010, shall be considered an Acquisition Proposal for the purposes of this provision), the Company will be required to pay, in immediately available funds within one business day after termination, Parent's and Merger Sub's reasonable expenses up to the Expense Cap. If the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal during the twelve month period after such termination, the Company may also be required to pay the Termination Fee of $1,500,000.

        If the Company terminates the Merger Agreement because the closing of the Merger has not occurred by the outside date and all the conditions to the obligations of the Company to effect the Merger set forth in the Merger Agreement have been waived or satisfied (other than any conditions of which the failure to be so satisfied resulted from Parent's or Merger Sub's breach of any provision of the Merger Agreement), then the Parent will be required to pay the Parent Termination Fee to the Company equal to $3,500,000 plus the reasonable expenses incurred by the Company in connection with or related to the Merger up to the Expense Cap.

Limited Guarantee

        Pursuant to a limited guarantee, as amended, delivered by Francisco Partners and Francisco Partners Parallel Fund II, L.P., affiliates of Parent (the "Guarantors") in favor of the Company, the Guarantors have agreed, severally but not jointly, to guarantee the performance and discharge of certain obligations of Parent and Merger Sub under the Merger Agreement; provided, however, that the maximum aggregate liability of the Guarantors will not exceed the sum of (i) the Parent Termination Fee of $3,500,000, (ii) the Company's reasonable expenses up to the Expense Cap and (iii) certain costs and expenses of the Company as specified in the Merger Agreement (the "Obligations").

        The limited guarantee will remain in full force and effect until all of the Obligations have been satisfied in full. Notwithstanding the foregoing, the limited guarantee will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms (except a termination pursuant to which Parent is obligated to pay the Parent Termination Fee), and (iii) 90 days after termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Parent Termination Fee if the Company has not presented a claim for payment of any Obligation to Parent, Merger Sub or the Guarantors by the end of such 90-day period.

Effect of Termination

        If the Merger Agreement is terminated by us or Parent in accordance with its terms, the Merger Agreement will become void and of no effect, with no liability or obligation on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to the Merger Agreement, except if termination results from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, or (ii) failure of either party to perform a covenant of the Merger Agreement, such party will not be relieved of any liability to the other party as a result of such failure of breach. The Company has agreed that, to the extent it has incurred losses or damages in connection with the Merger Agreement, the maximum aggregate liability of Parent and Merger Sub will be limited to the sum of (a) the Parent Termination Fee, (b) the Company's reasonable expenses up to the Expense Cap and (c) certain costs and expenses of the Company as provided in the Merger Agreement.

        Additionally, in the case of a termination, the Parent may seek specific performance of the Company's obligations under the Merger Agreement in addition to its other rights described above, but the Company's only rights are to receive the Parent Termination Fee, expense reimbursement and expenses and costs involved in collecting such fee and expenses.

Amendment

        Subject to the requirements of the applicable law, the Merger Agreement may be amended by the parties thereto by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the Closing Date, whether before or after adoption of the Merger Agreement by the stockholders of the Company and Merger Sub; provided that the Merger Agreement may not be amended except by an instrument in writing signed by the parties to the Merger Agreement.

Extension; Waiver

        At any time prior to the Effective Time, any party to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties by the other party contained in the Merger Agreement or in any document delivered pursuant thereto, and (iii) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

MARKET PRICE OF COMMON STOCK

        Our Common Stock is listed for trading on the NASDAQ Global Market under the symbol "EFJI." The following table sets forth, for the fiscal quarters indicated, the high and low closing prices per share as reported by the NASDAQ Global Market.

	Common Stock
	High	Low
FISCAL YEAR 2008
First Quarter (January 1 - March 31)	$2.79	$1.12
Second Quarter (April 1 - June 30)	$1.95	$0.96
Third Quarter (July 1 - September 30)	$1.89	$1.02
Fourth Quarter (October 1 - December 31)	$1.92	$0.94
FISCAL YEAR 2009
First Quarter (January 1 - March 31)	$1.80	$0.74
Second Quarter (April 1 - June 30)	$0.76	$0.59
Third Quarter (July 1 - September 30)	$1.35	$0.60
Fourth Quarter (October 1 - December 31)	$1.91	$0.97
FISCAL YEAR 2010
First Quarter (January 1 - March 31)	$1.43	$0.85
Second Quarter (April 1—June 30)	$1.44	$0.90

        The closing sale price of the Common Stock on the NASDAQ Global Market on June 18, 2010, the last trading day prior to the execution of the Amendment, and on May 14, 2010, the last trading day prior to the announcement of the Original Merger Agreement, was $1.03 per share. On July 2, 2010, the last trading day before the filing of this proxy statement, the closing price for the Common Stock on the NASDAQ Global Market was $1.42 per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains information, as of July 2, 2010, with respect to the beneficial ownership of Common Stock by (1) each individual or entity whom we know to own beneficially more than five percent of Common Stock; (2) each current director; (3) our four current executive officers; and (4) all of our current directors and executive officers as a group. Unless otherwise indicated, all persons named below can be reached at 1440 Corporate Drive, Irving, Texas 75038.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Wellington Management Company, LLP	1,909,336	(3)	7.2%
75 State Street Boston, MA 02109
Heartland Advisors, Inc.	2,500,000	(4)	9.4%
789 North Water Street Milwaukee, WI 53202
First Wilshire Securities Management, Inc.	1,958,845	(5)	7.4%
1224 East Green Street, Suite 200 Pasadena, CA 91106
Security Investors, LLC	1,393,620	(6)	5.3%
One Security Benefit Place Topeka, KS 66636
Michael E. Jalbert	422,765	(7)	1.6%
Bernard C. Bailey	2,000	(8)	*
Robert L. Barnett	57,239	(9)	*
Edward Bersoff	75,158	(10)	*
Veronica A. Haggart	82,272	(11)	*
Thomas R. Thomsen	81,858	(12)	*
Jana Ahlfinger Bell	145,910	(13)	*
Elaine Flud Rodriguez	49,022	(14)	*
James S. Hoover	14,447	(15)	*
All current executive officers and Directors as a group (9 persons)	930,671		3.5%

*
Less than 1%

(1)
"Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own our Common Stock not only if you hold it directly, but also if you directly or indirectly through a relationship, a position as a director or trustee, or a contract or understanding have or share the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it within 60 days of July 2, 2010.

(2)
Shares of our Common Stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of July 2, 2010, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of our Common Stock each beneficially owns.

(3)
Pursuant to a Schedule 13G filed with the SEC on February 12, 2010, Wellington Management Company LLP, in its capacity as investment adviser, was deemed to have beneficially owned 1,909,336 shares of Common Stock, which were held of record by clients of Wellington Management, as of the filing date. According to the filing, the reporting entity had shared power to vote or to direct the vote with respect to 1,313,300 shares of Common Stock and had shared power to dispose or to direct the disposition with respect to 1,909,336 shares of Common Stock.

(4)
Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2010, Heartland Advisors, Inc. and William J. Nasgovitz, as President and control person of Heartland Advisors, Inc., respectively, have shared power to vote and shared dispositive power with respect to 2,500,000 shares of Common Stock. Mr. Nasgovitz disclaims any beneficial ownership of the shares.

(5)
Pursuant to a Schedule 13G filed with the SEC on February 17, 2010, First Wilshire Securities Management, Inc. was deemed to have beneficially owned 1,958,845 shares of Common Stock as of the filing date. First Wilshire Securities Management, Inc. had sole power to vote or direct the vote with respect to 18,700 shares of Common Stock and sole power to dispose or to direct the disposition with respect to 1,958,845 shares of Common Stock.

(6)
Pursuant to a Schedule 13G filed with the SEC on February 12, 2010, Security Investors, LLC was deemed to have beneficially owned 1,393,620 shares of Common Stock, as of the filing date. According to the filing, the reporting entity had sole power to vote or to direct the vote with respect to 1,393,620 shares of Common Stock and sole power to dispose or to direct the disposition with respect to 1,393,620 shares of Common Stock.

(7)
Includes 215,000 shares of Common Stock subject to options and 10,000 shares subject to SSARs currently exercisable or exercisable within 60 days following July 2, 2010.

(8)
Includes 2,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days following July 2, 2010.

(9)
Includes 5,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days following July 2, 2010.

(10)
Includes 30,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days following July 2, 2010.

(11)
Includes 30,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days following July 2, 2010.

(12)
Includes 30,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days following July 2, 2010.

(13)
Includes 95,750 shares of Common Stock subject to options and 6,250 shares subject to SSARs currently exercisable or exercisable within 60 days following July 2, 2010.

(14)
Includes 2,500 shares of Common Stock subject to SSARs currently exercisable or exercisable within 60 days following July 2, 2010.

(15)
Includes 7,500 shares of Common Stock subject to options and 6,250 shares subject to SSARs currently exercisable or exercisable within 60 days following July 2, 2010.

DISSENTERS' RIGHTS OF APPRAISAL

        Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your Common Stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. EFJ's stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. EFJ will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement and incorporated by reference. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than twenty (20) days before the stockholders' meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes EFJ's notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to EFJ a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262; and

  •
  You must not vote in favor of or consent to the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Common Stock.

        All demands for appraisal should be addressed to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attention: Elaine Flud Rodriguez, and must be delivered before the vote on the Merger Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand must reasonably inform EFJ of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of Common Stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his, her or its stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to EFJ. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within ten (10) days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of or consent to the Merger Agreement. At any time within sixty (60) days after the Effective Time, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his, her or its shares of Common Stock. Within one hundred twenty (120) days after the Effective Time, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten (10) days after such written request is received by the surviving corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within one hundred twenty (120) days after the Effective Time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition must be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice, if so ordered by the Chancery Court, to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of EFJ's Common Stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, from the Effective Time through the date of payment of the judgment, which will be compounded quarterly and will accrue at a default rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value, the Chancery Court is required to take into account all relevant factors. Accordingly, the determination could be based upon considerations other than, or in addition to, the market value of the Common Stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. The Weinberger Court also noted that, under Section 262, fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., however, the Delaware Supreme Court stated that, in the context of a two-step cash merger, "to the extent that value has been added following a change in majority control before cash-out, it is still value attributable to the going concern," to be included in the appraisal process. Since any such judicial determination of the fair value of the Common Stock could be based upon considerations other than or in addition to the price paid in the Merger and the market value of the Common Stock, stockholders should recognize that the value so determined could be higher or lower than the price per share of Common Stock paid pursuant to the Merger. Holders of Common Stock should note that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262. Moreover, the Company may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the Common Stock is less than the price paid in the Merger. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the Effective Time; however, if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger within sixty (60) days after the Effective Time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Common Stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than sixty (60) days after the Effective Time may only be made with the written approval of the surviving corporation. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just.

        In view of the complexity of Section 262, EFJ's stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed or if we are otherwise required to do so under applicable law, we would hold a 2010 annual meeting of stockholders. Any stockholder proposals to be considered timely for inclusion in the 2010 proxy statement must be submitted in writing to our principal executive offices, EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, and must have been received no later than December 22, 2009 (120 days prior to the first anniversary of the 2009 proxy statement). Stockholder proposals to be presented at the 2010 annual meeting of stockholders which are not to be included in the Company's proxy materials must have been received by the Company no earlier than November 22, 2009, nor later than December 22, 2009, in accordance with the procedures set forth in Article I, Section 7 of the Company's Bylaws. Stockholder proposals must also comply with the SEC's rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Exchange Act and our bylaws.

        For any proposal that is not submitted for inclusion in the 2010 proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2010 annual meeting, SEC rules permit management to vote proxies in its discretion if we (a) received notice of the proposal before the close of business on March 6, 2010 and advise stockholders in the 2010 proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) did not receive notice of the proposal prior to the close of business on March 6, 2010.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please (1) mail your request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attn: Investor Relations, or (2) call our Investor Relations department at (972) 819-0700. Upon written or oral request, we will provide a separate copy of the annual reports and proxy statements. In addition, security holders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request at the address and telephone number stated above.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents EFJ files with the SEC by going to the "Investors Relations" section of our website at www.efjohnsontechnologies.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attn: Investor Relations, on EFJ's website at www.efjohnsontechnologies.com, or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 6, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

FP-EF HOLDING CORPORATION,

FP-EF CORPORATION

and

EF JOHNSON TECHNOLOGIES, INC.

dated as of

May 15, 2010

A

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 2010, by and among FP-EF Holding Corporation, a Delaware corporation ("Parent"); FP-EF Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and EF Johnson Technologies, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company each have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Merger Sub by means of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of the Company's Common Stock (such issued and outstanding shares of the Company's Common Stock being the "Shares"), other than Dissenting Shares, Shares owned by Parent or any of its Subsidiaries, and any shares of Common Stock held in the treasury of the Company, will be converted into the right to receive the Merger Consideration.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger is referred to in this Agreement as the "Surviving Corporation."

        Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place on a date to be specified by the parties to this Agreement, which shall be no later than the fifth Business Day after the satisfaction or waiver of all of the conditions set forth in Article VII (the "Closing Date"), at the offices of Haynes and Boone LLP, 2323 Victory Avenue, Suite 700, Dallas, Texas 75219, unless another date or place is agreed to in writing by the parties to this Agreement.

        Section 1.3    Effective Time.     The parties to this Agreement shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by Parent and the Company, being the "Effective Time").

        Section 1.4    Effect of the Merger.     The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law (except that the name of the Surviving Corporation shall be "EF Johnson Technologies, Inc.").

          (b)   At the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable Law (except that the name of the Surviving Corporation shall be "EF Johnson Technologies, Inc.").

        Section 1.6    Directors and Officers of the Surviving Corporation.     The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

        Section 2.1    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Shares or securities of Parent or Merger Sub:

          (a)   Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) will be cancelled and extinguished and be converted into the right to receive $1.05 in cash payable to the holder of such Share, without interest (the "Merger Consideration"), without interest. All such Shares, when so converted, will no longer be outstanding and will be automatically cancelled, retired and cease to exist. Each holder of a Share or Shares will cease to have any rights with respect to such Share or Shares, except the right to receive the Merger Consideration for such Share or Shares upon surrender of the certificate formerly representing such Share or Shares (a "Certificate") or, in the case of uncertificated shares of Common Stock (the "Uncertificated Shares"), the book entry transfer of such Share or Shares upon receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), each in the manner provided in Section 2.2.

          (b)   Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly-owned Subsidiary of Parent immediately before the Effective Time will be cancelled and extinguished, and no payment or other consideration will be made with respect to such Shares.

          (c)   Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

        Section 2.2    Payment; Surrender of Shares; Stock Transfer Books.

          (a)   Before the Effective Time, Merger Sub shall designate, at its election, the Company's transfer agent or another bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds necessary to make the payments contemplated by Section 2.1(a). Promptly after the Effective

  Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent in a separate account for the benefit of holders of Shares (as defined below) (the "Payment Fund") the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a), as applicable. If for any reason the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Parent hereunder pursuant to Section 2.1(a), Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

          (b)   As soon as reasonably practicable after the Effective Time and in any event no later than two (2) Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Shares which were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Shares will pass, only upon delivery of the Certificate or Certificates representing such Shares to the Paying Agent or, with respect to Uncertificated Shares, transfer of the Uncertificated Shares to Paying Agent, and will be in such form and have such other provisions as the Company and Merger Sub may reasonably specify) and (ii) instructions for use in surrendering Certificates or transferring the Uncertificated Shares in exchange for the Merger Consideration. Each holder of a Certificate or Certificates or Uncertificated Shares may thereafter until the first anniversary of the Effective Time surrender any such Certificate or Certificates to the Paying Agent under cover of the letter of transmittal or transfer any such Uncertificated Shares by book entry transfer of such Uncertificated Shares upon receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request). Upon delivery of a valid and properly completed letter of transmittal and the surrender of Certificates on or before the first anniversary of the Effective Time, Parent shall cause the Paying Agent to pay the holder of such Certificates, in exchange for the Certificates, cash in an amount equal to the Merger Consideration, without interest, multiplied by the number of Shares represented by such Certificate. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares, Shares held by Parent or any direct or indirect wholly-owned Subsidiary of Parent, and Shares held in the treasury of the Company) will represent solely the right to receive the aggregate Merger Consideration relating to the Shares represented by such Certificates.

          (c)   If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or the transferred Uncertificated Share is registered, it will be a condition to such payment that (i) either the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid any transfer or such Uncertificated Share shall be properly transferred and (ii) other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or Uncertificated Share surrendered or shall have established to the satisfaction of Merger Sub or the Paying Agent that such Tax either has been paid or is not applicable. The Merger Consideration paid upon the surrender for exchange of Certificates or transfer of Uncertificated Shares in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates or such Uncertificated Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions, in each case with a record date (i) prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or (ii) prior to the date of this Agreement, and in each case which remain unpaid at the Effective Time.

          (d)   At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company's capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Shares will cease to have any rights with respect to any such Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be cancelled and exchanged for Merger Consideration as provided in this Article II. No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented the Shares or transfer of Uncertificated Shares.

          (e)   Promptly following the date which is one year after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect to such cash), which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Uncertificated Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as general creditors of the Surviving Corporation with respect to the Merger Consideration payable upon due surrender of their Certificates or transfer of their Uncertificated Shares, without any interest on such Merger Consideration. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement, such amounts as are required to be withheld or deducted under the Code, the rules and regulations promulgated thereunder, or any other provision of U.S. federal, state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity by Parent, the Surviving Corporation or the Paying Agent, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

        Section 2.3    Treatment of Stock Plans.

          (a)   At the Effective Time, each then-outstanding and unexercised option (the "Options") to purchase shares of the Company's Common Stock under a Stock Plan, whether vested or unvested, shall be cancelled and converted into and shall become a right to receive, in settlement thereof, a cash payment, without interest, equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of the Option and (ii) the number of shares of the Company's Common Stock subject to such Option not previously exercised, whether or not then vested and exercisable; provided that any Options for which the per share exercise price equals or exceeds the Merger Consideration shall be cancelled without any payment in respect thereof (the "Option Consideration").

          (b)   At the Effective Time, each restricted stock unit (a "RSU") under a Stock Plan, whether vested or unvested, shall be cancelled and converted into the right to receive, in settlement thereof, for each share of the Company's Common Stock subject to such RSU, a cash payment, without interest, equal to the Merger Consideration (the "RSU Consideration").

          (c)   At the Effective Time, each Company Stock-Based Award outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, become fully vested and no longer subject to any restrictions immediately prior to, and then shall be cancelled automatically at the Effective Time and shall thereafter represent, and shall be converted into, only the right to receive an amount of cash, without interest, equal to the product of (1) the Merger Consideration (or, if the Company Stock-Based Award provides for payments to the extent the value of the Shares exceeds a specified reference price, the amount, if any, by which the Merger Consideration exceeds such reference price) and (2) the number of Shares subject to such Company Stock-Based Award (the "Company Stock-Based Award Consideration").

          (d)   All amounts payable pursuant to this Section 2.3 shall be subject to any required withholding of Taxes and shall be paid without interest. Parent will, or will cause the Surviving Corporation to, pay to holders of the Options, RSUs and the Company Stock-Based Awards the Option Consideration, the RSU Consideration or the Company Stock-Based Award Consideration, as applicable, as soon as practicable after the Effective Time and in any case no later than the second payroll of the Company which follows the Effective Time, unless required to be paid sooner by applicable Law.

          (e)   Prior to the Effective Time, the Company shall obtain all necessary consents or releases from the holders of Options, RSUs and all other Company Stock-Based Awards under the Stock Plans and take all such other lawful action as may be necessary (which include satisfying the requirements of Rule 16b-3(e) promulgated under the Exchange Act, without incurring any liability in connection therewith) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties, (i) the Stock Plans will terminate as of the Effective Time, and (ii) the Company shall assure that following the Effective Time, no participant in any Stock Plan shall have any right under any such Stock Plan to acquire the capital stock of the Company or the Surviving Corporation.

        Section 2.4    Dissenting Shares.

          (a)   Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder's rights under Section 262 of the DGCL, such stockholder's Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration as provided in Section 2.1(a), without any interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

          (b)   The Company shall give Parent (i) prompt notice of any notice received by the Company of the intent of any holder of Shares to demand the fair value of any Shares, any written demand for appraisal, any withdrawals thereof and any instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters' rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by an Order, make any payment with respect to any such exercise of dissenters' rights or offer to settle or settle any such demands.

        Section 2.5    Subsequent Actions.     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        Section 2.6    Adjustments.     If, during the period between the date hereof and the Effective Time, any change in the Shares or number of Shares specified in Section 3.4 shall occur, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or otherwise, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of Options or the vesting of RSUs, the Merger Consideration, and any other amounts payable pursuant to this Agreement, shall be appropriately adjusted.

        Section 2.7    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the Surviving Corporation or Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent, the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the letter from the Company, dated the date hereof, addressed to Parent and Merger Sub (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization.

          (a)   Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b)   The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own any equity interests in any corporation or other entity, except for its Subsidiaries identified in Section 3.1 of the Company Disclosure Letter.

          (c)   The Company has made available to Parent complete and correct copies of its certificate of incorporation and bylaws (the "Company Charter Documents") and the articles of incorporation and bylaws (or comparable organizational documents) of each of the Company's Subsidiaries (the "Subsidiary Documents"), in each case as amended to the date of this Agreement. The Company Charter Documents and the Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions.

        Section 3.2    Authorization; Validity of Agreement; Company Action.

          (a)   The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (the "Transactions"). The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, except that the consummation of the Merger requires the approval of the holders of a majority of the Common Stock (the "Stockholder Approval"). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   Assuming the accuracy of the representation and warranty in Section 4.4, the affirmative vote of the holders of a majority of the outstanding Shares to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock that is necessary in connection with the consummation of the Merger and other Transactions.

          (c)   At a meeting duly called and held, the Company Board unanimously adopted resolutions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, in which it (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company's stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Transactions, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders, and (iv) resolved (subject to Section 5.2) to recommend to the Company's stockholders that they adopt and approve this Agreement (such recommendation, the "Company Recommendation").

        Section 3.3    Consents and Approvals; No Violations.     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Section 721 of the Defense Production Act, as amended (or any successor or replacement thereof, and including the rules and regulations thereunder, "Exon-Florio"), the filing with the SEC of the Proxy Statement and the making of such other filings as may be required under the Exchange Act or by the rules of the Nasdaq Stock Market in connection with this Agreement, and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the Company Charter Documents or the Subsidiary Documents, (b) require any material filing with, or permit, authorization, consent or approval of, any transnational, domestic or foreign federal, state or local court, arbitral tribunal, administrative agency, or commission, other governmental, administrative or regulatory authority, department, governmental body, instrumentality, official or agency (a "Governmental Entity"), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (d) violate any Order or Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (d) where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

        Section 3.4    Capitalization.

          (a)   The authorized capital stock of the Company consists of 3,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"). As of the date of this Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 26,516,679 shares of Common Stock are issued and outstanding, (iii) 125,111 shares of Common Stock are issued and held in the treasury of the Company, and (iv) 4,316,299 shares of Common Stock are reserved for issuance under the Stock Plans in respect of outstanding and future awards. Section 3.4(a) of the Company Disclosure Letter discloses, as of the date of this Agreement, (A) the number of shares subject to, the holder of, the vesting schedule and exercise price of each outstanding Option, (B) the number of shares subject to, the holder of and vesting schedule of each outstanding RSU, and (C) the number of shares subject to, the holder of, the vesting schedule and, if applicable, the exercise price of all other outstanding Company Stock-Based Awards. All the outstanding shares of Common Stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Options or the vesting of outstanding RSUs and other company Stock-Based Awards will be, when issued in accordance with the terms of the Options, RSUs or other Company Stock-Based Awards, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 3.4(a) and for changes resulting from the exercise of the Options, the issuance of shares of common stock to non-employee directors in lieu of board fees as described in Section 5.1(iii) of the Company Disclosure Letter, grants of stock appreciation rights to new hires pursuant to offer letters outstanding as of the date of this Agreement set forth in Section 5.1(iii) of the Company Disclosure Letter or vesting of RSUs or other Company Stock-Based awards outstanding as of the date hereof, there are no (x) shares of capital stock of the Company authorized, issued or outstanding, (y) existing options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such share or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment or (z) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or of any Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. No Subsidiary of the Company owns any Shares.

          (b)   With respect to the Options, (i) to the Company's Knowledge, each grant of Options was duly authorized no later than the date on which the grant of such Options was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly delivered by the Company to the recipient, (ii) each such grant was made in accordance with the terms of the applicable Stock Plan of the Company, the Exchange Act and all other applicable Laws and rules or requirements or self regulatory authorities, including the rules of the Nasdaq Stock Market, (iii) to the Company's Knowledge, the per share exercise price of each Option was no less than the fair market value of a share of the Company's Common Stock on the applicable Grant Date and (iv) each such grant was properly accounted for in all material respects in accordance with the United States generally accepted accounting principles ("GAAP") in the financial statements (including the related notes) of the Company and disclosed in all material respects in the Company SEC Documents in accordance with the Exchange Act and all other applicable Laws. All Options, RSUs and Company Stock-Based Awards may, by their terms, be treated in accordance with Section 2.3, without the requirement of any consent or release from the holders of such Options, RSUs and Company Stock Based Awards.

          (c)   All of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially or of record by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of any Encumbrances.

          (d)   There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

        Section 3.5    SEC Reports and Financial Statements.

          (a)   The Company has timely filed with or furnished to the SEC, and has made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed or furnished by it since January 1, 2007, under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Company SEC Documents or necessary in order to make the statements in the Company SEC Documents, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC under the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Nasdaq Global Market. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b)   Since January 1, 2007, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Market.

          (c)   Each of the consolidated financial statements (including any notes thereto) included or incorporated by reference in the Company SEC Documents (the "Financial Statements") (w) has been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, (x) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements, (y) has been prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (z) fairly presents in accordance with GAAP, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the date and for the periods referred to in the Financial Statements.

          (d)   Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act)), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's audited financial statements or other Company SEC Documents.

          (e)   The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company Board (A) any significant deficiencies in the design or operation of internal control over financial reporting ("Internal Controls") which would adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls. Since the end of the period covered by its most recent annual report on Form 10-K, neither the chief executive officer nor the chief financial officer of the Company has become aware of, and neither the Company's auditors nor the Company Board has been advised of, (i) any fact, circumstance or change that is reasonably likely to result in a "significant deficiency" or a "material weakness" (each as defined in Public Company Accounting Oversight Board Auditing Standard 2) in the Company's Internal Controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

        Section 3.6    Absence of Certain Changes.     From January 1, 2009 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business, (b) there has not occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any actions that if taken after the date of this Agreement would be prohibited by Section 5.1, except in the cases of clauses (a) and (b) as disclosed in the Company's Annual Report on Form 10-K as filed with the SEC on March 31, 2010 and Form 10-K/A as filed with the SEC on April 30, 2010, and in the case of clause (c) with respect to any action that would be prohibited by Section 5.1(ix).

        Section 3.7    No Undisclosed Material Liabilities.     There are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed and provided for in the balance sheet included in the Financial Statements or in the notes thereto and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2009, or as expressly contemplated by this Agreement, none of which are material.

        Section 3.8    Compliance with Laws and Court Orders.     The Company and each of its Subsidiaries is and, since January 1, 2009, has been in compliance with, and to the Knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any applicable Law or Order. The Company and its Subsidiaries hold all material governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the "Company Permits"). The Company and each of its Subsidiaries is in material compliance with the terms of the Company Permits.

        Section 3.9    Material Contracts.

          (a)   Section 3.9(a) of the Company Disclosure Letter sets forth a true and complete list of each Contract of the Company or any of its Subsidiaries that is included within any of the following categories:

              (i)  any Contract that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act (other than this Agreement);

             (ii)  any Contract containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or industry or sell, supply or distribute any product or service, in each case, in any geographical area, or to hire any individual or group of individuals;

            (iii)  any Contract which creates a partnership or joint venture or similar arrangement;

            (iv)  any Contract under which any material Intellectual Property is licensed to or by the Company or its Subsidiaries, other than (i) contracts for commercially available software licensed to the Company and (ii) contracts entered into in the ordinary course of business under which the Company non-exclusively licenses Intellectual Property to its third party customers;

             (v)  any Contract which grants a right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

            (vi)  any Contract relating to Indebtedness or the guaranty of repayment of Indebtedness, except any such Contract with an aggregate outstanding principal amount not exceeding $1,000,000 and which may be prepaid on not more than 30 days' notice without the payment of any penalty;

           (vii)  any Contract for the sale of any of its assets after the date hereof (other than this Agreement or relating to the sale of Customer Offerings to its customers in the ordinary course of business consistent with past practices);

          (viii)  any Contract constituting a collective bargaining agreement;

            (ix)  any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;

             (x)  any settlement agreement or similar agreement with a Governmental Entity or Order to which the Company or any of its Subsidiaries is a party involving future performance by the Company or any of its Subsidiaries;

            (xi)  any divestiture Contract that contains ongoing indemnification or other material obligations of the Company or any of its Subsidiaries;

           (xii)  any lease, sublease or other Contract with respect to the Leased Real Property;

          (xiii)  any Contract pursuant to which the Company or any of its Subsidiaries has granted most favored nation or preferred pricing to any third party and which obligations will be effective after the date of this Agreement;

          (xiv)  any original equipment manufacturer, partnership, joint marketing, joint development or joint venture Contract; or

           (xv)  any Contract under which the Company and/or its Subsidiaries are obligated to make payments in the future, or under which the Company and/or its Subsidiaries are entitled to receive payments in the future, in excess of $1,000,000 per annum or $2,000,000 during the life of the Contract (other than this Agreement and purchase orders for the purchase of inventory delivered in the ordinary course of business consistent with past practices). Each such contract described in clauses (i)-(xv) is referred to herein as a "Material Contract."

          (b)   (i) Neither the Company nor any of its Subsidiaries is (and no other party is) in material default under any Material Contract, (ii) each of the Material Contracts is (A) in full force and effect, and, except as provided in this Agreement, upon consummation of the Merger, shall continue to be in full force and effect without penalty, acceleration, termination or repurchase right and (B) the valid, binding and enforceable obligation of the Company and its Subsidiaries, and, to the Knowledge of the Company, the other parties thereto, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) the Company and its Subsidiaries have performed all respective material obligations required to be performed by them to date under the Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in material breach thereunder. The Company has provided Parent or its representatives true and complete copies of each Material Contract, including all material amendments thereto.

        Section 3.10    Information in Proxy Statement.     The proxy statement relating to the Special Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") will not, at the date it is first mailed to the Company's stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding anything to the contrary in this Section 3.10, no representation or warranty is made by the Company with respect to information contained or incorporated by reference in the Proxy Statement supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

        Section 3.11    Litigation.     Section 3.11 of the Company Disclosure Letter lists each Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any officer, director or employee of the Company in such capacity. There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any officer, director or employee of the Company in such capacity, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to or in default under any Order which would have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.12    Labor Matters.     (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining, trade union or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and to the Knowledge of the Company, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any employee of the Company or any of its Subsidiaries; (b) there are no controversies, strikes, slowdowns or work stoppages pending or threatened between the Company or any of its Subsidiaries and any of their respective employees, and neither the Company nor any of its Subsidiaries has experienced any such controversy, strike, slowdown or work stoppage within the past five years; (c) neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply in any respect with the provisions of any collective bargaining, trade union or other labor union contract, and there are no grievances outstanding or threatened against the Company or any of its Subsidiaries under any such agreement or contract; (d) there are no unfair labor practice complaints pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company or any of its Subsidiaries; (e) to the Knowledge of the Company, the Company and each of its Subsidiaries are currently in compliance in all respects with all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes; (f) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any of its Subsidiaries has employed or currently employs any Person; (g) to the Knowledge of the Company, the Company has not misclassified any person as an independent contractor, temporary employee, leased employee, volunteer or any other servant or agent compensated other than through reportable wages as an employee of the Company or its Subsidiaries (each a "Contingent Worker") and no Contingent Worker has been improperly excluded from any Company Plan and the Company does not employ or engage any volunteer workers, paid or unpaid interns or any other unpaid workers; and (h) the consent of, consultation of or the rendering of formal advice by any labor or trade union or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated by this Agreement.

        Section 3.13    Employee Compensation and Benefit Plans; ERISA.

          (a)   Section 3.13(a) of the Company Disclosure Letter lists all compensation, benefit, fringe benefit and other plans, programs, arrangements or agreements (i) to which the Company or any of its Subsidiaries is a party or (ii) that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries (the "Company Plans").

          (b)   With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust or custodial agreement or other funding instrument, (ii) the most recent determination letter, if any, or opinion letter, if applicable, received from the Internal Revenue Service (the "IRS"), (iii) any current summary plan description or employee handbook, (iv) for the past three years (A) the Form 5500 and attached schedules, to the extent due and filed with the IRS, (B) audited financial statements, and (C) actuarial valuation reports, if any, and (v) copies of any correspondence from the IRS, SEC, Pension Benefit Guaranty Corporation or Department of Labor (or any agency thereof) relating to any material compliance issues with respect to any Company Plan.

          (c)   Neither the Company nor any of its Subsidiaries has any express or implied commitment (i) to create, incur liability with respect to, or cause to exist, any other compensation, benefit, fringe benefit or other plan, program, arrangement or agreement or to enter into any contract or agreement to provide compensation or benefits, in each case for any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or (ii) to modify, change or terminate any Company Plan, other than a modification, change or termination required by applicable Law.

          (d)   Each document prepared in connection with a Company Plan is in material compliance with applicable Law. Each Company Plan has been operated in material compliance with its terms and applicable Law. The Company and each of its Subsidiaries has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or material violation by any party to, any Company Plan. To the Knowledge of the Company, no circumstance, fact or event exists that could result in any material default under or material violation of any Company Plan.

          (e)   Neither the Company nor any of its Subsidiaries currently has, and at no time in the past has had, an obligation to contribute to a "multiemployer plan", as defined in Section 3(37) of ERISA.

          (f)    No Action (other than routine claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened with respect to any Company Plan.

          (g)   Neither any of the Company Plans, nor any other plan currently or previously maintained by the Company or any of its Subsidiaries, is subject to Title IV of ERISA.

          (h)   For each Company Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company either (i) has received a favorable determination letter from the IRS relating to the most recently completed IRS qualification cycle applicable to such Company Plan and covering all of the applicable qualification provisions on the IRS cumulative list of covered qualification requirements for the cycle, (ii) has received a prior determination letter for the Company Plan and has timely filed, or caused to be filed, an application for a determination letter for the most recently completed qualification cycle that the Company reasonably anticipates will result in the issuance by the IRS of a favorable determination letter for the Company Plan covering all the applicable qualification provisions on the IRS cumulative list, or (iii) is permitted to rely on an opinion letter issued by the IRS to a prototype sponsor of such Company Plan. The Company or Subsidiaries, as applicable, have adopted by the applicable deadline all amendments to each Company Plan required by applicable Law. No Company Plan that is intended to be qualified under Section 401(a) of the Code is currently under examination by the IRS or is the subject of any pending application under any applicable IRS voluntary correction program. No amendment to a Company Plan has been adopted and, to the Knowledge of the Company, no operational defect exists that could adversely affect the qualified or tax exempt status of any Plan or that could result in the revocation of a trust's exemption from United States federal income taxation.

          (i)    None of the Company Plans provides for or promises medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former employee, officer, director or independent contractor of the Company or any or any of its Subsidiaries following termination of employment or service with the Company and its Subsidiaries (other than coverage mandated by applicable Law).

          (j)    Except as provided in Section 2.3 hereof, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall (either alone or in connection with the termination of employment or service of any employee, officer, director or independent contractor following, or in connection with, the transactions contemplated hereby): (i) entitle any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with the Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Plans to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or (iii) limit or restrict the right of the Parent, the Company or of any of its Subsidiaries, after the consummation of the transactions contemplated hereby, to merge, amend or terminate any of the Company Plans. None of the Plans in effect immediately prior to the Closing would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the transactions contemplated hereby) in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (k)   Each Company Plan that is or forms part of a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been timely amended to comply and has been operated in material compliance with the requirements of Section 409A of the Code, and, to the Knowledge of the Company, the Company and its Subsidiaries have complied in practice and operation with all applicable requirements of Section 409A of the Code. The Company's federal income tax return is not under examination by the IRS with respect to any such nonqualified deferred compensation plan. The Company has not maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to the provisions of Section 457A of the Code.

          (l)    The Company does not have any obligation to gross-up, indemnify or otherwise reimburse any person for any income, excise or other tax incurred by such person pursuant to any applicable federal, state, local or non-U.S. Law related to the collection and payment of taxes.

        Section 3.14    Properties.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property.

          (b)   Section 3.14(b) of the Company Disclosure Letter contains a true and complete list of all real property leased or subleased (whether as tenant or subtenant) by the Company or any Subsidiary of the Company (including the improvements thereon, the "Leased Real Property").

          (c)   The Company or one of its Subsidiaries has valid leasehold estates in all Leased Real Property free and clear of all Encumbrances, except Permitted Encumbrances. The Company or one of its Subsidiaries has exclusive possession of each Leased Real Property, other than any use and occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business.

          (d)   (i) Each lease for the Leased Real Property is in full force and effect and is valid and enforceable in accordance with its terms, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (ii) there is no default under any lease for the Leased Property either by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or its Subsidiaries thereunder.

          (e)   (i) There are no pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any Leased Real Property, and (ii) the Company has not received any written notice of the intention of any Governmental Entity or other Person to take any Leased Real Property.

        Section 3.15    Intellectual Property.

          (a)   (i) The Company or one of its Subsidiaries exclusively owns all right, title, and interest in, or has the valid right to use, pursuant to a license, in each case, free and clear of all Encumbrances except nonexclusive licenses to customers entered into in the ordinary course of business, all Intellectual Property used in or otherwise required to operate the Company's business as presently conducted (the "Company Intellectual Property"), and (ii) Section 3.15 of the Company Disclosure Letter lists all registrations and applications for Intellectual Property owned by the Company or one of its Subsidiaries. As of the date hereof, (x) the Company has not received any written notice of any actual or threatened Actions alleging a violation, misappropriation or infringement of the Intellectual Property of any other Person, except for any of the foregoing that have since been resolved, (y) the operation of the business of the Company as currently conducted and as conducted during the prior seven (7) years does not violate, misappropriate or infringe the Intellectual Property of any other Person, and (z) to the Knowledge of the Company, no other Person has violated, misappropriated or infringed any material Intellectual Property owned by the Company or any of its Subsidiaries.

          (b)   Except as set forth in Section 3.15(b) of the Company Disclosure Letter, with respect to material Company Intellectual Property owned by the Company or its Subsidiaries, no such Company Intellectual Property is scheduled to expire within five (5) years from the date of this Agreement and with respect to material Company Intellectual Property owned by a third party and licensed to or otherwise used by the Company or its Subsidiaries, Company's (and its Subsidiaries') right to use such Company Intellectual Property is not scheduled to expire or terminate within five (5) years from the date of this Agreement.

          (c)   The Company has the valid right to access, use, develop, modify, copy, sell, license and support the Customer Offerings consistent with past practices, including the source code therefor and Intellectual Property therein, which right shall, subject to any consents required with respect to the Contracts listed in Section 3.15(c)(i) of the Company Disclosure Letter, continue unaffected upon the consummation of the transactions contemplated by this Agreement. Except to the extent provided by the Contracts listed in Section 3.15(c)(ii) of the Company Disclosure Letter, no source code or other confidential information owned by any Person is used in or embodied within any Company Products.

          (d)   No software included as a part of any Company Products has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such software or Company Products (excluding the original Public Software) (i) be disclosed or distributed in source code form, made available at no charge or otherwise licensed to third parties; or (ii) be decompiled, disassembled or otherwise reverse-engineered (except as required by Law).

          (e)   The Company and each Subsidiary of the Company has taken commercially reasonable measures to protect the Company's or such Subsidiary's rights in the trade secrets owned by the Company or such Subsidiary, and for any trade secrets owned by any other Person that have been provided to the Company or such Company Subsidiary under Contract, the Company and such Company Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality of such trade secrets. The Company and each Subsidiary of the Company has, and enforces, a policy requiring all employees of the Company and each Company Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Company Subsidiary, and (i) all current employees of the Company or such Company Subsidiary have executed such an agreement and (ii) all former employees of the Company or such Company Subsidiary who worked for the Company or any Subsidiary of the Company within the past three (3) years have executed such an agreement.

          (f)    Upon consummation of the transaction and subject to the provisions of, and any consents required with respect to, the Contracts listed in Section 3.15(f) of the Company Disclosure Letter, all Company Intellectual Property will be fully transferable, alienable and licensable by the Company or its affiliates without restriction and without payment to any Person.

        Section 3.16    Environmental Laws.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company complies and has in the past five years complied with all applicable Environmental Laws, and possesses and complies, and has in the past five years complied, with all applicable Environmental Permits required under such Laws to operate as it currently operates; and (ii) the Company has not received any written notification alleging that it is liable for, or request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar foreign, state or local Law, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise. There are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.16 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern.

        Section 3.17    Taxes.

          (a)   The Company and each of its Subsidiaries has duly and timely filed all material Tax Returns that it was required to file and has duly and timely paid all Taxes required to be paid by or with respect to it. All such Tax Returns were true, correct and complete (insofar as they relate to the Taxes shown thereon as due and owing) in all material respects. Neither the Company nor any of its Subsidiaries has received written notice of any claim made by any Tax authority or other Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is required to file Tax Returns or pay Taxes to that jurisdiction.

          (b)   Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of the statute of limitations applicable to any material Tax Return, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. Neither the Company nor any of its Subsidiaries has entered into any closing agreement or similar written or otherwise binding arrangement with any Tax authority or other Governmental Entity with regard to the Tax liability of the Company or any of its Subsidiaries affecting any Tax period for which the applicable statute of limitations, after giving effect to any extension or waiver thereof, has not expired. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could materially affect the Company or any of its Subsidiaries.

          (c)   Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or similar arrangement.

          (d)   Each of the Company and its Subsidiaries has duly and timely withheld and timely remitted to the appropriate Tax authority or other Governmental Entity all material Taxes required to have been withheld and remitted under applicable Law.

          (e)   There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Encumbrances for current Taxes not yet due and payable.

          (f)    There are no material claims, assessments, audits, examinations, requests for information or other proceedings pending or threatened in writing with respect to any Taxes of the Company or any of its Subsidiaries.

          (g)   Neither the Company nor any of its Subsidiaries (i) has, since January 1, 2003, been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

          (h)   Neither the Company nor any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

        Section 3.18    Fairness Opinion.     The Company Board has received the written opinion (or an oral opinion to be confirmed in writing, a copy of which will be provided to Parent upon receipt thereof by the Company) of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated as of May 15, 2010, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Common Stock is fair from a financial point of view to such holders.

        Section 3.19    Brokers or Finders.     Except for Raymond James & Associates, Inc., no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the Transactions.

        Section 3.20    State Takeover Statutes.     No "moratorium," "fair price," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Transactions. Assuming the accuracy of the representation and warranty set forth in Section 4.4, the action of the Company Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

        Section 3.21    Insurance.     With respect to each insurance policy that is material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy.

        Section 3.22    Related Party Transactions.     Except as set forth in the Company SEC Documents filed prior to the date hereof, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Shares or any director, officer, employee or affiliate of the Company or any of its Subsidiaries, or to any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice and for any such transactions that would not be required to be disclosed pursuant to the rules and regulations promulgated under the Exchange Act.

        Section 3.23    Accounts Receivable.

          (a)   The Company has made available to Parent or its legal counsel a list of all accounts receivable, notes and other amounts receivable of the Company, whether billed or unbilled, together with any unpaid financing charges accrued thereon ("Receivables"), as of December 31, 2009 (the "Balance Sheet Date"), together with a range of days elapsed since invoice.

          (b)   All of the Receivables arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and, to the Knowledge of the Company, are collectible except to the extent of reserves therefor set forth in the Company's audited balance sheet as of December 31, 2009 or, for Receivables arising subsequent to the Balance Sheet Date, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). The Company has not created an Encumbrance, except for Permitted Encumbrances, on any of the Company's Receivables, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.24    Customers.     As of the date of this Agreement and to the Knowledge of the Company, there are not any outstanding material disputes concerning any Customer Offerings of the Company with any customer who, in the fiscal year ended December 31, 2009, was one of the 25 largest sources of revenues for the Company and its Subsidiaries on a consolidated basis, based on accounts receivable (each, a "Significant Customer"). Section 3.24 of the Company Disclosure Letter sets forth a complete and accurate list of the names of each Significant Customer. As of the date of this Agreement and to the Knowledge of the Company, the Company has not received any written notice or other formal written communication from any Significant Customer that such customer will not continue as a customer of the Company or any Company Subsidiary after the date hereof or the Effective Time or that any such customer intends to terminate or materially modify existing contracts or arrangements with the Company or any of its Subsidiaries.

        Section 3.25    Illegal Payments, etc.     In the conduct of its business neither the Company nor any of its directors, officers, employees or agents on behalf of the Company, has (a) directly or indirectly, given, or agreed to give, any gift, contribution, payment or similar benefit that is or was illegal under applicable law to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any contribution that is or was illegal under applicable law, or reimbursed any political gift or contribution that is or was illegal under applicable law made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

        Section 3.26    Government Contracts.

          (a)   The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws with respect to all prime contracts, subcontracts, letter contracts, purchase orders and delivery orders executed or submitted to or on behalf of any Governmental Entity or any prime contractor or higher-tier subcontractor, or under which any Governmental Entity or any such prime contractor or subcontractor otherwise has or may acquire any right or interest ("Governmental Contracts") and all quotations, bids or proposals submitted to any Governmental Entity or any proposed prime contractor or higher-tier subcontractor of any Governmental Entity ("Governmental Bids");

          (b)   all facts set forth in or acknowledged by the Company or any of its Subsidiaries in any certification, representation or disclosure statement submitted by the Company or any of its Subsidiaries with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date indicated in such submission or as of such other date as required by the Government Contract and Government Bid;

          (c)   none of the Company nor any of its Subsidiaries, and no current employee of the Company or any of its Subsidiaries, has been debarred or suspended from doing business with any Governmental Entity, and no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company, any of its Subsidiaries or any employee of the Company or any of its Subsidiaries;

          (d)   no negative determination of responsibility has been issued against and provided to the Company or any of its Subsidiaries in connection with any Government Contract or Government Bid; and

          (e)   in each case in which the Company or any Company Subsidiary has delivered or otherwise provided any technical data, software, libraries, utilities, tools or other computer or program code in any form, including source code and object code form or other Intellectual Property to any Governmental Entity in connection with any Government Contract, the Company or such Subsidiary has provided such technical data, computer software and other Intellectual Property solely as a "commercial item" pursuant to the Company's commercial terms and conditions.

        Section 3.27    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        Section 4.1    Organization.     Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the ability of Purchaser and Merger Sub to consummate the Merger and the other Transactions. Parent owns all of the issued and outstanding capital stock of the Merger Sub.

        Section 4.2    Authorization; Validity of Agreement; Necessary Action.     Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by the respective boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 4.3    Consents and Approvals; No Violations.     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, Exon-Florio and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar organizational documents of Parent and Merger Sub, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries (including Merger Sub) is a party or by which any of them or any of their respective properties or assets may be bound or (d) violate any Order or Law applicable to Parent, any of its Subsidiaries (including Merger Sub) or any of their properties or assets, except in the case of clause (b), (c) or (d) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser and Merger Sub to consummate the Merger and the other Transactions.

        Section 4.4    Ownership of Common Stock.     Neither Parent nor any of its Subsidiaries (including Merger Sub) is, and at no time during the last three years has Parent or any of its Subsidiaries (including Merger Sub) been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement) in excess of 5% of the Company's outstanding Common Stock.

        Section 4.5    Information in Proxy Statement.     None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading.

        Section 4.6    Financing.     Parent and Merger Sub will have sufficient funds available to finance and consummate the Transactions at Closing.

        Section 4.7    No Prior Activities.     Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Transactions (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

        Section 4.8    Guarantee of Parent Termination Fee.

          (a)   Parent and Merger Sub have delivered to the Company a complete and accurate copy of a limited guarantee (the "Limited Guarantee") from Francisco Partners II, L.P. and Francisco Partners Parallel Fund II, L.P. (each, a "Guarantor") pursuant to which the Guarantors have guaranteed, on the terms and subject solely and exclusively to the conditions set forth therein, the payment of, solely when due and payable hereunder, the Parent Termination Fee.

          (b)   As of the date hereof, the Limited Guarantee has not been amended or modified. To the Knowledge of Parent, as of the date hereof, the Limited Guarantee, in the form so delivered to the Company on the date hereof, is in full force and effect and is a legal, valid and binding obligation of the Guarantors (except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

        Section 4.9    Litigation.     There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or, to the Knowledge of Parent, any officer, director or employee of Parent or Merger Sub in such capacity, which would, individually or in the aggregate, prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement. Neither Parent nor Merger Sub is a party or subject to or in default under any Order which would prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

        Section 4.10    Disclaimer of Warranties.     Parent and Merger Sub acknowledge that neither the Company nor any Person has made any express or implied representation or warranty on behalf of the Company or any of its Affiliates as to the accuracy or completeness of any information regarding the Company provided to Parent and Merger Sub, except as expressly set forth in Article III and the Company Disclosure Letter.

ARTICLE V

COVENANTS

        Section 5.1    Interim Operations of the Company.     Except (a) as expressly contemplated by this Agreement, (b) as set forth on Section 5.1 of the Company Disclosure Letter, (c) as required by Law, or (d) as consented to by Parent after the date of this Agreement and prior to the Effective Time:

            (i)  the Company and its Subsidiaries will conduct business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve its business organizations intact and maintain its existing relationships with customers, suppliers, employees, creditors and business partners, to keep available the services of its present officers and employees and to manage its working capital (including the payment of accounts payable and the receipt of accounts receivable);

           (ii)  the Company will not amend its Company Charter Documents;

          (iii)  neither the Company nor any of its Subsidiaries will (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire (or stock appreciation rights with respect to), any shares of capital stock of the Company or any of its Subsidiaries (including treasury stock), other than in respect of (1) the shares of the Company's capital stock reserved for issuance on the date of this Agreement pursuant to the exercise of Options outstanding on the date of this Agreement or the vesting of RSUs or other Company Stock-Based awards, (2) grants of shares of the Company's common stock in lieu of director's fees pursuant to elections made prior to the date hereof and set forth in Section 5.1(iii) of the Company Disclosure Letter, or (3) grants of stock appreciation rights to new hires pursuant to offer letters outstanding as of the date of this Agreement set forth in Section 5.1(iii) of the Company Disclosure Letter, (C) split, combine or reclassify the Shares or any outstanding capital stock of any of the

  Subsidiaries of the Company or (D) redeem, purchase or otherwise acquire, directly or indirectly, any of the Company's capital stock;

          (iv)  except as required by applicable Law or under the terms of any Company Plan, the Company will not (A) make any changes in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or other Persons providing management services (other than increases in wages in the ordinary course of business and consistent with past practice to up to ten (10) employees of the Company or its Subsidiaries who are not officers, directors or Affiliates of the Company and whose annual compensation is less than $125,000 per year, provided that the Company provide notice to Parent prior to making any such increases in wages together with sufficient detail to demonstrate the consistency of such increases in wages with prior practice), (B) adopt, enter into or amend (including acceleration of vesting) any employment, severance, consulting, termination option, appreciation right, performance unit, stock equivalent, share purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund or other arrangement, including, without limitation, any Company Plan, except that the Company and its Subsidiaries may in the ordinary course consistent with past practice enter into in any such agreement in connection with the hiring of new employees who are not executive officers or direct reports to an executive officer, or (C) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Company Plan or otherwise;

           (v)  except as required by applicable Law or under the terms of any Company Plan, the Company will not (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate, other than in the ordinary course of business, consistent with past practice, (B) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, or (C) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Company Plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present;

          (vi)  neither the Company nor any of its Subsidiaries will (A) incur or assume any long-term Indebtedness, or except in the ordinary course of business, incur or assume any short-term Indebtedness in amounts not consistent with past practice, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice, with respect to wholly-owned Subsidiaries, (C) except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person other than wholly-owned Subsidiaries, in excess of $250,000 in the aggregate, (D) pay any fee, remuneration or expense to the lenders under that certain Revolving Line of Credit Agreement by and between EF Johnson Technologies, Inc., E.F. Johnson Company and Bank of America, N.A., dated November 15, 2002 (as amended as of the date hereof, including the Seventh Amendment thereto, the "Credit Agreement"), except as currently contemplated thereby, or (E) except as otherwise permitted herein, enter into any material commitment or transaction (including, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate), except in the ordinary course of business and consistent with past practice;

         (vii)  neither the Company nor any of its Subsidiaries will make or authorize any capital expenditure, other than capital expenditures contemplated by the Company's existing capital budget, a copy of which has been attached to Section 5.1(vii) of the Company Disclosure Letter;

        (viii)  neither the Company nor any of its Subsidiaries will pay, discharge, waive or satisfy any rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, waiver, settlement or satisfaction of any such rights, claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements (or the notes to the Financial Statements);

          (ix)  neither the Company nor any of its Subsidiaries will (A) change any of the accounting methods used by it or any of its methods of reporting income or deductions for Tax purposes unless required by a change in GAAP or Law, (B) settle any material Tax claim, assessment, audit or investigation(C) consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment (D) make, revoke or change any Tax election, (E) request a Tax ruling, (F) amend any Tax Return, or (G) file any Tax Return in a manner that is materially inconsistent with past custom and practice with respect to the Company or any of its Subsidiaries unless required by applicable Law.

           (x)  neither the Company nor any of its Subsidiaries will (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than this Agreement) or (B) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets, other than in the ordinary course of business and consistent with past practice;

          (xi)  neither the Company nor any of its Subsidiaries will acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses;

         (xii)  neither the Company nor any of its Subsidiaries will sell, lease or otherwise transfer any of its material assets, securities, properties, interests or businesses, other than the sale of inventory in the ordinary course of business;

        (xiii)  except in the ordinary course of business and consistent with past practice that involves only the payment of monetary damages not in excess of $100,000 individually or $250,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any Subsidiary or any of their respective employees, directors or agents, neither the Company nor any of its Subsidiaries will settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (ii) any stockholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;

        (xiv)  neither the Company nor any of its Subsidiaries will enter into any Contract that would constitute a Material Contract or terminate, amend, modify or waive any material right under any Material Contract, other than change orders under customer contracts in the ordinary course of business consistent with past practice;

         (xv)  neither the Company nor any of its Subsidiaries shall (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Company Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in the Company Intellectual Property, (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Intellectual Property, except nonexclusive licenses in the ordinary course of business consistent with past practice, and (iii) disclose or allow to be disclosed any confidential information or confidential Company Intellectual Property to any Person, other than Persons that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof; and

        (xvi)  neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        Section 5.2    No Solicitation by the Company.

          (a)   General Prohibitions.    Neither the Company Board, the Company nor any of its Subsidiaries shall, nor shall the Company Board, the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors ("Representatives") to, directly or indirectly, (i) solicit, initiate, propose, encourage (including by providing information) or take any action to facilitate or encourage the submission of any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (ii) enter into, engage in or otherwise participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with any Third Party that has made, or, to the Knowledge of the Company, is considering making, an Acquisition Proposal, (iii) make an Adverse Recommendation Change, (iv) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal, or that contradicts this Agreement or requires the Company to abandon this Agreement, (v) fail to take all action necessary to enforce, or waive or amend, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or otherwise bound, or (vi) resolve by action of the Company Board, publicly propose or agree to do any of the foregoing. For the purposes of this Agreement, an "Adverse Recommendation Change" shall occur if the Company Board, the Company or any its Subsidiaries or their respective Representatives directly, or indirectly, (A) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend an Acquisition Proposal or subject to the last paragraph of Section 5.2(b), fail to reject an Acquisition Proposal, (C) fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing, or (D) fail to include the Company Recommendation in the Proxy Statement.

          (b)   Exceptions.    Notwithstanding Section 5.2(a), at any time prior to obtaining the Stockholder Approval:

              (i)  the Company may (A) engage in negotiations or discussions with any Third Party and its Representatives and financing sources that have made after the date of this Agreement a bona fide, unsolicited written Acquisition Proposal that the Company Board reasonably believes (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and (B) thereafter furnish to such Third Party or its Representatives and financing sources non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with such Third Party with no material term less favorable to the Company than those contained in the Confidentiality Agreement and which permits the Company to comply with the terms of this Section 5.2 (including this subsection (b)); provided, that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party);

             (ii)  the Company Board may make an Adverse Recommendation Change as a result of the receipt of a bona fide, unsolicited written Acquisition Proposal, which the Company Board determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) to constitute a Superior Proposal and with respect to which no breach of this Section 5.2 occurred, in the event that: (A) the Company provides Parent with four (4) Business Days notice of its intention to do so; provided, that in the event of any material revisions (it being understood and agreed that any amendment to the price shall be a material revision) to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.2 with respect to such new written notice; and (B) during the applicable notice period, if requested by Parent, the Company has engaged in good faith negotiations with Parent to make such adjustments to the terms and conditions of this Agreement in such a manner than any Acquisition Proposal which was determined to constitute a Superior Proposal is no longer a Superior Proposal, and if Parent makes an offer prior to the expiration of such notice period, the Company Board determines in good faith, after consultation with a financial advisor of national recognized reputation and outside legal counsel, that the Superior Proposal continues to be a Superior Proposal in light of Parent's offer;

            (iii)  the Company Board may, solely in response to an Intervening Event, make an Adverse Recommendation Change; provided, however, that the Company Board may not make an Adverse Recommendation Change unless the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance of its intention to make an Adverse Recommendation Change, which notice shall reasonably specify the basis upon which the Company Board intends to effect such Adverse Recommendation Change, and prior to effecting such Adverse Recommendation Change (A) the Company shall, if requested by Parent, during the four (4) Business Day notice period, have negotiated with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the Company Board shall no longer conclude that a failure to make such Adverse Recommendation Change would result in a breach of its fiduciary duties to the stockholders of the Company, and (B) if, during the four (4) Business Day notice period, Parent made an offer to amend this Agreement that would, upon the Company's acceptance, be binding on Parent, the Company Board after due consideration of such offer in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation), shall have concluded that the Intervening Event still requires the Company Board to make such Adverse Recommendation Change to avoid a breach of its fiduciary duties to the stockholders of the Company; and provided, further, that the Company Board shall not be permitted to effect an Adverse Recommendation Change pursuant to this Section 5.2(b)(iii) with respect to or in connection with any Acquisition Proposal (which shall be covered by and solely subject in all respects to Section 5.2(b)(ii)).

            (iv)  subject to compliance with the procedures set forth in Section 8.1(d)(i), terminate this Agreement to promptly enter into a definitive agreement with respect to such Superior Proposal;

  in each case referred to in the foregoing clauses (i), (ii), and (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law, and in the case referred to in the foregoing clause (iii), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would result in a breach of its fiduciary duties to the stockholders of the Company under Delaware Law.

  In addition, nothing contained herein shall prevent the Company Board from complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; provided that any such action taken or statement made shall be deemed to be an Adverse Recommendation Change, other than (A) issuing a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act, so long as such disclosure or communication reaffirms the Company Recommendation, or (B) an express rejection of an applicable Acquisition Proposal that also includes an express reaffirmation of the Company Recommendation.

          (c)   Required Notices.    The Company Board shall not take any of the actions referred to in Section 5.2(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action at least 24 hours (or such greater period of time as may be specified herein) prior to the taking of any such action. In addition, the Company shall notify Parent promptly (but in no event later than one Business Day) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal or any request for information or access to the business, properties, assets, books or records of the Company or any of its Subsidiaries in connection with, or which the Company reasonably concludes could lead to, any Acquisition Proposal, indicating, in connection with such notice or proposal, the material terms and conditions thereof (including the name of such Person making the proposal or request), and shall keep Parent informed as to the status (including changes to the material terms) of such Acquisition Proposal; provided, however, that if the Company is subject to an existing confidentiality agreement by which it cannot disclose the identity of such Person, the Company shall not be obligated to disclose the identity of such Person making the proposal or request and the Company shall have three (3) Business Days to negotiate an amendment or modification to such existing confidentiality agreement and such negotiations shall not be a violation or breach of Section 5.2, it being understood that the Company cannot negotiate or discuss any other matters with such Person with respect to such Acquisition Proposal or take any other action specified in Section 5.2(b) with respect to such Person until (A) the Company amends the confidentiality agreement with such Person to contain no material term less favorable to the Company than those contained in the Confidentiality Agreement and which permits the Company to comply with the terms of this Section 5.2 (including the disclosure of such Person's identity), and (B) the Company has disclosed the identity of such Person to Parent at least 24 hours (or such greater period of time as may be specified herein) prior to taking any such action pursuant to Section 5.2.

          (d)   Definition of Superior Proposal.    For purposes of this Agreement, "Superior Proposal" means a bona fide, unsolicited written Acquisition Proposal (except that references therein to "15%" shall be replaced by "66.66%"), which did not result from or arise in connection with a breach of this Section 5.2 and which the Company Board determines in good faith by a majority vote, taking into account all the terms and conditions of such Acquisition Proposal including the reasonably expected timing and likelihood of the consummation of such Acquisition Proposal, and after considering the advice of its financial advisor of nationally recognized reputation and outside legal counsel, (a) if accepted, is reasonably likely to be consummated in a timely manner, (b) for which financing, to the extent required by the Third Party making the Acquisition Proposal, at the time of entering into a definitive agreement with respect to such Acquisition Proposal, will then be fully committed, (c) is not with an Affiliate of the Company, and (d) would result in a transaction that is more favorable to the Company's stockholders from a financial point of view than as provided hereunder (taking into account any proposed modifications by Parent in response thereto).

          (e)   Obligation to Terminate Existing Discussions.    The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal and promptly after the execution and delivery of this Agreement the Company shall notify in writing each Person who has received confidential information provided by or on behalf of the Company or its Subsidiaries to return or destroy all such confidential information provided.

        Section 5.3    SEC Filing Covenant.     From the date hereof until the Effective Time, the Company shall file all Company SEC Documents required to be filed by the Company. Each Company SEC Document (i) shall be filed on a timely basis, including any applicable extensions of time to file, and (ii) shall comply, when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, each as in effect on the date filed.

        Section 5.4    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Common Stock (including derivative securities with respect to Common Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.5    Cash and Indebtedness Statement.     Two (2) Business Days prior to the Closing, the Company shall deliver to Parent an unaudited statement setting forth a good faith and reasonable estimate of the Company's Cash on hand and Indebtedness as of the Closing Date (the "Cash and Indebtedness Statement"), and such documentation supporting the Cash and Indebtedness Statement as Parent shall reasonably request (including payoff letters from holders of the Indebtedness). The Cash and Indebtedness Statement shall be prepared in good faith and be accompanied by a certificate executed by the Chief Financial Officer of the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.1    Preparation of Proxy Statement.

          (a)   As promptly as practicable after the date of this Agreement, the Company shall file with the SEC the Proxy Statement. The Company will use reasonable best efforts to cause the Proxy Statement to be disseminated to the holders of the Shares, as and to the extent required by applicable federal securities Laws. Subject to Section 5.2, the Proxy Statement will contain the Company Recommendation.

          (b)   Parent and Merger Sub will provide for inclusion or incorporation by reference in the Proxy Statement of all required information regarding Parent and Merger Sub. Parent and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, or any amendment or supplement thereto (other than amendments or supplements thereto in compliance with Section 5.2), before such is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. In addition, the Company will provide Parent and its counsel with (i) any comments or communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and (ii) the reasonable opportunity to participate in the Company's response to those comments or communications and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

          (c)   Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented to be filed with the SEC and to be disseminated to the holders of the Shares, in each case as and to the extent required by applicable federal securities Laws.

        Section 6.2    Stockholders Meeting.

          (a)   The Company shall, as soon as practicable after the date of this Agreement, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement. The Company Board shall (i) subject to Section 5.2, recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, (ii) use its reasonable best efforts to obtain the Stockholder Approval and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company may adjourn or postpone the Special Meeting only: (x) if and to the extent necessary to provide any necessary supplement or amendment to the Proxy Statement to the Company's stockholders in advance of a vote on this Agreement and the Merger, as may be required by applicable Law, (y) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement, there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or (z) with Parent's prior written consent, additional time is necessary to solicit additional votes or proxies to obtain the Stockholder Approval.

          (b)   Subject to Section 5.2 and Article VIII, at the Special Meeting, the Company shall, through the Company Board, make the Company Recommendation unless there has been an Adverse Recommendation Change. Prior to any Adverse Recommendation Change, the Company shall take all reasonable lawful action to solicit the Stockholder Approval. Notwithstanding any Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with, Article VIII, this Agreement shall be submitted to the Company's stockholders for the purpose of obtaining the Stockholder Approval. The Company shall, upon the reasonable request of Parent, use its reasonable best efforts to advise Parent during the last ten (10) Business Days prior to the date of the Special Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedure matters) which the Company shall propose to be acted on by its stockholders at the Special Meeting.

        Section 6.3    Reasonable Best Efforts.

          (a)   Prior to the Closing, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective in the most expeditious manner possible the Transactions as promptly as practicable including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) the satisfaction of the other parties' conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and cooperation with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by the Transactions or by this Agreement, (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Additionally, each of Parent and the Company shall use all reasonable best efforts to fulfill all conditions precedent to the Merger and shall not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

          (b)   Prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to and provide the other parties (or their counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement of any communication from any Governmental Entity regarding any of the Transactions. If any party to this Agreement or any Affiliate of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties to this Agreement, an appropriate response in compliance with such request. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the Company shall use its reasonable best efforts to effect such transfers.

          (c)   The Company and Parent shall take all reasonable actions necessary to file, as promptly as practicable, notifications under the HSR Act and to respond, as promptly as practicable, to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond, as promptly as practicable, to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective Subsidiaries; (ii) terminate existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or Affiliates; (iii) terminate any venture or other arrangement; (iv) create any relationship, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or Affiliates; or (v) effectuate any other change or restructuring of the Company or Parent or their respective Subsidiaries or Affiliates.

        Section 6.4    Notification of Certain Matters.     Subject to applicable Law, the Company shall give prompt notice to Merger Sub and Parent, and Merger Sub and Parent shall give prompt notice to the Company of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (ii) any condition to the Merger to be unsatisfied at the Effective Time and (b) any material failure of the Company, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or representative of the Company, Merger Sub or Parent as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice.

        Section 6.5    Access; Confidentiality.     Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, the Company agrees to (i) provide Parent and its Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement, reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as to be non-invasive and not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in connection with the terms and provisions hereof. Parent shall, and shall cause Parent's Affiliates and Representatives to hold any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, in accordance with the Confidentiality Agreement.

        Section 6.6    Publicity.     The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company, except as either party reasonably believes, after receiving the advice of outside counsel and after informing the other party, another form of press release may be required by Law or by any listing agreement with a national securities exchange or trading market. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other party, except pursuant to Section 5.2(b) or as such party reasonably believes, after receiving the advice of outside counsel and after informing all other parties to this Agreement, another form of press release may be required by Law or by any listing agreement with a national securities exchange or trading market.

        Section 6.7    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time and for at least six (6) years, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under the DGCL, indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries and each such individual who served at the request of the Company or its Subsidiaries as a director, officer, trustee, partner, fiduciary, member, manager, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' and accountants' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, based on the fact that such individual is or was serving at the request of the

  Company or its Subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the Transactions). The Surviving Corporation shall be entitled to assume the defense of any such claim, action, suit, investigation or proceeding with counsel reasonably satisfactory to the Indemnified Party. If the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Party advises that there are issues that raise conflicts of interest with the Surviving Corporation, the Indemnified Party may retain separate counsel reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay the fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its consent (which consent shall not be unreasonably withheld or delayed).

          (b)   Effective as of the Effective Time, the Company, after consultation with Parent, will cause to be purchased a directors' and officers' liability "tail" insurance policy that serves to reimburse the present and former officers and directors (determined as of the Effective Time) of the Company and its Subsidiaries (as opposed to reimbursing the Company or such Subsidiaries) with respect to claims against such directors and officers arising from facts or events occurring before, at or after the Effective Time (including as to, or arising out of or pertaining to, the Transactions), which insurance will contain substantially equivalent scope and amount of coverage as provided in the directors' and officers' liability insurance currently provided as of the date of this Agreement by the Company and its Subsidiaries (the "D&O Insurance"); provided, however, that the Company will not pay a premium for such insurance policy in excess of three hundred percent (300%) of the aggregate premium paid by the Company for its directors and officers' insurance coverage in effect for the year that includes the date of this Agreement (the "D&O Premium"). If the aggregate premium necessary to purchase such insurance coverage exceeds three hundred percent (300%) of the D&O Premium, the Company will use its reasonable best efforts to obtain the most advantageous "tail" policy of directors' and officers' liability insurance and fiduciary liability insurance reasonably obtainable for an aggregate premium not exceeding three hundred percent (300%) of the D&O Premium.

          (c)   The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Second Amended and Restated Certificate of Incorporation, as amended, and the Amended Bylaws of the Company, which provisions shall not be amended, modified or otherwise repealed for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of any individual who at the Effective Time is a director, officer, employee or agent of the Company or is or previously was serving at the request of the Company or its Subsidiaries as a director, trustee, officer, member, manager, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, pension or other employee benefit plan or other enterprise, unless such modification is required after the Effective Time by Law and then only to the minimum extent required by such Law.

          (d)   The rights of each Indemnified Party under this Section 6.7 shall be in addition to any rights such individual may have under the Second Amended and Restated Certificate of Incorporation, as amended, and the Amended Bylaws (or other governing documents) of the Company and any of its Subsidiaries, under the DGCL or any other applicable Laws or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party.

          (e)   In the event that the Parent or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.7.

        Section 6.8    Merger Sub Compliance.     Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

        Section 6.9    Spreadsheet.     The Company shall deliver to Parent a spreadsheet (the "Spreadsheet") five (5) Business Days prior to the Closing Date, which spreadsheet shall be certified as complete and correct by the Chief Financial Officer of the Company as of the Closing and which shall include as of the Closing, a list of all holders of Options, RSUs or Company Stock-Based Awards who will receive any consideration as a result of the Merger and their respective addresses, the amount of consideration payable to each such holder with respect to each such Option, RSU or Company Stock-Based Award, as applicable, and such other information relevant thereto or which Parent may reasonably request. Upon delivery of the Spreadsheet to Parent, the Company shall provide Parent and its representatives with reasonable access to the employees, agreements and books and records of the Company to verify the accuracy of the information set forth in the Spreadsheet.

        Section 6.10    Employee Matters.

          (a)   Eligibility.    With respect to any Parent Plan in which any employee of the Company or any of its Subsidiaries first becomes eligible to participate on or after the Effective Time, Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such employee and his or her eligible dependents under such Parent Plan, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately prior thereto under the analogous Company Plan; (ii) provide such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent Plan under the analogous Company Plan (to the same extent that such credit was given under such Company Plan) in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such Parent Plan; and (iii) recognize all service of such employee with the Company and its Subsidiaries and predecessors (including recognition of all prior service with any entity (including any such Subsidiary prior to its becoming a Subsidiary of the Company) that was recognized by the Company (or any such Subsidiary) prior to the date hereof in the ordinary course of administering its (or such Subsidiary's) employee benefits), for purposes of eligibility to participate in and vesting in benefits under such Parent Plan, to the extent that such service was recognized for such purpose under the analogous Company Plan.

          (b)   Contractual Rights.    Parent and the Surviving Corporation shall honor, or cause to be honored, in accordance with their respective terms, all vested or accrued benefit obligations to, and contractual rights of, employees, including any benefits or rights arising as a result of the Transactions (either alone or in combination with any other event).

          (c)   No Third Party Beneficiaries.    This Section 6.10 is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 6.11    Transaction Expenses.     Section 6.11 of the Company Disclosure Letter sets forth the Company's good faith estimate of its out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by the Company or its Subsidiaries, or on their behalf, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Merger and the other Transactions, and not paid prior to the date of this Agreement (the "Transaction Expenses"). Three (3) Business Days prior to the Closing Date, the Company shall provide Parent with a good faith estimate of the Transaction Expenses (whether paid or unpaid), which estimate of aggregate

Transaction Expenses (i) shall be certified as complete and correct by the Chief Financial Officer of the Company, and (ii) will include such documentation supporting such estimate as may be reasonably requested by Parent (including copies of invoices and payoff letters) (the "Transaction Expense Certification").

        Section 6.12    Bonus Pool.     Notwithstanding Section 5.1(iv) , the Company may establish a contingent bonus/retention pool in an amount not to exceed $200,000 in the aggregate (the "Pool"). The employees of the Company or its Subsidiaries eligible to receive payments from the Pool shall be chosen by the Company, but shall exclude any member of the Company Board and the Chief Executive Officer, and shall be subject to the prior approval of Parent (not to be unreasonably withheld). The terms and conditions of payments from the Pool shall be mutually agreed between the Company and Parent, but in no event shall any individual be eligible to receive any payment from the Pool or have any rights with respect thereto unless he or she is employed by the Company or its Subsidiaries immediately after the Effective Time.

        Section 6.13    Credit Agreement.     Immediately following Closing, the Surviving Corporation shall pay off any remaining Indebtedness under the Credit Agreement.

ARTICLE VII

CONDITIONS

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Merger Sub, as the case may be, to the extent permitted by applicable Law:

          (a)   Stockholder Approval.    The Stockholder Approval shall have been obtained at the Special Meeting.

          (b)   Governmental Approvals.    (i) The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) the period of time for any applicable review process under Exon-Florio shall have expired, and the President of the United States shall not have taken action to prevent the consummation of the Merger or the transactions contemplated hereby, and (iii) all other material filings with or permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any Governmental Entity required to consummate the Merger or the other Transactions shall have been obtained or filed or shall have occurred.

          (c)   No Injunctions or Restraints.    No Order or Law shall have been entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other Governmental Entity, or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties to this Agreement shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d)   Court Proceedings.    No Governmental Entity shall have instituted (or if instituted, shall not have withdrawn) any action, suit, proceeding, claim, arbitration or investigation wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or restrain the consummation of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation thereof.

        Section 7.2    Conditions to Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

          (a)   Representations and Warranties.    (i) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 3.2, Section 3.4(a) and Section 3.4(c)) shall have been true and correct at and as of the date hereof and shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) the representations and warranties of the Company set forth in Section 3.2, Section 3.4(a) and Section 3.4(c) shall have been true and correct in all respects at and as of the date hereof and shall be true and correct in all respects at and as of the Closing, as though made at and as of such time (or, if made as of a specific date, at and as of such date).

          (b)   Performance of Obligations of the Company.    The Company shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)   Officer's Certificate.    The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

          (d)   Dissenting Shares.    The holders of not more than ten percent (10%) of the outstanding Shares shall have made a demand for appraisal rights with respect to their Shares in accordance with Section 262 of the DGCL and not withdrawn such demand in a manner that such holder has legally lost the right to seek appraisal or otherwise, to Parent's reasonable satisfaction, legally lost the right to seek appraisal (including by voting in favor of the Merger).

          (e)   Maximum Indebtedness.    The Company shall have no more than (i) $7,000,000 plus (ii) the amount of any Transaction Expenses paid after the date hereof and prior to the Closing Date in Indebtedness (the "Maximum Indebtedness"). The Maximum Indebtedness shall be reflected in the Cash and Indebtedness Statement delivered to Parent by the Company and be certified to as required under Section 5.5.

          (f)    Minimum Cash Threshold.    The Company shall have at least $0 of Cash on hand, prior to the payment of any Transaction Expenses to be paid on the Closing Date (the "Minimum Cash Threshold"). The Minimum Cash Threshold shall be reflected in the Cash and Indebtedness Statement delivered to Parent by the Company and be certified to as required under Section 5.5.

          (g)   No Material Adverse Effect.    Since the date of this Agreement, no event, development, change, circumstance or condition shall have occurred or exist prior to the Effective Time that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h)   Court Proceedings.    No Person shall have instituted (or if instituted, shall not have withdrawn) any action, suit, proceeding, claim, arbitration or investigation (other than with respect to claim of a breach of fiduciary duties by the Company Board) wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or restrain the consummation of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation thereof;

  provided, that such action, suit, proceeding, claim, arbitration or investigation shall in Parent's good faith judgment have a reasonable likelihood of success on its merits.

          (i)    Maximum Transaction Expenses.    The Transaction Expenses shall not exceed $2,200,000 (the "Maximum Transaction Expenses"), excluding any Transaction Expenses incurred in connection with the defense of any litigation filed by a stockholder of the Company against the Company or the Company Board arising out of this Agreement or the Transactions. The Maximum Transaction Expenses shall be reflected in the Transaction Expense Certification delivered to Parent by the Company and be certified as required under Section 6.11.

        Section 7.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

          (a)   Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to prevent or materially delay the consummation of the Merger.

          (b)   Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or material adverse effect, in all respects) all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)   Officer's Certificate.    Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        Section 7.4    Frustration of Closing Conditions.     Neither Parent or Merger Sub nor the Company may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied to excuse it from its obligations hereunder if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other Transactions, as required by and subject to Section 6.3.

ARTICLE VIII

TERMINATION

        Section 8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any Stockholder Approval):

          (a)   by mutual written consent of Parent, Merger Sub and the Company;

          (b)   by either Parent or the Company if:

              (i)  the Merger has not been consummated on or before November 15, 2010 (the "Outside Date");

             (ii)  a final and non-appealable restraining order, permanent injunction or other order issued by a Governmental Entity or other legal restraint or prohibition that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger or any of the other Transactions; or

            (iii)  if the Special Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained;

          (c)   by Parent, if:

              (i)  an Adverse Recommendation Change shall have occurred;

             (ii)  (A) a breach of, or inaccuracy in, any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any condition set forth in Section 7.2 not to be satisfied, and such condition is incapable of being cured or, if capable of being cured, shall not have been cured, within twenty (20) days after written notice thereof shall have been received by the Company or (B) an intentional breach of, or inaccuracy in, any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement in any material respect shall have occurred and that would cause any condition set forth in Section 7.2 not to be satisfied, and such condition is incapable of being cured or, if capable of being cured, shall not have been cured, within twenty (20) days after written notice thereof shall have been received by the Company; provided, however, Parent shall not be entitled to terminate this Agreement if (x) such breach has been cured prior to termination, (y) there shall be a material inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or (z) Parent or Merger Sub shall be in breach of a covenant contained in this Agreement in any material respect;

            (iii)  there shall have been a material breach of Section 5.2; or

            (iv)  (A) the Credit Agreement shall have been amended or supplemented after the date hereof without the prior written consent of Parent, (B) the Company or any of its Subsidiaries shall have agreed to pay to the lenders under the Credit Agreement any fee or expense (however designated) not currently provided for in the Credit Agreement as of the date hereof, or (C) the obligations under the Credit Agreement shall have been accelerated or become due, or an event has occurred, whether with the passage of time or notice, that would give the lenders under the Credit Agreement the right to accelerate all or a portion of the obligations thereunder; or

          (d)   by the Company, if:

              (i)  the Company Board authorizes the Company, subject to complying with the terms of this Agreement (including without limitation Section 5.2(a) and Section 5.2(b)(iv) ), to promptly enter into a binding written definitive agreement concerning a Superior Proposal; provided that concurrently with such termination, the Company pays the Termination Fee payable pursuant to Section 8.2(c); and provided further, that (i) the Company notifies Parent, in writing and at least four (4) Business Days prior to such termination, promptly of its intention to terminate this Agreement and to enter into a binding written definitive agreement concerning a Superior Proposal, attaching such definitive agreement, and (ii) if Parent makes an offer prior to the expiration of such four (4) Business Day period, the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the Superior Proposal continues to be a Superior Proposal in light of Parent's offer; provided further, that in the event of any material revisions (it being understood and agreed that any amendment to the price shall be a material revision) to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal or the definitive agreement concerning such Acquisition Proposal, the Company shall be required to deliver a new written notice to Parent at least four (4) Business Days prior to such termination; or

             (ii)  a breach of, or inaccuracy in, any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause any condition set forth in Section 7.3 not to be satisfied if continuing on the Closing Date, and such condition is incapable of being cured or, if capable of being cured, shall not have been cured, within twenty (20) days after written notice thereof shall have been received by the Company; provided, however, the Company shall not be entitled to terminate this Agreement if (x) such breach has been cured prior to termination, (y) there shall be a material inaccuracy in any representation or warranty of the Company contained in this Agreement or (z) the Company shall be in breach of a covenant contained in this Agreement in any material respect.

        Section 8.2    Effect of Termination.

          (a)   If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided, however, that if such termination shall result from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, subject to Sections 8.2(e), (f) and (g), such party shall be liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach; provided, however, further, that the provisions of Section 6.6, this Section 8.2, Article IX and Article X hereof and the provisions of the Confidentiality Agreement shall survive such termination.

          (b)   Termination Fee.

              (i)  If this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii) or by the Company pursuant to Section 8.1(d)(i), then the Company shall pay to Parent in immediately available funds $1,000,000 (the "Termination Fee") plus up to the Expense Cap of Parent's and Merger Sub's reasonable Expenses, in the case of a termination by Parent, within one (1) Business Day after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

             (ii)  If (A) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii)(B) or by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Company Board or its stockholders and (C) within 12 months following the date of such termination, the Company (I) enters into a definitive agreement with respect to an Acquisition Proposal, which Acquisition Proposal is subsequently consummated (whether or not such consummation occurs during such 12-month period), or (II) consummates a transaction contemplated by any Acquisition Proposal (provided that for purposes of this clause (C), each reference to "15%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Termination Fee.

            (iii)  If (A) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii)(B), and (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Company Board or its stockholders, then the Company shall pay to Parent in immediately available funds within one Business Day after such termination up to the Expense Cap of Parent's and Merger Sub's reasonable Expenses.

          (c)   Parent Termination Fee.    Parent shall pay the Company a termination fee equal to $2,000,000 (the "Parent Termination Fee") plus up to the Expense Cap of the Company's reasonable Expenses in the event that as of the Outside Date all the conditions to the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than any conditions for which the failure to be so satisfied resulted from Parent's or Merger Sub's breach of any provision of this Agreement), and notwithstanding the foregoing, the Effective Time shall not have occurred due to a breach of this Agreement by Parent or Merger Sub, and this Agreement is subsequently terminated by the Company pursuant to Section 8.1(b)(i) or Section 8.1(d) (ii). Any fee due under this Section 8.2(c) shall be paid by Parent by wire transfer of same-day funds within one (1) Business Day after the termination of this Agreement.

          (d)   Other Costs and Expenses.    Parent and the Company acknowledge that the agreements contained in Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2, such party shall also pay any costs and expenses incurred by the other party in connection with a legal action to enforce this Agreement that results in a judgment against such party that fails to pay any amount due pursuant to this Section 8.2 for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

          (e)   Subject to Section 8.2(d), Parent and the Company agree that, upon any termination of this Agreement under circumstances where the Termination Fee or Parent Termination Fee is payable pursuant to this Section 8.2 and such Termination Fee or Parent Termination Fee is paid in full, the parties hereto shall be precluded from any other remedy against the other parties, at law or in equity or otherwise, and neither the Company, Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other parties hereto or any of their Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

          (f)    The Company's right to receive payment of the Parent Termination Fee from Parent or the Guarantors pursuant to the Limited Guarantee in respect thereof shall be the sole and exclusive remedy of the Company and its Affiliates against Parent, Merger Sub, the Guarantors or any of their respective former, current or future general or limited partners, shareholders, managers, members, directors, officers, employees or Affiliates or their Representatives (collectively, the "Parent Related Parties") for any loss suffered in connection with the Transactions, including, without limitation, as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise ("Company Damages") and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (except that Parent shall also be obligated with respect to Section 8.2(d) and the Guarantors under the Limited Guarantee in respect of Section 8.2(d)).

          (g)   Notwithstanding anything herein to the contrary, (i) the maximum aggregate liability of Parent and Merger Sub for all Company Damages (inclusive of the Parent Termination Fee), shall be limited to an amount equal to any amounts due under Section 8.2(c) plus any amounts that become due under Section 8.2(d) (the "Parent Liability Limitation"), and in no event shall the Company or any of its Affiliates seek (x) any Company Damages in excess of such amount, (y) any Company Damages in any amount if the Parent Termination Fee has been paid or (z) any other recovery, judgment, or damages of any kind, including equitable relief or consequential, indirect, or punitive damages, against Parent, Merger Sub, the Guarantors or any other Parent Related Parties in connection with this Agreement or the Merger and (ii) the Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to Company Damages, any of the Parent Related Parties, through the Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against the Guarantors or any other Parent Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for (A) its rights to recover the Parent Termination Fee or (B) Company Damages subject to the Parent Liability Limitation, from Parent or the Guarantors (but not any other Parent Related Party (including any general partner or managing member)) under and to the extent provided in the Limited Guarantee), in each case, subject to the Parent Liability Limitation and the other limitations described therein and herein. Subject to the limitations contained herein and in the Limited Guarantee, recourse against Parent hereunder and the Guarantors under the Limited Guarantee shall be the sole and exclusive remedy of the Company and its Affiliates against the Guarantors and any other Parent Related Party in respect of any liabilities or obligations arising under, or in connection with, this Agreement.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Amendment and Waivers.     Subject to applicable Law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors, at any time prior to the Closing Date, whether before or after adoption of this Agreement by the stockholders of the Company and Merger Sub. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 9.2    Non-survival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 9.3    Expenses.     Except as set forth in Section 8.2, all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

        Section 9.4    Notices.     Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.4 prior to 5:00 p.m. (Dallas, Texas time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Dallas, Texas time) on any date and earlier than 11:59 p.m. (Dallas, Texas time) on such date, (iii) one Business Day after being received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

          (a)   if to Parent or Merger Sub, to:

FP-EF Holding Corporation
c/o Francisco Partners
One Letterman Drive
Building C, Suite 410
San Francisco, CA 94129
Attention: Ashutosh Agrawal and Tom Ludwig
Telephone No.: 415-418-2900
Facsimile No.: 415-418-2999
with a copy to:
Shearman & Sterling LLP 525 Market Street, Suite 1500 San Francisco, CA 94105 Attention: Michael J. Kennedy and Jeffrey C. Wolf Telephone No.: 415-616-1100 Facsimile No.: 415-616-1199

          (b)   if to the Company, to:

EF Johnson Technologies, Inc. 1440 Corporate Drive Irving, Texas 75038
Telephone No.:	(972) 819-0219
Facsimile No.:	(937) 819-0201
Attention:	Elaine Flud Rodriguez Senior Vice President and General Counsel
with a copy to:
Haynes and Boone LLP 2323 Victory Avenue, Suite 700 Dallas, Texas 75219
Telephone No.:	(214) 651-5561
Facsimile No.:	(214) 200-0467
Attention:	William R. Hays III, Esq. Brian D. Barnard, Esq.

        Section 9.5    Counterparts.     This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one instrument.

        Section 9.6    Entire Agreement; No Third Party Beneficiaries.     This Agreement (including the schedules and annexes to this Agreement), and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Other than as provided in Section 6.7, nothing herein, express or implied, is intended to or shall confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 9.7    Severability.     Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        Section 9.8    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law of the Laws of the State of Delaware.

        Section 9.9    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned Subsidiary of Parent. Any attempted assignment in violation of this Section 9.9 shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 9.10    Consent to Jurisdiction.

          (a)   Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the state and federal courts of the State of Delaware in the event that any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any other court.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(b).

        Section 9.11    Specific Enforcement.     The Company agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that Parent will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which Parent is entitled at law or in equity. The Company acknowledges and agrees that it is not entitled to enforce specifically the terms and provisions of this Agreement.

ARTICLE X

DEFINITIONS; INTERPRETATION

        Section 10.1    Cross References.     Each of the following terms is defined in the section set forth opposite such term.

Defined Term	Section
Adverse Recommendation Change	5.2(a)
Agreement	Preamble
Antitrust Laws	6.3(c)
Balance Sheet Date	3.23(a)
Cash and Indebtedness Statement	5.5
Certificate	2.1(a)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	3.13(h)
Common Stock	3.4(a)
Company	Preamble
Company Board	3.2(a)
Company Charter Documents	3.1(c)
Company Damages	8.2(f)
Company Disclosure Letter	Article III, Preamble
Company Intellectual Property	3.15(a)
Company Permits	3.8
Company Plans	3.13(a)
Company Recommendation	3.2(c)
Company SEC Documents	3.5(a)
Company Stock Based Award Consideration	2.3(c)
Contingent Worker	3.12
Credit Agreement	5.1(vi)
D&O Insurance	6.7(b)
D&O Premium	6.7(b)
Dissenting Shares	2.4(a)
Effective Time	1.3
Exon-Florio	3.3
Financial Statements	3.5(c)
GAAP	3.4(b)
Governmental Bids	3.26(a)
Governmental Contracts	3.26(a)
Governmental Entity	3.3
Grant Date	3.4(b)
Guarantor	4.8(a)
HSR Act	3.3
Indemnified Parties	6.7(a)
Internal Controls	3.5(e)
Investor	4.8
IRS	3.13(b)
Leased Real Property	3.14(b)
Limited Guarantee	4.8(a)
Material Contract	3.9(xv)

Defined Term	Section
Maximum Indebtedness	7.2(e)
Maximum Transaction Expenses	7.2(i)
Merger	1.1
Merger Consideration	2.1(a)
Merger Sub	Preamble
Minimum Cash Threshold	7.2(f)
Option Consideration	2.3(a)
Options	2.3(a)
Outside Date	8.1(b)(i)
Parent	Preamble
Parent Liability Limitation	8.2(g)
Parent Related Parties	8.2(f)
Parent Termination	8.2(c)
Paying Agent	2.2(a)
Payment Fund	2.2(a)
Pool	6.12
Preferred Stock	3.4(a)
Proxy Statement	3.10
Representatives	5.2(a)
Receivables	3.23(a)
Restraints	7.1(c)
RSU	2.3(b)
RSU Consideration	2.3(b)
Securities Act	3.5(a)
Shares	Recitals
Significant Customer	3.24
Solvency	4.7
Special Meeting	6.2(a)
Spreadsheet	6.9
Stockholder Approval	3.2(a)
Subsidiary Documents	3.1(c)
Superior Proposal	5.2(d)
Surviving Corporation	1.1
Termination Fee	8.2(b)(i)
Transaction Expense Certification	6.11
Transaction Expenses	6.11
Transactions	3.2(a)
Uncertificated Shares	2.1(a)

        Section 10.2    Certain Terms Defined.     The following terms shall have the meanings set forth below for purposes of this Agreement:

          "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal from any Third Party relating to (i) any acquisition, purchase, lease or license, direct or indirect, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the

  Company or (iii) any merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company.

          "Action" means any claim, action, suit, proceeding or investigation by or before any Governmental Entity.

          "Affiliates" has the meaning set forth in Rule 12b-2 of the Exchange Act.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law or Order to close.

          "Cash" shall mean the Company's cash and cash equivalents, excluding restricted cash.

          "Company Products" means the Customer Offerings, but excluding (i) any component linked to or embedded in a Customer Offering which component was purchased from a Third Party and (ii) any products purchased from a Third Party and resold by the Company.

          "Company Stock-Based Award" means each right of any kind, whether vested or unvested, contingent or accrued, to acquire or receive Company Common Stock (other than Company Stock Options or RSUs) or to receive benefits measured by the value of a number of Shares, that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Company Stock Plan.

          "Confidentiality Agreement" means the Confidentiality and Standstill Agreement, dated March 5, 2010, between the Company and Francisco Partners II, L.P. (the "Confidentiality Agreement")

          "Contract" shall mean any contract, subcontract, agreement, commitment, note, bond, mortgage, deed of trust, indenture, lease, sublease, license, sublicense, award, task order or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing.

          "Customer Offerings" means the products (and any associated or ancillary services) that the Company or its Subsidiaries (i) currently sells or licenses to third parties, (ii) has sold or licensed to third parties since January 1, 2007 or (iii) currently supports.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Encumbrance" means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

          "Environmental Laws" means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

          "Environmental Permits" means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Expense Cap" means $500,000, unless this Agreement is terminated after the earlier to occur of (i) the thirtieth (30th) day following the filing of the Proxy Statement with the SEC or (ii) the mailing of the Proxy Statement to the stockholders of the Company, in which case the Expense Cap means $1,000,000.

          "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions.

          "Indebtedness" shall mean, with respect to the Company and its Subsidiaries, (a) any liabilities for borrowed money or amounts owed or indebtedness issued in substitution for or exchange of indebtedness for borrowed money, (b) obligations evidenced by notes, bonds, debentures or other similar instruments, (c) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to GAAP, (d) obligations for amounts drawn under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (e) any liability for deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, other than accounts payable incurred in the ordinary course of business, (f) all guaranties and other contingent obligations in respect of liabilities for borrowed money of others and similar commitments relating to any of the foregoing items, (g) any performance bonds, and (h) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing; provided, however, that Indebtedness shall not include those items set forth in Section 10.2 of the Company Disclosure Letter, up to the amounts set forth next to each such item listed in Section 10.2 of the Company Disclosure Letter.

          "Intellectual Property" means United States or foreign intellectual property, including (i) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, extensions and reexaminations thereof, (ii) trademarks, service marks, logos, trade names, corporate names, Internet domain names, trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, (iv) inventions and discoveries (whether patentable or not), industrial designs, trade secrets, confidential information and know-how, (v) computer software (including databases and related documentation), (vi) uniform resource locators, web site addresses and Internet domain names and registrations therefore, (vii) moral and economic rights of authors and inventors and (viii) all other proprietary rights whether now known or hereafter recognized in any jurisdiction.

          "Intervening Event" means a material event relating to the business of the Company and its Subsidiaries which is (i) unknown to the Company Board at or prior to the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Company Board prior to the date of this Agreement) and (ii) becomes known to or by the Company Board prior to the Stockholder Approval; provided, however, that in no event shall the receipt of an Acquisition Proposal constitute an Intervening Event.

          "Law" means any law, statute, code, ordinance, regulation or rule of any Governmental Entity.

          "Knowledge" means or has reference to, respectively, the actual knowledge of the executive officers (as defined in Rule 3b-7 of the Exchange Act) of the Company or Parent, as the case may be, after due inquiry with regard to matters covered or qualified by knowledge.

          "Material Adverse Effect" means any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate, (i) has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (other than events, circumstances, changes, occurrences or any state of facts relating to (A) changes in industries relating to the Company and its Subsidiaries in general and not specifically relating to the Company and its Subsidiaries, not having a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry or industries in which the Company operates; (B) general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere (including fluctuations, in and of themselves, in the price of the Shares), (C) the negotiation, execution or the announcement of this Agreement, the undertaking and performance or observance of the obligations contemplated by this Agreement or necessary to consummate the Transactions (including adverse effects on the results of operations attributable to uncertainties associated with the period between the date hereof and the Closing Date) or the consummation of any Transaction (including the Merger), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, (D) acts of war, insurrection, sabotage or terrorism, not having a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry or industries in which the Company operates, (E) changes in GAAP or the accounting rules or regulations of the SEC, (E) the effect of incurring out-of-pocket expenses in connection with negotiating, entering into, performing or consummating the Transactions or (F) the failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the causes underlying such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur) or (ii) prevents the Company from performing its obligations under this Agreement.

          "Materials of Environmental Concern" means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

          "Order" means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Entity.

          "Parent Plan" means each "employee benefit plan" (within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan") and each other material director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, severance or employment agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by Parent or Merger Sub or, after the Effective Time, the Surviving Corporation.

          "Permitted Encumbrances" means: (i) Encumbrances that relate to Taxes, assessments and governmental charges or levies imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings or for which reserves have been established on the most recent financial statements included in the Company SEC Documents, (ii) Encumbrances imposed by Law that relate to obligations that are not yet due and have arisen in the ordinary course of business, (iii) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations, (iv) mechanics', carriers', workers', repairers' and similar Encumbrances imposed upon the Company arising or incurred in the ordinary course of business, (v) Encumbrances that relate to zoning, entitlement and other land use and environmental Laws, (vi) other imperfections or irregularities in title, charges, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to or use of real property, (vii) utility easements for electricity, gas, water, sanitary sewer, surface water drainage or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site, (viii) any Laws affecting any Site, (ix) any utility company rights, easements or franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the Sites, (x) any encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway; provided, however, that in the case of clauses (v) through (x), none of the foregoing, individually or in the aggregate, materially adversely affect the continued use of the property to which they relate in the conduct of the business currently conducted thereon, (xi) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof, and (xii) any matters disclosed in reports delivered or made available to Parent by the Company prior to the date of this Agreement.

          "Person" means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

          "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL), (ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License, and (viii) the Apache License.

          "SEC" means the United States Securities and Exchange Commission.

          "Site" means each location where the Company or any Subsidiary of the Company conducts business, including each Leased Real Property.

          "Stock Plans" means the Company's 2005 Omnibus Incentive Compensation Plan, as mended, the 1996 Stock Incentive Plan, as amended, and the 1999 Non-Employee Director Stock Purchase Plan.

          "Subsidiary" means, with respect to any party, any foreign or domestic corporation or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of such party's Subsidiaries, or by such party and one or more of its Subsidiaries.

          "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, payments due under any applicable abandoned property, escheat, or similar Laws, fees, levies, duties, tariffs, imposts and other charges or assessments of any king (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          "Tax Return" or "Tax Returns" means all federal, state, local and foreign tax returns, declarations, elections, claims for refund, statements, reports, schedules, forms and information returns, including any schedules or attachments thereto, and any amended tax return related to Taxes.

          "Third Party" means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

        Section 10.3    Other Definitional and Interpretative Provisions.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular in this Agreement shall also include the plural and vice versa. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. The phrases "the date of this Agreement," "the date hereof" and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        Section 10.4    Company Disclosure Letter.     Any matter disclosed in a particular section of the Company Disclosure Letter shall, should it be apparent on its face that it is also applicable to any other paragraph or section of the Agreement, but only if such applicability would be readily apparent to a reasonable person who has read that disclosure without any independent knowledge on the part of the reader regarding the matter(s) so disclosed, be considered disclosed with respect to such other paragraph or Section of the Agreement. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

[Signatures on Following Page.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

FP-EF HOLDING CORPORATION
By:	/s/ ASHUTOSH AGRAWAL
	Name:	Ashutosh Agrawal
	Title:	President
FP-EF CORPORATION
By:	/s/ ASHUTOSH AGRAWAL
	Name:	Ashutosh Agrawal
	Title:	President
EF JOHNSON TECHNOLOGIES, INC.
By:	/s/ MICHAEL E. JALBERT
	Name:	Michael E. Jalbert
	Title:	Chairman, CEO and President

ANNEX B

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

        This Amendment, dated as of June 19, 2010 (this "Amendment"), to the Agreement and Plan of Merger, dated as of May 15, 2010 (the "Merger Agreement"), by and among FP-EF Holding Corporation, a Delaware corporation ("Parent"), FP-EF Corporation, a Delaware Corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and EF Johnson Technologies, Inc., a Delaware corporation (the "Company"), is entered into by the Company, Parent and Merger Sub.

        WHEREAS, Section 9.1 of the Merger Agreement permits the parties to amend the Merger Agreement by execution of an instrument in writing signed by each of Parent, Merger Sub and the Company; and

        WHEREAS, each of Parent, Merger Sub and the Company desires to amend the Merger Agreement as provided herein.

        NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, Parent, Merger Sub and the Company hereby agree as follows:

        1.    Amendment of Section 2.1(a) of the Merger Agreement.     Section 2.1(a) of the Merger Agreement is amended to replace the reference to "$1.05" with "$1.50."

        2.    Amendment of Preamble to Article III.     The Preamble to Article III of the Merger Agreement is amended and restated in its entirety to read as follows:

          "Except as disclosed in the letter from the Company, dated as of June 19, 2010, addressed to Parent and Merger Sub (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub as follows:"

        3.    Amendment of Section 3.15(a) of the Merger Agreement.     Section 3.15(a) of the Merger Agreement is amended and restated in its entirety to read as follows:

          "(a)    (i) The Company or one of its Subsidiaries exclusively owns all right, title, and interest in, or has the valid right to use, pursuant to a license, in each case, free and clear of all Encumbrances except nonexclusive licenses to customers entered into in the ordinary course of business, all Intellectual Property used in or otherwise required to operate the Company's business as presently conducted (the "Company Intellectual Property"), and (ii) Section 3.15 of the Company Disclosure Letter lists all registrations and applications for Intellectual Property owned by the Company or one of its Subsidiaries. As of the date hereof, (x) the Company has not received any written notice of any actual or threatened Actions alleging a violation, misappropriation or infringement of the Intellectual Property of any other Person, except for any of the foregoing that have since been resolved, (y) the operation of the business of the Company as currently conducted and as conducted during the prior seven (7) years does not violate, misappropriate or infringe the Intellectual Property of any other Person, and (z) the Company has not commenced or given written notice of any actual or threatened actions alleging a violation, misappropriation or infringement of the Intellectual Property of the Company or any of its Subsidiaries, and to the Knowledge of the Company, no other Person has violated, misappropriated or infringed any material Intellectual Property owned by the Company or any of its Subsidiaries."

        4.    Amendment of Section 3.15(b) of the Merger Agreement.     Section 3.15(b) of the Merger Agreement is amended and restated in its entirety to read as follows:

          "(b)    Except as set forth in Section 3.15(b) of the Company Disclosure Letter, with respect to material Company Intellectual Property owned by the Company or its Subsidiaries, all such Company Intellectual Property is subsisting and no such Company Intellectual Property is scheduled to expire within five (5) years from the date of this Agreement or is subject to any outstanding Order restricting its use or adversely affecting, in any material respect, the rights to the Company or any of its Subsidiaries thereto and with respect to material Company Intellectual Property owned by a third party and licensed to or otherwise used by the Company or its Subsidiaries, Company's (and its Subsidiaries') right to use such Company Intellectual Property is not scheduled to expire or terminate within five (5) years from the date of this Agreement."

        5.    Amendment of Section 3.15 of the Merger Agreement.     Section 3.15 of the Merger Agreement is amended and supplemented to add the following language as a new subsection (g) thereof:

          "(g)    All material information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary to the conduct of the business of the Company (collectively, "Company IT Systems") are in all material respects in good working condition to effectively perform all information technology operations necessary to conduct the business of the Company. The Company has not experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the Company IT Systems. The Company has taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Company (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of the business of the Company."

        6.    Amendment of Section 3.18 of the Merger Agreement.     Section 3.18 of the Merger Agreement is amended and restated in its entirety to read as follows:

          "Fairness Opinion     The Company Board has received the written opinion (or an oral opinion to be confirmed in writing, a copy of which will be provided to Parent upon receipt thereof by the Company) of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated as of June 19, 2010, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Common Stock is fair from a financial point of view to such holders."

        7.    Amendment of Section 3.26(e) of the Merger Agreement.     Section 3.26(e) of the Merger Agreement is amended and restated in its entirety to read as follows:

          "(e)    in each case in which the Company or any Company Subsidiary has delivered or otherwise provided any technical data, software, libraries, utilities, tools or other computer or program code in any form, including source code and object code form or other Intellectual Property to any Governmental Entity in connection with any Government Contract, (i) the Company or such Subsidiary has provided such technical data, computer software and other Intellectual Property solely as a "commercial item" pursuant to the Company's commercial terms and conditions; and (ii) all such technical data, computer software and other Intellectual Property are marked in accordance with the relevant marking instructions and with the correct legend prescribed by applicable Law, in each case in a manner that is sufficient to protect and preserve the rights of the Company or any Company Subsidiary in and to such technical data, computer software and other Intellectual Property to the fullest extent provided for by applicable Law."

        8.    Amendment of Section 6.4 of the Merger Agreement.     Section 6.4 of the Merger Agreement is amended and restated in its entirety to read as follows:

          "Notification of Certain Matters.     (a) Subject to applicable Law, the Company shall give prompt notice to Merger Sub and Parent, and Merger Sub and Parent shall give prompt notice to the Company of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (ii) any condition to the Merger to be unsatisfied at the Effective Time and (b) any material failure of the Company, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or representative of the Company, Merger Sub or Parent as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice.

          (b)    The Company shall keep Parent informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with Parent and Parent's Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators)."

        9.    Amendment of Section 6.11 of the Merger Agreement.     Section 6.11 of the Merger Agreement is amended and restated in its entirety to read as follows:

          Transaction Expenses.    Section 6.11 of the Company Disclosure Letter sets forth the Company's good faith estimate of its out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by the Company or its Subsidiaries, or on their behalf, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Merger and the other Transactions, including, without limitation, in connection with any Acquisition Proposals, and not paid prior to the date of this Agreement (collectively, the "Transaction Expenses"). Three (3) Business Days prior to the Closing Date, the Company shall provide Parent with a good faith estimate of the Transaction Expenses (whether paid or unpaid), which estimate of aggregate Transaction Expenses (i) shall be certified as complete and correct by the Chief Financial Officer of the Company, and (ii) will include such documentation supporting such estimate as may be reasonably requested by Parent (including copies of invoices and payoff letters) (the "Transaction Expense Certification").

        10.    Amendment of Section 7.2(i) of the Merger Agreement.     Section 7.2(i) of the Merger Agreement is amended to replace the reference to "$2,200,000" with "3,250,000 (computed in accordance with Section 6.11 of the Company Disclosure Schedule, including the limitations specified therein)."

        11.    Amendment of Section 8.2(b)(i) of the Merger Agreement.     Section 8.2(b)(i) of the Merger Agreement is amended to replace the reference to "$1,000,000" with "$1,500,000."

        12.    Amendment of Section 8.2(b)(ii) of the Merger Agreement.     Section 8.2(b)(ii) of the Merger Agreement is amended to replace the reference to "after the date of this Agreement" with "after June 19, 2010" and by adding, immediately after the word "stockholders" in subclause (B) thereof, "(it being agreed that any new or reaffirmed Acquisition Proposal so announced or communicated by a person who may have made an Acquisition Proposal prior to June 19, 2010, shall be considered an Acquisition Proposal for the purposes hereof)."

        13.    Amendment of Section 8.2(b)(iii) of the Merger Agreement.     Section 8.2(b)(iii) of the Merger Agreement is amended to replace the reference to "after the date of this Agreement" with "after

June 19, 2010" and by adding, immediately after the word "stockholders" in subclause (B) thereof, "(it being agreed that any new or reaffirmed Acquisition Proposal so announced or communicated by a person who may have made an Acquisition Proposal prior to June 19, 2010, shall be considered an Acquisition Proposal for the purposes hereof)."

        14.    Amendment of Section 8.2(c) of the Merger Agreement.     Section 8.2(c) of the Merger Agreement is amended to replace the reference to "$2,000,000" with "$3,500,000."

        15.    Amendment of Section 9.4 of the Merger Agreement.     Section 9.4 of the Merger Agreement is amended to replace the reference to "(937) 819-0201" with "(972) 819-0201."

        16.    Preparation of Proxy Statement.     The Company agrees to use its reasonable best efforts to file with the SEC the Proxy Statement within four (4) Business Days of execution of this Amendment.

        17.    Representations and Warranties.     Each of the Company, Parent and Merger Sub represents and warrants that (i) it has the corporate power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly and validly authorized by all necessary action of its Board of Directors and, with respect to the Company, the Company's Board of Directors has unanimously approved this Amendment, and (iii) this Amendment has been duly and validly executed and delivered and, assuming due authorization and execution by the other parties hereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

        18.    Defined Terms.     Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.

        19.    No Other Modification.     The Merger Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

        20.    Governing Law.     This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

        21.    Counterparts.     This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

FP-EF HOLDING CORPORATION
By:	/s/ ASHUTOSH AGRAWAL
	Name:	Ashutosh Agrawal
	Title:	President
FP-EF CORPORATION
By:	/s/ ASHUTOSH AGRAWAL
	Name:	Ashutosh Agrawal
	Title:	President
EF JOHNSON TECHNOLOGIES, INC.
By:	/s/ MICHAEL E. JALBERT
	Name:	Michael E. Jalbert
	Title:	Chairman, CEO and President

ANNEX C

June 19, 2010

Board of Directors
EF Johnson Technologies, Inc.
1440 Corporate Drive
Irving, Texas 75038

Dear Members of the Board of Directors:

        We understand that FP-EF Holding Corporation ("Acquiror"), FP-EF Corporation, a wholly-owned subsidiary of the Acquiror ("Merger Sub"), and EF Johnson Technologies, Inc. (the "Company") entered into an Agreement and Plan of Merger dated May 15, 2010 (the "Original Merger Agreement") and propose to enter into an Amendment to Agreement and Plan of Merger (the "Amendment," and the Original Merger Agreement, as amended, the "Merger Agreement") pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Transaction") and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the effective time of the Transaction (other than shares of Company Common Stock owned by Acquiror or any direct or indirect wholly-owned subsidiary of Acquiror or by any holder who is entitled to demand and properly demands and perfects such holder's appraisal rights) will be converted into the right to receive $1.50 in cash, without interest (the "Merger Consideration").

        You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Transaction pursuant to the Merger Agreement is fair to such holders from a financial point of view.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the Original Merger Agreement and the draft of the Amendment received from the Company on June 19, 2010;

  2.
  reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  3.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal year ending 2010 (the "Financial Projections"), (b) a liquidity analysis prepared by management of the Company (the "Liquidity Analysis") and (c) a contingency analysis prepared by management of the Company (the "Contingency Analysis");

  4.
  spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters, including such management's views of the operational and financial risks and uncertainties attendant with not pursuing the Transaction;

  5.
  compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

  6.
  considered the publicly available financial terms of certain transactions that we deemed to be relevant;

  7.
  reviewed the current and historical market prices and trading volume for certain of the Company's publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant;

  8.
  reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

  9.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

        Management of the Company has advised us that (a) the Financial Projections assume, among other things, that the Company will be able to refinance its outstanding indebtedness under its existing loan agreement with Bank of America, N.A. (the "Loan Agreement"), which expires on August 31, 2010, or to otherwise obtain sufficient financing to enable it to achieve the results projected therein and that management believes that, absent such additional financing, it is highly unlikely that the Company could realize such Financial Projections, (b) it believes that Bank of America, N.A. will not renew the Loan Agreement with the Company, (c) the Company anticipates that it will not have sufficient cash on hand to pay amounts when due under the Loan Agreement without dedicating all or substantially all of its cash flows from operations to the payment of such indebtedness, thereby substantially reducing the funds available for operations, working capital, capital expenditures, research and development, sales and marketing materials and general corporate or other purposes, and (d) if the Company is unable to consummate the Transaction, the Company's financial and operational viability will be uncertain, and there is substantial doubt about the Company's ability to continue as a going concern.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that (i) the Financial Projections and Liquidity Analysis reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and (ii) the Contingency Analysis reviewed by us reflects such management's best good faith judgment of expected conditions and the Company's expected course of action if the Transaction is not consummated, and we express no opinion with respect to such projections, analyses or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Amendment will not differ in any respect from the draft of the Amendment identified above. The Company has informed us that financial projections that reflect the best currently available estimates and judgments of the management of the Company as to the future financial results and condition of the Company exist only through December 31, 2010. As a result, in reaching our conclusions hereunder, we did not perform a discounted cash flow analysis. In addition, we performed a comparable public companies analysis and a comparable transaction analysis for the twelve months ended March 31, 2010, but the results of such analyses were not meaningful due to the Company's negative operating results for such period.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors of the Company or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

        This Opinion is furnished for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of the Company, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

        In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

        Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to certain affiliates of Francisco Partners Management LLC, an affiliate of the Acquiror ("Francisco Partners"), for which Houlihan Lokey and such affiliates have received compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Francisco Partners or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Francisco Partners or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may have been adverse to, Francisco Partners, other participants in the Transaction or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

        We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. We previously received a fee for rendering our opinion dated May 15, 2010 in connection with the Original Merger Agreement. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

        We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Transaction pursuant to the Merger Agreement is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
AUGUST 11, 2010
10:00 a.m. CDT

Omni Mandalay Hotel at Las Colinas

221 East Las Colinas Boulevard

Irving, Texas 75039

EF Johnson Technologies, Inc.

1440 Corporate Drive

Irving, TX 75038	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on August 11, 2010.

The undersigned stockholder(s) of EF Johnson Technologies, Inc., a Delaware corporation (the “Company”), hereby appoints Michael E. Jalbert and Jana Ahlfinger Bell, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039 on August 11, 2010, at 10:00 a.m., local time, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the proposal to adopt the merger agreement, and FOR the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
 PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    INTERNET-www.eproxy.com/efji

Use the Internet to vote your proxy until 12:00 p.m. (CT) on August 10, 2010.

   PHONE - 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on August 10, 2010.

   MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors recommends that the stockholders vote FOR the proposal to adopt the merger agreement, and FOR the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.  Please review carefully the Proxy Statement delivered with this Proxy.

1. Adoption of Merger Agreement. To adopt the Agreement and Plan of Merger, dated as of May 15, 2010, by and among FP-EF Holding Corporation, an affiliate of Francisco Partners II, L.P., FP-EF Corporation, a wholly-owned direct subsidiary of FP-EF Holding Corporation and EF Johnson Technologies, Inc., as amended by that Amendment to Agreement and Plan of Merger, dated June 19, 2010

☐ For	☐ Against	☐ Abstain

2.              Adjournment. To adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger..

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date .

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.